SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                           FILED BY THE REGISTRANT |X|

                 FILED BY A PARTY OTHER THAN THE REGISTRANT | |
                        --------------------------------
                           CHECK THE APPROPRIATE BOX:

                         |X| PRELIMINARY PROXY STATEMENT
                | | CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY
                       (AS PERMITTED BY RULE 14A-6(E)(2))
                         | | DEFINITIVE PROXY STATEMENT
                       | | DEFINITIVE ADDITIONAL MATERIALS
        | | SOLICITING MATERIAL PURSUANT TO RULE 14A-11(C) OR RULE 14A-12


                               NORSTAR GROUP, INC.
                        --------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

               PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

                              |X| NO FEE REQUIRED.

             | | FEE COMPUTED ON TABLE BELOW PER EXCHANGE ACT RULES

                              14A-6(I)(1) AND 0-11.

       1) TITLE OF EACH CLASS OF SECURITIES TO WHICH TRANSACTION APPLIES:

        2) AGGREGATE NUMBER OF SECURITIES TO WHICH TRANSACTION APPLIES:

      3) PER UNIT PRICE OR OTHER UNDERLYING VALUE OF TRANSACTION COMPUTED PURSUANT TO EXCHANGE ACT RULE 0-11 (SET FORTH THE AMOUNT ON WHICH THE
           FILING FEE IS CALCULATED AND STATE HOW IT WAS DETERMINED):

               4) PROPOSED MAXIMUM AGGREGATE VALUE OF TRANSACTION:

                               5) TOTAL FEE PAID:

               | | FEE PAID PREVIOUSLY WITH PRELIMINARY MATERIALS:

     | | CHECK BOX IF ANY PART OF THE FEE IS OFFSET AS PROVIDED BY EXCHANGE
      ACT RULE 0-11(A)(2) AND IDENTIFY THE FILING FOR WHICH THE OFFSETTING FEE WAS PAID PREVIOUSLY. IDENTIFY THE PREVIOUS FILING BY REGISTRATION
statement number, or the form or schedule and the date of its filing.

     1)   Amount previously paid:

     2)   Form, Schedule or Registration Statement No.:

     3)   Filing Party:

     4)   Date Filed: _

                                   PRELIMINARY COPY

                                  NORSTAR GROUP, INC.
                           4101 RAVENSWOOD RD., SUITE 128
                            FORT LAUDERDALE, FL 33312
                                   (954) 772-0240

                     NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

     A special meeting of the stockholders of NorStar Group, Inc., a Utah corporation, will be held at the Westin Hotel, 400 Corporate Drive, Fort Lauderdale, Florida 33312, on December _, 2003, at 10:00 a.m., local time, for the following purposes:

     1. To amend our Amended Articles of Incorporation, in the manner set forth in Annex A to the attached proxy statement, to effect a reverse split of our issued and outstanding common stock at an exchange ratio of 1:24.852732;

     2. To approve the Agreement and Plan of Reorganization between NorStar Group, Inc. and Gaming & Entertainment Group, Inc. and the share exchange between the two companies contemplated therein;

     3. To amend our Amended Articles of Incorporation, in the manner set forth in Annex A to the attached proxy statement, to change the name of the corporation to Gaming & Entertainment Group, Inc.;

     4. To elect two new directors to serve on our Board of Directors. The directors will serve for a period of two years and until his successor is elected and qualified; and

     5. To transact any other business as may properly come before the meeting or at any adjournment thereof.

Our board of directors has fixed the close of business on October 31, 2003 as the record date for determining stockholders entitled to notice of, and to vote at, the meeting. Only stockholders of record at the close of business on October 31, 2003, 2003 will be entitled to notice of, and to vote at, the special meeting of the stockholders. A list of stockholders eligible to vote at the meeting will be made available for inspection at the meeting and for a period of 10 days prior to the meeting during regular business hours at our corporate headquarters, 4101 Ravenswood Rd., Suite 128, Fort Lauderdale, Florida, 33312.

     All of our stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the special meeting of stockholders, your proxy vote is important. To ensure your representation at the meeting, please sign and date the enclosed proxy card and return it promptly in the enclosed envelope, which requires no additional postage if mailed in the United States. Should you receive more than one proxy because your shares are registered in different names or addresses, each proxy should be signed and returned to ensure that all of your shares will be voted. You may revoke your proxy at any time prior to the meeting. If you attend the meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the meeting will be counted.

                             YOUR VOTE IS IMPORTANT

IF YOU ARE UNABLE TO BE PRESENT PERSONALLY, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY, WHICH IS BEING SOLICITED BY THE BOARD OF DIRECTORS, AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. ALTERNATIVELY, YOU MAY FAX YOUR PROXY TO
(413) 723-2141.

                             By order of the board of directors,


                             ---------------------------------------------------
                             JAY SANET
                             Chief Executive Officer and Chief Financial Officer


DECEMBER__, 2003

                                PRELIMINARY COPY

                               NORSTAR GROUP, INC.
                         4101 RAVENSWOOD RD., SUITE 128
                         FORT LAUDERDALE, FLORIDA 33312
                                 (954) 772-0240

                                 PROXY STATEMENT

SUMMARY TERM SHEET

This summary highlights selected information from this Proxy Statement and may not contain all of the information that is important to you. To better understand the terms and conditions of the reverse stock split, the Agreement and Plan of Reorganization and share exchange between NorStar Group, Inc. and Gaming & Entertainment Group, Inc., and the amendment to our Articles of Incorporation, you should carefully read this entire document, its appendices and the other documents to which we refer.

GENERAL

     o Time and Place of Special Meeting: Westin Hotel, 400 Corporate Drive, Fort Lauderdale, Florida 33312, on December _, 2003, at 10:00 a.m., local time (See cover page, Notice of Special Meeting of Shareholders).

     o Record Date for the Meeting: You can vote at the special meeting if you owned our common stock at the close of business on October 31, 2003 (See page 4).

     o Record Date for the Reverse Stock Split: The 1:24.852732 reverse stock split will apply to those holders of our common stock of record on December , 2003.

     o Proposals to be Voted Upon: We are proposing a reverse stock split of 1:24.852732, to approve the Agreement and Plan of Reorganization with Gaming & Entertainment Group, Inc., to amend our articles of incorporation to change our name to Gaming & Entertainment Group, Inc., and to appoint Tibor N. Vertes and Gregory L. Hrncir to our board of directors (See cover page, Notice of Special Meeting of Shareholders and pages 5-16).

     o Required Vote: Approval of each of the proposals will require the affirmative vote of the holders of a majority of all of the votes entitled to be cast by the holders of our common stock (See page 4).

     o How to Vote Your Shares: Complete, date and sign the enclosed proxy card and mail it in the enclosed return envelope as soon as possible, so that your shares may be represented at the special meeting. In order to assure that your vote is obtained, please send us your completed, dated and signed proxy even if you currently plan to attend the special meeting in person. You may also vote via facsimile by faxing your signed proxy card to us at 413-723-2141 (See pages 4 and 18).

     o How to Revoke Your Proxy: You may revoke your proxy at any time prior to the special stockholder's meeting by providing written notice of revocation to our Chief Executive Officer, or by attending the meeting and voting in person (See page 4 and page 18).

     o Voting of Shares Held in "Street Name": Your broker will not be permitted, without your instructions, to vote your shares held in street name on the proposals being solicited. You should, therefore, be sure to provide your broker with instructions on how to vote your shares (See page 4).

WHAT IS THE PRINCIPAL PURPOSE OF THE PROPOSED REVERSE STOCK SPLIT?

     o To reduce the number of shares of our outstanding common stock from 34,793,825 to 1,400,000 to allow us to enter into the Agreement and Plan of Reorganization with Gaming & Entertainment Group, Inc. (See page 5).


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

WHAT WILL I RECEIVE IF THE REVERSE STOCK SPLIT IS APPROVED?

If the reverse stock split is approved by the stockholders and implemented:

     o You will receive one share of common stock for each 24.852732 shares you currently hold (See pages 5-6).

     o You will be notified in writing by our transfer agent following the closing requesting you to surrender your certificates for new stock certificates reflecting the reduced number of shares (See page 6).

     o The procedure for this exchange is described in "Procedure For Effecting the Reverse Stock Split" (See page 6).

     o No new certificates representing fractional shares will be issued. Instead, all fractional shares will be rounded up to the nearest whole share (See page 7).

WHAT ARE THE PRINCIPAL TERMS OF THE AGREEMENT AND PLAN OF REORGANIZATION WITH GAMING & ENTERTAINMENT GROUP, INC.?

     o The stockholders of Gaming & Entertainment Group, Inc. will exchange 100% of their common stock for 14,600,000 shares of common stock of NorStar Group, Inc. We will have 16,000,000 shares of common stock outstanding following the closing, with our current stockholders holding 1,400,000 shares of common stock (See page 5 and 8).

     o The holders of all outstanding options and warrants to purchase shares of common stock of Gaming & Entertainment Group, Inc. will exchange their options and warrants for an identical number of options and warrants to purchase shares of our common stock. The exercise terms of the options and warrants will remain identical (See page 5 and 8).

     o We will change our name to Gaming & Entertainment Group, Inc. (See pages 5 and 8).

     o Gaming & Entertainment Group, Inc will pay no cash consideration to us (See page 8).

     o We will assume the assets and liabilities of Gaming & Entertainment Group, Inc. (See Appendices C and F).

     o Tibor N. Vertes and Gregory L. Hrncir will be appointed to our board of directors. The management team of Gaming & Entertainment Group, Inc. will become our management team following the closing (See page
          15).

     o Following the closing, our common stock will continue to be traded on the Over The Counter Bulletin Board. A new stock symbol will be procured immediately following the closing.

WHAT ARE THE ADVANTAGES AND DISADVANTAGES OF THE REVERSE STOCK SPLIT AND THE APPROVAL OF THE AGREEMENT AND PLAN OF REORGANIZATION?

     o Advantages. Assuming all other proposals submitted to a vote of our stockholders are approved, the reverse stock split will allow us to effect the contemplated transactions with Gaming & Entertainment Group, Inc. Gaming and Entertainment Group is an operational company with significant business opportunities in the United States, Canadian and European gaming markets. Alternatively, we do not have an ongoing business (See pages 11-14 and Appendices C and F).

     o Disadvantages. The number of shares held by you will be significantly reduced. Such reduction in the number of shares held by you may not be offset by a corresponding increase in share price (See page 5).

OTHER EFFECTS OF APPROVING THE PROPOSALS.

     o If all the proposals are approved and the transactions contemplated are consummated, we will remain incorporated in Utah, but our headquarters will be relocated to Las Vegas, Nevada and we will have additional offices in Sydney, Australia, and London, United Kingdom. Our Ft. Lauderdale, Florida office will be closed. The business, jobs, number of employees, taxes payable, assets, liabilities and net worth will be consolidated with Gaming & Entertainment Group, Inc. We will also have one wholly owned subsidiary, Gaming & Entertainment Technology Pty Ltd., an Australia corporation, which will handle all of our research and development efforts (See pages 11-14).

EFFECT OF NOT APPROVING EACH OF THE PROPOSALS.

     o If any of the proposals fail to obtain the vote required for approval, the transaction contemplated with Gaming & Entertainment Group, Inc. will not be consummated (See page 4).

WHAT ARE THE TAX IMPLICATIONS OF THE REVERSE STOCK SPLIT?

     o You will receive one share of common stock for each 24.852732 shares held by you. The reverse stock split will not, however, be a taxable event for you. In addition, your aggregate tax basis in your shareholdings will remain the same following the reverse stock split and the transactions contemplated (See page 7).

     o Tax Effects of the Reorganization: We believe that the reincorporation will be tax-free to our stockholders and you will be entitled to the same aggregate tax basis. Given that each person's tax situation is different, we suggest that you consult with your personal tax advisor regarding the tax effects of the transactions contemplated (See page
          7).

HOW WILL THE ARTICLES OF INCORPORATION BE AMENDED?

     o Our Amended Articles of Incorporation will be amended to reflect the reverse stock split and the change of our name to Gaming & Entertainment Group, Inc. (See page 19 - Annex A).

WHAT CONFLICTS OF INTEREST EXIST?

     o No conflicts of interest exist in the transactions contemplated. Additionally, while no special committee of independent directors was appointed to consider the transactions contemplated, the terms of the proposed reverse stock split, the Agreement and Plan of Reorganization, the amendment to the Articles of Incorporation, and the appointment of Tibor N. Vertes and Gregory L. Hrncir to the board of directors, our Board of Directors did consider alternatives and the fairness of the proposed reverse stock split and recommends the adoption of each of the proposals being submitted to the stockholders.

DO I HAVE APPRAISAL OR DISSENTER'S RIGHTS?

     o Under Utah law, you do not have the right to demand the appraised value of your shares (dissenter's rights) if you vote against the proposed transactions (See page 7).

CHANGES IN SHAREHOLDER RIGHTS

     o Other than the reduction in shares of common stock contemplated by the reverse stock split, following the closing of the transaction with Gaming & Entertainment Group, Inc., your rights as a stockholders will remain the same. (See page 6).

RECOMMENDATION OF OUR BOARD OF DIRECTORS.

     o Our Board of Directors recommends that you vote "For" each of the proposals on the ballot.

WHO SHOULD YOU CALL WITH QUESTIONS?

     o If you have any questions, you may contact Jay Sanet, Chief Executive Officer, at (954)772-0240.

                               GENERAL INFORMATION

SOLICITATION OF PROXIES. This proxy statement is being furnished to the stockholders of NorStar Group, Inc., a Utah corporation, in connection with the solicitation of proxies by our board of directors for use at our special meeting of stockholders to be held at the Westin Hotel, 400 Corporate Drive, Fort Lauderdale, Florida, 33312, at 10:00 a.m., local time, on December___, 2003, or at any adjournment thereof. A copy of the notice of meeting accompanies this proxy statement. It is anticipated that the mailing of this proxy statement will commence on December , 2003.

COST OF SOLICITATION. We will bear the costs of soliciting proxies. In addition to the use of the mails, we may solicit proxies by telephone, telegram, facsimile, cable or personal contact. Upon request, we will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of shares of our common stock.

OUTSTANDING VOTING SHARES. Only stockholders of record at the close of business on October 31, 2003, the record date for the meeting, will be entitled to notice of and to vote at the meeting. On the record date, we had 34,793,825 outstanding shares of common stock, par value $.01 per share, which are our only securities entitled to vote at the meeting, each share being entitled to one vote.

VOTE REQUIRED FOR APPROVAL. Shares of common stock will vote with respect to the proposals set forth in this proxy statement. Under our Bylaws, Proposals 1, 2, 3 and 4 require the affirmative vote of a majority of the votes eligible to be voted by holders of shares represented at the Special Meeting in person or by proxy. With respect to Proposals 1, 2, 3 and 4, a stockholder in favor or against the respective Proposals may cast votes, or a stockholder may elect to abstain. Since votes withheld and abstentions will be counted for quorum purposes and are deemed to be present for purposes of the respective proposals, they will have the same effect as a vote against each matter.

Under the NASD Rules of Fair Practice, brokers who hold shares in street name have the authority, in limited circumstances, to vote on certain items when they have not received instructions from beneficial owners. A broker will only have such authority if (i) the broker holds the shares as executor, administrator, guardian, trustee or in a similar representative or fiduciary capacity with authority to vote or (ii) the broker is acting under the rules of any national securities exchange of which the broker is also a member. Broker abstentions or non-votes will be counted for purposes of determining the presence or absence of a quorum at the meeting. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, but broker non-votes are not counted for purposes of determining whether a proposal has been approved.

VOTING YOUR PROXY. Proxies in the accompanying form, properly executed and received by us prior to the Special Meeting and not revoked, will be voted as directed. In the absence of direction from the stockholder, properly executed proxies received prior to the Special Meeting will be voted FOR Proposals 1, 2, 3 and 4. You may revoke your proxy by giving written notice of revocation to our Chief Executive Officer at any time before it is voted, by submitting a later-dated proxy or by attending the Special Meeting and voting your shares in person. Stockholders are urged to sign and date the enclosed proxy and return it as promptly as possible in the envelope enclosed for that purpose.

                                  PROPOSAL ONE:

                        AMENDMENT TO OUR AMENDED ARTICLES
                   OF INCORPORATION TO EFFECT A REVERSE SPLIT
                               OF OUR COMMON STOCK

You are being asked to vote upon an amendment to our Amended Articles of Incorporation which would authorize our board of directors to effect a reverse split of all outstanding shares of our common stock at an exchange ratio of 1:24.852732.

The form of amendment to our Amended Articles of Incorporation to effect the proposed reverse stock split is attached to this proxy statement as Annex A. If the reverse stock split is approved, the number of issued and outstanding shares of common stock would be reduced in accordance with the exchange ratio for the reverse stock split. The par value of the common stock would remain unchanged at $.01 per share and the number of authorized shares of common stock would remain unchanged. The reverse stock split will become effective upon the filing of the amendment to our Amended Articles of Incorporation with the Utah Secretary of State and upon commencement of trading of our stock under the new stock symbol that will be assigned by the NASD.

     REASONS FOR THE REVERSE STOCK SPLIT

By effecting a reverse split of our common stock, we will significantly reduce the number of shares outstanding. As of October 31, 2003, there were 34,793,825 outstanding shares of common stock. If the reverse stock split is approved, there will be 1,400,000 shares of common stock outstanding.

A vote on the reverse split is being sought in conjunction with the recent execution of an Agreement and Plan of Reorganization (the "Agreement") with Gaming & Entertainment Group, Inc., a Nevada corporation ("G&EG"). The Board of Directors of NorStar and G&EG have approved the Agreement. The Agreement is expressly subject to approval of the reverse stock split by a majority of the NorStar common stockholders. The Agreement provides that G&EG will exchange 100% of its issued and outstanding capital stock for 14,600,000 shares of common stock of NorStar. Following the close of the transaction with G&EG, there will be 16,000,000 shares of common stock issued and outstanding. All issued and outstanding options and warrants to purchase shares of common stock of G&EG will be exchanged for an identical number of options and warrants to purchase shares of common stock of NorStar. The exercise terms for such options and warrants will remain identical. G&EG will pay no cash consideration to NorStar. Following the closing, NorStar will continue to be publicly traded and quoted on the Over The Counter Bulletin Board. A new stock symbol will be obtained following the close of the transaction.

G&EG is a supplier of server-based gaming systems and networked interactive electronic bingo games for the Class II Indian gaming market in the United States as well as the Canadian gaming market. G&EG designs and develops gaming systems, software, game content and networks to offer a comprehensive gaming system. In conjunction with a major UK-based strategic partner, G&EG also supplies its server-based gaming system and game content library to the Amusement With Prize (AWP) gaming market in the United Kingdom and throughout Europe. In addition, G&EG develops and licenses its comprehensive government accredited online gaming system to major U.S. casino operators for utilization outside of the United States.

     CERTAIN EFFECTS OF THE REVERSE STOCK SPLIT

The immediate effects of a reverse stock split would be to reduce the number of shares of common stock outstanding and to increase the trading price of our common stock. However, the effect of any reverse stock split upon the market price of our common stock cannot be predicted, and the history of reverse stock splits for companies in similar circumstances is widely varied. We cannot assure you that the trading price of our common stock after the reverse stock split will rise in exact proportion to the reduction in the number of shares of our common stock outstanding as a result of the reverse stock split. Also, as stated above, we cannot assure you that a reverse stock split will lead to a sustained increase in the trading price of our common stock, or improve the marketability of NorStar. The trading price of our common stock may change due to a variety of other facts, including our operating results, other factors related to our business and general market conditions.

The following table reflects the number of shares of common stock that would be outstanding as a result of the proposed reverse stock split, and the approximate percentage reduction in the number of outstanding shares, based on 34,793,825 shares of common stock outstanding as of the record date for the special meeting of stockholders: _

Proposed Reverse         Percentage               Shares of Common Stock
Stock Split Ratio        Reduction                to be Outstanding
-----------------        ----------               ----------------------
1:24.852732                95.98%                     1,400,000


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

The resulting decrease in the number of shares of our common stock outstanding could potentially impact the liquidity of our common stock on the Over-the-Counter Bulletin Board, especially in the case of larger block trades.

     EFFECTS ON OWNERSHIP BY INDIVIDUAL STOCKHOLDERS

If the common stock is reverse split, the number of shares held by each stockholder would be reduced by multiplying the number of shares held immediately before the reverse stock split by the exchange ratio, and then rounding up to the nearest whole share. We will issue one whole share to each stockholder in lieu of any fractional interest in a share to which each stockholder would otherwise be entitled as a result of the reverse stock split, as described in further detail below. The reverse stock split will affect our common stock uniformly and will not affect any stockholder's percentage ownership interests in our company or proportionate voting power, except to the extent that interests in fractional shares would be paid in whole shares.

     EFFECT ON OPTIONS, WARRANTS AND OTHER SECURITIES

In addition, all outstanding options, warrants and other securities entitling holders to purchase shares of our common stock, if any, will be adjusted as a result of the reverse stock split, as required by the terms of these securities. In particular, the conversion ratio for each instrument would be reduced, and the exercise price, if applicable, would be increased in accordance with the terms of each instrument and based on the exchange ratio of the reverse stock split. Also, the number of shares reserved for issuance under our existing stock option and employee stock purchase plans would be reduced proportionally based on the exchange ratio of the reverse stock split. None of the rights currently accruing to holders of the common stock, options, warrants or other securities convertible into common stock would be affected by the reverse stock split.

     OTHER EFFECTS ON OUTSTANDING SHARES

The rights and preferences of the outstanding shares of common stock would remain the same after the reverse stock split. Each share of common stock issued pursuant to the reverse stock split would be fully paid and nonassessable.

The reverse stock split will result in some stockholders owning "odd-lots" of less than 100 shares of common stock. Brokerage commissions and other costs of transactions in odd lots are generally higher than the costs of transactions in "round-lots" of even multiples of 100 shares.

The common stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). As a result, we are subject to the periodic reporting and other requirements of the Exchange Act. The proposed reverse stock split would not affect the registration of the common stock.

     PROCEDURE FOR EFFECTING THE REVERSE STOCK SPLIT

The reverse stock split will be accomplished by filing the appropriate amendment to our Amended Articles of Incorporation with the Utah Secretary of State. The reverse stock split will become effective upon the filing of the amendment to our Amended Articles of Incorporation with the Utah Secretary of State and upon commencement of trading of our stock under a new stock symbol that will be assigned by the NASD.

As of the effective date of the reverse stock split, each certificate representing shares of our common stock before the reverse stock split would be deemed, for all corporate purposes, to evidence ownership of the reduced number of shares of common stock resulting from the reverse stock split, except that holders of unexchanged shares would not be entitled to receive any dividends or other distributions payable by us after the effective date until they surrender their old stock certificates for exchange. All options, warrants, convertible debt instruments and other securities would also be automatically adjusted on the effective date.

Our transfer agent will act as the exchange agent for purposes of implementing the exchange of stock certificates. As soon as practicable after the effective date, stockholders and holders of securities convertible into our common stock will be notified of the effectiveness of the reverse split. Stockholders of record will receive a letter of transmittal requesting them to surrender their stock certificates for new stock certificates reflecting the adjusted number of shares as a result of the reverse stock split. Persons who hold their shares in brokerage accounts or "street name" will not be required to take any further actions to effect the exchange of their certificates. No new certificates will be issued to a stockholder until the stockholder has surrendered the stockholder's outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Until surrender, each certificate representing shares before the reverse stock split will continue to be valid and will represent the adjusted number of shares of the reverse stock split, rounded up to the nearest whole share. Stockholders should not destroy any stock certificate and should not submit any certificates until they receive a letter of transmittal from our transfer agent.


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

     FRACTIONAL SHARES

We will not issue fractional shares in connection with the reverse stock split. Instead, any fractional share resulting from the reverse stock split will be rounded up to the nearest whole share. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the exchange ratio will instead receive a whole share upon surrender to the exchange agent of the certificates and a properly completed and executed letter of transmittal.

     NO DISSENTERS' RIGHTS

No dissenters' rights are available under the Utah Revised Business Corporation Act or under our Amended Articles of Incorporation or bylaws to any stockholder who dissents on the proposals described herein.

     ACCOUNTING CONSEQUENCES

The par value of our common stock would remain unchanged at $.01 per share after the reverse stock split. Also, our capital account would remain unchanged, and the Company does not anticipate that any other accounting consequences will arise as a result of the reverse stock split.

     FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of material federal income tax consequences of the reverse stock split and does not purport to be complete. It does not contemplate any state, local, foreign or minimum income or other tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, including banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the shares are held as a "capital asset," as defined in the Internal Revenue Code of 1986, as amended (generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of the stockholder. Each stockholder is urged to consult with the stockholder's own tax advisor with respect to the consequences of the reverse stock split.

No gain or loss should be recognized by a stockholder upon the stockholder's exchange of shares pursuant to the reverse stock split. The aggregate tax basis of the shares received in the reverse stock split, including any fraction of a share deemed to have been received, would be the same as the stockholder's aggregate tax basis in the shares exchanged. The stockholder's holding period for the shares would include the period during which the stockholder held the pre-split shares surrendered in the reverse stock split.

Our beliefs regarding the tax consequence of the reverse stock split are not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above. The state and local tax consequences of the reverse stock split may, as to each stockholder, depend upon the state in which he or she resides.

     VOTE REQUIRED

The affirmative vote of the holders of a majority of the outstanding shares of our common stock is required to approve the proposed amendment to our Amended Articles of Incorporation to effect a reverse stock split.

OUR BOARD RECOMMENDS THAT OUR STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE PROPOSED AMENDMENT TO OUR AMENDED ARTICLES OF INCORPORATION TO EFFECT THE PROPOSED REVERSE STOCK SPLIT.

                             PROPOSAL TWO:

                   APPROVAL OF THE AGREEMENT AND PLAN
                  OF REORGANIZATION AND SHARE EXCHANGE
                 WITH GAMING & ENTERTAINMENT GROUP, INC.

     The following information is being provided to our stockholders for their consideration of Proposal Two:

         ITEM 14. MERGERS, CONSOLIDATIONS, ACQUISITIONS AND SIMILAR MATTERS.

         (a)(2) NorStar Group, Inc. ("NorStar") has entered into an Agreement and Plan of Reorganization (the "Agreement") with Gaming & Entertainment Group, Inc. The Agreement is attached as Appendix A. As a result of this Agreement, and upon the affirmative vote of a majority of the common stockholders of NorStar, NorStar will acquire G&EG.

         (b)(1) Summary of the terms of the Agreement.

NorStar will effect a reverse split of its common stock such that its 34,793,825 shares of issued and outstanding common stock will be reduced to 1,400,000 shares, a reverse split of 1:24.852732.

G&EG will exchange 100% of its issued and outstanding common stock for 14,600,000 shares of common stock of NorStar.

G&EG will exchange 100% of its issued and outstanding warrants and options to purchase shares of common stock for an identical number of warrants and options to purchase shares of common stock of NorStar, with all exercise terms remaining identical.

No cash consideration will be paid by G&EG to NorStar.

         (b)(2)   Contact Information.

NorStar Group, Inc., Jay Sanet, Chief Executive Officer, 4101 Ravenswood Rd., Suite 128, Fort Lauderdale, Florida 33312, (954) 772-0240.

Gaming & Entertainment Group, Inc., Gregory L. Hrncir, President, 6094 S. Sandhill Rd., Suite 400, La Vegas, Nevada 89120, (818) 986-1721.

         (b)(3) Business Conducted.

For information regarding NorStar's business, please see Item 1 of NorStar's annual report on Form 10-KSB, for the fiscal year ended December 31, 2002, as filed with the Securities and Exchange Commission on April 15, 2003 and attached as Appendix B.

G&EG is a supplier of server-based gaming systems and networked interactive electronic bingo games to the Indian gaming market in the United States as well as the Canadian gaming market. G&EG designs and develops its own gaming systems, software, game content and networks to offer a comprehensive gaming system. In conjunction with a United Kingdom-based strategic partner, G&EG supplies its server-based gaming system and game content library to the amusement with prize and other gaming markets in the United Kingdom and Europe. In addition, G&EG develops and licenses its comprehensive government accredited online gaming system to major United States and international casino operators for utilization outside of the United States.

         (b)(4) Terms of the transaction.

         (i) A vote on the reverse split is being sought in conjunction with the Agreement such that, following the reverse stock split, the 34,793,825 shares of issued and outstanding common stock will be reduced to 1,400,000 shares of common stock. The Board of Directors of NorStar and G&EG have approved the Agreement, but the Agreement is expressly subject to approval of the reverse stock split by the NorStar stockholders. The Agreement provides that G&EG will exchange 100% of its issued and outstanding capital stock for 14,600,000 shares of common stock of NorStar. The shares issuable to G&EG will be issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended. All such shares issued to G&EG shall have the same voting rights as existing stockholders in that each stockholder is entitled to one vote for each share of stock held. Shares of common stock have no dividend and no pre-emption rights. Following the close of the transaction with G&EG, there will be 16,000,000 shares of common stock issued and outstanding (exclusive of options to purchase 2,262,989 shares of common stock, all at an exercise price of $0.75 per share, and outstanding warrants to purchase 1,426,039 shares of common stock, all at an exercise price of $1.50 per share). All issued and outstanding options and warrants to purchase shares of common stock of G&EG will be exchanged for an identical number of options and warrants to purchase shares of common stock of NorStar. The exercise terms for such options and warrants shall remain identical. G&EG will pay no cash consideration to NorStar. In addition, Tibor N. Vertes and Gregory L. Hrncir will become members of the Board of Directors, and NorStar will change its name to Gaming & Entertainment Group, Inc.

         (ii) No cash or other form of consideration will be paid to the stockholders of NorStar in connection with the Agreement.

         (iii) NorStar believes that the transaction with G&EG fits well with its objective of providing its stockholders with a long-term value opportunity.

         (iv) The board of directors of NorStar has approved this transaction pending stockholder approval of the reverse stock split. Shareholder approval of the transaction is not required, but NorStar has elected to solicit the share exchange to a vote of its stockholders.

         (v) The reverse stock split and the issuance of 14,600,000 shares to G&EG will result in the dilution of the percentage equity interest of our existing shareholders and will result in a change in control of NorStar and the addition of two new members to the board of directors.

         (vi) This transaction will be accounted for as recapitalization.

         (vii) For Federal income tax purposes, the Agreement is intended to constitute as a "plan of reorganization" under Section 368 of the Internal Revenue Code of 1986, as amended.

         (b)(5) Regulatory approvals.

The transaction between NorStar and G&EG is subject to applicable laws and regulations at both the Federal and state level. Regulatory approval from a specific Federal or state authority is not required in connection with the transaction.

         (b)(6) Reports, opinions, appraisals.

         Not applicable.

         (b)(7) Past contacts, transactions or negotiations.

         In May 2003, Gregory L. Hrncir, President of Gaming & Entertainment Group, Inc. ("G&EG") initiated contact with Jay Sanet, President and Chief Executive Officer of NorStar, to inquire as to the possibility of effecting a transaction with NorStar. In early 2003, the Board of Directors of G&EG made a strategic decision to become a publicly traded company to better access the capital markets. Additionally, G&EG was intrigued by NorStar's intellectual property assets, namely as potentially relates to gaming.

Several discussions were had telephonically between Messrs. Hrncir and Sanet during the period late-May 2003 to late-July 2003 as to (i) the future prospects of each company, (ii) the intellectual property assets of each company, (iii) the best way to structure a transaction to allow for, if at all possible, maintenance of the Company's net operating losses, (iv) minimization of the dilutive effect of a transaction to the stockholders of the Company, (v) the capitalization structure of the respective companies, (vi) the 2003 private placement undertaken by G&EG, and (vii) whether stockholder approval had been previously obtained by NorStar for a transaction of the type contemplated between the parties, namely from a proxy statement filed by the Company with the Securities and Exchange Commission in 2001.

On July 30, 2003, G&EG submitted a due diligence request asking for certain documents and other information regarding NorStar, and G&EG provided certain information and documentation to NorStar as requested. Following a thorough review of the due diligence documentation by the parties, a draft letter of intent was circulated by G&EG on August 27, 2003 for consideration by NorStar. Following a series of comments and discussions, and the approval of the respective Board of Directors, the parties entered into a letter of intent on September 10, 2003. On September 12, 2003, the Company issued a press release regarding the execution of the letter of intent and that the Parties were concluding their respective due diligence investigations and anticipated entering into a definitive agreement shortly thereafter.

On September 17, 2003, the Board of Directors of NorStar approved the definitive agreement, otherwise known as the Agreement and Plan of Reorganization (the "Agreement"). On September 18, 2003, the Board of Directors and a majority of the stockholders of G&EG approved the Agreement. On September 19, 2003, the Company issued a press release announcing the execution of the Agreement by the parties. On September 26, 2003, the Company issued a further press release stating that a proxy solicitation was to be made to the stockholders of the Company to approve the acquisition of G&EG. On October 8, 2003, the Company filed a preliminary proxy statement with the Securities and Exchange Commission on Schedule 14A regarding the proposed transaction with G&EG.

The Agreement provides for the following: (i) a vote on the reverse split of the outstanding shares of common stock of the Company such that, following the reverse stock split, the 34,793,825 shares of issued and outstanding common stock will be reduced to 1,400,000 shares of common stock, (ii) approval of the reverse stock split by the Company's stockholders, (iii) the exchange by G&EG of 100% of its issued and outstanding capital stock for 14,600,000 shares of common stock of the Company with the shares of common stock issuable to G&EG to be issued pursuant to various exemptions from the registration requirements of the Securities Act of 1933, as amended, and all such shares issuable to G&EG to have the same voting rights as existing stockholders of the Company such that each stockholder is entitled to one vote for each share of stock held, (iv) shares of common stock of the Company issued to G&EG shall have no dividend or preemption rights, (v) following the close of the transaction with G&EG, there will be 16,000,000 shares of common stock issued and outstanding, options to purchase 2,262,989 shares of common stock, all at an exercise price of $0.75 per share, and warrants to purchase 1,426,039 shares of common stock, all at an exercise price of $1.50 per share, (vi) G&EG will pay no cash consideration to the Company, (vii) Tibor N. Vertes and Gregory L. Hrncir will become members of the Board of Directors, and (viii) the Company will change its name to Gaming & Entertainment Group, Inc.

In addition, as part of the Agreement, following the closing of the transaction between the Parties, the Company will retain the services of Tibor Vertes as its Chairman and Chief Executive Officer, and Gregory L. Hrncir as its President, Secretary and a member of the Company's Board of Directors. Messrs. Vertes and Hrncir will have employment contracts with the Company, each with a term of four years concluding on August 31, 2007, providing for an annual salary of $185,000 and $175,000 per annum, respectively. Messrs. Vertes and Hrncir will each serve on the Board of Directors for a term of two years. In addition, Jay Sanet, Chief Executive Officer, President and Chairman of the Board of Directors of the Company, will resign from each of his officer capacities with the Company, but will remain as a member of the Company's Board of Directors.

         (b)(8) Selected financial data.

The information required by this section for NorStar includes the Annual Reports on Form 10-KSB for the fiscal years ended December 31, 2001 and 2002, as well as the Quarterly Reports on Form 10-QSB for the fiscal quarters ended March 31, 2003 and June 30, 2003, all of which have been filed with the Securities and Exchange Commission and are included as Appendix B. There are no disagreements with Norstar's accountants regarding accounting and financial disclosure. Representatives of the principal accountants of NorStar the Company are not expected to be present (in-person) at the security holders' meeting, but will have the opportunity to make a statement if they desire to do so (via teleconference) at the special meeting and will be made available (via teleconference) to respond to appropriate questions.

The information required by this section for G&EG includes its audited financial statements for the fiscal years 2000, 2001 and 2002. This information is included in Appendix C.

         (b)(9) Pro forma selected financial data.

The information required by this section consists of the pro forma condensed combined selected financial data of NorStar for the six months ended June 30, 2003 and the fiscal years ended December 31, 2001 and 2002 and is included in Appendix D.

         (b)(10) Pro forma information.

The information required by this section consists of the pro forma condensed combined financial statements of NorStar for the six months ended June 30, 2003 and the fiscal years ended December 31, 2001 and 2002. This information is included in Appendix E.

         (b)(11) Financial Information.

         Not applicable.

         (c) Information about the parties to this transaction.

         (c)(1) The information required by this section for NorStar includes the Annual Reports on Form 10-KSB for the fiscal years ended December 31, 2001 and 2002, as well as the Quarterly Reports on Form 10-QSB for the fiscal quarters ended March 31, 2003 and June 30, 2003, all of which have been filed with the Securities and Exchange Commission and are included in Appendix B.

         (c)(2) G&EG is not subject to the reporting requirements of either
Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended. Pursuant to Part C, Item 17(b) of Form S-4, the following information relating to G&EG is provided:

         (b)(1) Gaming & Entertainment Group, Inc. is a Nevada corporation and was incorporated on December 5, 2000. G&EG has one wholly owned subsidiary, Gaming & Entertainment Technology Pty Ltd., an Australian corporation, which handles all of its research and development. G&EG was formerly known as GET USA, Inc., and amended its articles of incorporation on June 4, 2003 to take on its present name. G&EG is a supplier of server-based gaming systems and networked interactive electronic bingo games to the Indian gaming market in the United States as well as the Canadian gaming market. G&EG designs and develops its own gaming systems, software, game content and networks to offer a comprehensive gaming system. In conjunction with a United Kingdom-based strategic partner, G&EG supplies its server-based gaming system and game content library to the amusement with prize and other gaming markets in the United Kingdom and Europe. In addition, G&EG develops and licenses its comprehensive government accredited online gaming system to major United States and international casino operators for utilization outside of the United States.

         (b)(2) G&EG's common stock is not listed on any exchange and has no stated market value. No dividends have been paid since inception.

         (b)(3) The information required by this section for G&EG includes the audited financial statements for the fiscal years 2000, 2001 and 2002. This information is included in Appendix C.

         (b)(4) The information required by this section for G&EG includes the unaudited financial statements for the six months ended June 30, 2003. This information is set forth in Appendix F.

         (b)(5) Management's discussion and analysis of financial condition.

OVERVIEW

Gaming & Entertainment Group, Inc. is a supplier of server-based gaming systems and networked interactive electronic bingo games for the Indian gaming market in the United States as well as the Canadian gaming market. G&EG designs and develops its own gaming systems, software, game content and networks to offer a comprehensive gaming system. In conjunction with a major UK-based strategic partner, G&EG supplies its server-based gaming system and game content library to the gaming market in the United Kingdom and throughout Europe. In addition, G&EG develops and licenses its comprehensive government accredited online gaming system to major U.S. casino operators for utilization outside of the United States.

DESCRIPTION OF REVENUES

Historically, G&EG has received its revenues from the development of Internet gaming sites for regulated land-based casino operators for utilization exclusively outside of the United States and expressly subject to the gaming regulations of the countries in which its clients are licensed.

While G&EG expects to continue to develop Internet gaming sites for regulated land-based gaming operators, its primary focus is to offer its central server gaming system and games to the Indian gaming market in the United States and Canada, as well as to the gaming markets in the United Kingdom and throughout Europe in conjunction with its U.K.-based strategic partner.

G&EG expects to generate revenues from the placement of its gaming system and products in the foregoing markets through revenue sharing agreements as well sale and licensing arrangements. G&EG intends to place its products on a revenue sharing basis whenever possible, which, along with licensing arrangements, will result in recurring revenue, streams for G&EG.

G&EG's dependence on the gaming industry, including its customers, makes it vulnerable to downturns caused by the general economic environment. Such a downturn could result in some gaming operators delaying or declining to purchase or place its products on a revenue sharing basis. Alternatively, it could result in less gambling by patrons of the casinos in which its products will be placed, all of which could potentially negatively affect its results of operations.

When G&EG installs its gaming products under a revenue sharing agreement, it will share in the revenues derived from the performance of the gaming devices on the casino floor. These gaming devices will be installed at little or no upfront cost to G&EG's casino customers. G&EG will, however, retain ownership of the gaming devices and, upon the conclusion of the respective revenue sharing agreements, the gaming devices will be returned to G&EG, reconditioned, and re-deployed into other casinos.

REVENUE RECOGNITION

Sales revenue from G&EG's Internet gaming site development is recognized upon receipt of progress payments. Sales revenue from the placement of its gaming devices under a revenue-sharing agreement will be accounted for similar to an operating lease, with the revenues recognized as earned over the term of the agreement. Sales revenue from the sale of its gaming devices will be recognized upon completion of installation and acceptance by the customer.

DESCRIPTION OF EXPENSES

Cost of product sales consists primarily of manufacturing, shipping, installation and commission costs. Cost of revenue-sharing arrangements consists primarily of depreciation of capitalized costs for the products placed in service. G&EG will capitalize the manufacturing, shipping, installation and sales commissions related to the placement of its gaming devices under revenue-sharing agreements.

Selling, general and administrative expenses include selling expenses consisting primarily of advertising, promotional activities, trade shows, travel and personnel-related expenses and general and administrative expenses consisting primarily of professional fees, salaries and related costs for accounting, administration, finance, human resources, information systems and legal personnel.

Research and development expenses consist of payroll and related costs for hardware and software engineers, quality assurance specialists, graphic designers, management personnel, and the costs of materials used by these employees in the development of new or enhanced product offerings.

In accordance with Financial Accounting Standards Board, or FASB, Statement of Financial Accounting Standards, or SFAS, No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed," development costs incurred in the research and development of new software products to be sold, leased or otherwise marketed are expensed as incurred until technological feasibility in the form of a working model has been established.

RESULTS OF OPERATIONS. The following table includes selected statement of operations data of G&EG as a percentage of total revenues for the years indicated:

                                                 FISCAL YEAR ENDED DECEMBER 31,

                                                      2002         2001
                                                     -----        -----
Statement of Operations Data:

Revenue:

Site development and license fees ...........        100.0%        95.4%

Sales, less returns and allowances ..........          0.0          4.6
                                                     -----        -----
Total revenue ...............................        100.0        100.0
                                                     -----        -----
Cost of revenue:

Purchases ...................................          0.0%         4.0%

Wages and benefits ..........................         54.0         67.5
                                                     -----        -----
Total cost of revenue .......................         54.0         71.5
                                                     -----        -----
Gross margin (loss) .........................         46.0%        28.5%
                                                     -----        -----

Operating expenses:

Selling and general and administrative ......         89.0%        74.8%
                                                     -----        -----
Loss from operations ........................        (43.0%)      (46.3%)
                                                     -----        -----
Other income (expense):

Gain (loss) on foreign currency exchange ....          2.6%        (3.9%)

Interest income/dividends ...................          2.0          5.8

Loss on disposal of assets ..................          0.0         (2.2)

Miscellaneous income (expense) ..............          0.2          0.1
                                                     -----        -----
Other expense, net ..........................          4.8%        (0.4)
                                                     -----        -----
Net loss ....................................        (39.5%)      (52.0)
                                                     =====        =====

FISCAL YEARS ENDED DECEMBER 31, 2001 AND 2002

REVENUES

Site development and license fees -- G&EG revenue was $1,820,265 in 2002 compared to $1,545,626 in 2001, representing an increase of $274,639, or 17.8%.

COST OF SALES

G&EG's cost of sales revenue was $982,646 for 2002 compared to $1,105,711 for 2001, representing a decrease of $123,065, or 11.1%. The gross margin percentage on revenue from product sales revenue was 46.0% in 2002 compared to 28.5% for 2001. The changes and percent changes with respect to revenues and cost of revenue for the years ended December 31, 2002 and 2001 are as follows:

                                             FOR THE YEARS ENDED
                                                 DECEMBER 31,
                                         --------------------------                         PERCENT
                                            2002           2001            CHANGE           CHANGE
                                         ----------      ----------      ----------       ----------
REVENUE

Site development and license
fees ..............................      $1,820,265      $1,474,068      $  346,197             23.5%
                                                                                              (100.0%)
Sales, less returns and
allowances ........................              --          71,558         (71,558)
                                         ----------      ----------      ----------       ----------

TOTAL REVENUE .....................       1,820,265       1,545,626         274,639             17.8%
                                         ----------      ----------      ----------       ----------

COST OF REVENUE

Purchases .........................              --          61,866         (61,866)          (100.0%)

Wages and benefits ................         982,646       1,043,845         (61,199)            (5.9%)
                                         ----------      ----------      ----------       ----------

TOTAL COST OF REVENUE .............         982,646       1,105,711        (123,065)           (11.1%)
                                         ----------      ----------      ----------       ----------

GROSS MARGIN ......................         837,619         439,915         397,704             25.7%


Although the preceding table summarizes the net changes and percent changes with respect to G&EG's revenues and cost of revenue for the years ended December 31, 2002 and 2001, the trends contained therein are limited to a two-year comparison and should not be viewed as a definitive indication of its future results.

OPERATING EXPENSES

Selling, General and Administrative -- Selling, general and administrative expenses were $1,619,634 for 2002 and $1,156,706 for 2001, representing an increase of $462,928, or 40.0%. Selling, general and administrative expenses represented 89.0% of our total revenues in 2002 and 74.8% of its total revenues in 2001.

Other Income (Expense), Net -- Other expense, net was $87,725 for 2002 and a deficit of $6,421 for 2001, representing a decrease of $94,136. The increase was due, in large part, in the gain on foreign currency exchange.

LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS

G&EG incurred losses attributable to common stockholders of $641,442 and $763,101 during 2002 and 2001, respectively. The $121,659 decrease was attributable to the increase in the gross margin.

G&EG has continued to incur losses subsequent to December 31, 2002 and, as a result, has experienced an increase in accumulated deficit.

LIQUIDITY AND CAPITAL RESOURCES

In August 2000, Entertainment Media Ventures, LLC, a California limited liability company ("EMV") purchased $1,000,000 of securities from G&EG. The EMV investment was made on the basis of a $20,000,000 post-money valuation.

On January 29, 2001, Trans-Global Interactive, Ltd., an Australian corporation, purchased $1,000,000 of securities from G&EG on the basis of a $20 million post-money valuation.

Commencing in December 2002, G&EG undertook a private placement of units, each unit priced at $7,500, and consisting of 10,000 shares of common stock and a warrant to purchase 10,000 shares of common stock, exercisable at $1.50 per share for a period of two (2) years from the termination of the private placement. G&EG received subscriptions for $957,055 of units, of which $358,281 related to the conversion of debts of G&EG into units. G&EG issued the investors in the private placement, collectively, 1,276,073 shares of common stock, and warrants to purchase an equal number of shares of common stock. The private placement was made pursuant to the exemption from registration provided by
Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D as promulgated thereunder.

At December 31, 2002, G&EG had $281,992 of cash and short-term investments and working capital of $587,888 compared to $1,577,365 of cash and short-term investments and $763,761 of working capital at December 31, 2001. In addition, G&EG stockholders' equity was $701,786 at December 31, 2002, compared to stockholders' equity of $902,448 at December 31, 2001, a decrease of $200,662. The decrease in cash, working capital and stockholders' equity reflects the continued use of cash by G&EG's operations in anticipation of its product rollout in the land-based gaming markets. G&EG's accumulated deficit increased from $815,161 at December 31, 2001 to $1,485,362 at December 31, 2002. The
increase in accumulated deficit resulted primarily from the net loss from operations for the year ended December 31, 2002.

G&EG used net cash of $1,400,911 in operating activities during the year ended December 31, 2002 compared to $1,462,170 of net cash used by operating activities during the year ended December 31, 2001. The decrease in cash used in operating activities was not material.

Investing activities for the year ended December 31, 2002 amounted to $22,611 of net cash compared to $99,886 used during the year ended December 31, 2001. The decrease in net cash used in investing activities resulted primarily from a decrease in the acquisition of property, plant and equipment.

Financing activities provided $37,500 during the year ended December 31, 2002 compared to net cash of $1,901,294 provided during the year ended December 31, 2001. The primary source of cash during the year ended December 31, 2002 was based on the issuance of five (5) units in the private placement of G&EG, while the financing proceeds from the year ended December 31, 2001 related to the investments of EMV and Trans-Global Interactive, Ltd.

The placement of gaming devices under revenue-sharing arrangements will be capital intensive. To this end, immediately following the closing of the transaction with NorStar, G&EG will actively seek a financing line to finance the gaming devices to be placed at casinos on a revenue sharing basis. G&EG will likely require additional cash to finance its planned expansion and capital expenditures depending upon the speed at which we it introduces products into the target land-based gaming markets.

QUALITATIVE AND QUANTITATIVE DISCLOSURES ABOUT MARKET RISK

All of G&EG's gaming devices (hardware) will be manufactured by third parties on a turnkey basis. For placements in the United States, G&EG will utilize a Las Vegas-based manufacturer. Regarding its placements in Europe, G&EG will utilize a United Kingdom-based manufacturer. G&EG will pay its U.S. manufacturer in U.S. dollars and its U.K. manufacturer in United Kingdom Pounds, or GBP.

G&EG's financial results could be affected by weak economic conditions in foreign markets. Because all of its revenues will be denominated in U.S. Dollars, a strengthening of the dollar could make its products less competitive in foreign markets.

As G&EG expands operations internationally, it will continue to evaluate its foreign currency exposures and risks and develop appropriate hedging or other strategies to manage those risks.

(b)(6) G&EG retained the independent certified public accounting firm of Kafoury, Armstrong & Co., with offices in Reno, Nevada, to audit the financial statements of G&EG for fiscal years 2000, 2001 and 2002. G&EG has had no disagreements with its accountants regarding accounting and financial disclosure. There have been no changes in G&EG's accounting firm since its inception. Representatives of the principal accountants of G&EG are not expected to be present (in-person) at the security holders' meeting, but will have the opportunity to make a statement if they desire to do so (via teleconference) at the special meeting and will be made available to respond (via teleconference) to appropriate questions.

(b)(7) The information required by this section is set forth in Appendix C.

                                 PROPOSAL THREE:

                        AMENDMENT TO OUR AMENDED ARTICLES
            OF INCORPORATION TO CHANGE THE NAME OF THE CORPORATION TO
                      GAMING AND ENTERTAINMENT GROUP, INC.

You are being asked to vote upon an amendment to our Amended Articles of Incorporation for the purpose of authorizing our board of directors to change the name of the corporation to Gaming & Entertainment Group, Inc., or such other name as may be available. If the name change is approved, it will become effective upon the filing of the amendment to our Amended Articles of Incorporation with the Utah Secretary of State.

The name change to Gaming & Entertainment Group, Inc. is being sought in conjunction with the proposed transaction between NorStar and Gaming & Entertainment Group, Inc. as detailed in Proposal One above.

OUR BOARD RECOMMENDS THAT OUR STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE PROPOSED AMENDMENT TO OUR AMENDED ARTICLES OF INCORPORATION TO CHANGE THE NAME OF THE CORPORATION TO GAMING & ENTERTAINMENT GROUP, INC.

                                 PROPOSAL FOUR:

                              ELECTION OF DIRECTORS

The current board of directors contains one member. Following the election of directors held at the Special Meeting of Stockholders, the Board of Directors will consist of three members.

The following persons have been nominated to serve as directors for a period of two years and until his successor is chosen and qualified.

Tibor N. Vertes, 54, is the founder of G&EG and serves as its Chief Executive Officer and Chairman. Mr. Vertes was a practicing attorney from 1972 to 1989, at which time he retired as the senior partner of the Yellands law firm, Melbourne, Australia. During his legal career, Mr. Vertes specialized in financial services having represented many financial institutions. Thereafter, Mr. Vertes worked as an international business consultant in Hong Kong, specializing in financial services and telecommunications related matters. Commencing in 1995, Mr. Vertes became an officer of Ezi Phonecard Pty Ltd, a leading pre-paid telecommunications entity and was instrumental in reorganizing its capital and business structure before its sale to RSL Com, a global telecommunications concern based in New York. Upon the sale of Ezi Phonecard, Mr. Vertes founded G&EG. Mr. Vertes is admitted to practice as a Barrister and Solicitor of the High Court of Australia, and Supreme Court of NSW and Victoria. Mr. Vertes presently serves as Chairman of the Capital First Group (mortgage banking and financial services). Mr. Vertes received a Bachelor of Laws from Sydney University Law School.

Gregory L. Hrncir, 36, serves as President and as a Director of G&EG. Previously, Mr. Hrncir served as Chief Operating Officer and General Counsel of a publicly traded provider of proprietary software and hardware products to the hotel industry. Formerly, Mr. Hrncir held the position of General Counsel and Secretary of PayStation America, Inc., an e-commerce company that provided a proprietary automated bill payment solution in the United States prior to its sale. Mr. Hrncir commenced his professional career in private legal practice in Los Angeles, California, specializing in corporate and securities matters representing issuers and small investment banks in a variety of transactions. Mr. Hrncir serves on the Board of Directors of Pacific Payment Systems, Inc., a privately held company that is the successor to PayStation. Mr. Hrncir received a Bachelor of Science from Arizona State University and a Juris Doctor from Whittier Law School. Mr. Hrncir is a member of the Arizona and California State Bars and several philanthropic and industry associations.

Management does not expect that any nominee will become unavailable for election as a director, but, if for any reason that should occur prior to the Special Meeting, the person named in the proxy will vote for such substitute nominee, if any, as may be recommended by management of NorStar.

There were no material transactions between our company and any of our officers, directors or the nominees for election as director, any stockholder holding more than 5% of our common stock or any relative or spouse of any of the foregoing persons.

         VOTE REQUIRED

Approval of the nominees for election to the Board of Directors will require the affirmative vote of a majority of the votes entitled to be cast by the holders of the outstanding shares of common stock represented at the Special Meeting in person or by proxy. The proxies that are executed and returned will be voted (unless otherwise directed) for the election as director of the foregoing nominees.

         OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES LISTED ABOVE

         SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the beneficial ownership of our common stock as of October 31, 2003, for each director and nominee, the Chief Executive Officer, the other executive officers, and for all directors and executive officers as a group.

--------------------------------------------------------------------------------
                                                               Options Currently
                                  Shares of       Percentage   Exercisable or
Name                              Common Stock    of Class     within 60 days
--------------------------------------------------------------------------------

Jay Sanet                           3,125,000      8.98%             -0-
4101 Ravenswood Rd., Suite 128
Fort Lauderdale, Florida, 33312

Tibor N. Vertes                           -0-       -0-              -0-
Level 8, 77 Pacific Highway
North Sydney, NSW 2060 Australia

Gregory L. Hrncir
6094 S. Sandhill Rd., Suite 400           -0-       -0-              -0-
Las Vegas, NV 89120

Officers and Directors              3,125,000      8.98%             -0-
(as a Group)
--------------------------------------------------------------------------------

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

As of October 31, 2003, our records and other information made available by outside sources indicated that Jay Sanet, the Estate of Harry DeFrancesco, Ledyard Dewees, and Andrew S. Peck beneficially own more than five percent of our outstanding shares of common stock.

         MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The board of directors currently has no standing committees. During fiscal year 2002 there were two meetings of the board of directors. All directors attended 100% of the meetings of the board of directors.

         COMPENSATION OF DIRECTORS

To date, no director has received any compensation for his services on the board of directors. We currently have not adopted any type of director compensation plan.


     OTHER MATTERS

We know of no other matters that are to be presented for action at the special meeting of stockholders other than those set forth above. If any other matters properly come before the special meeting of stockholders, the persons named in the enclosed proxy form will vote the shares represented by proxies in accordance with their best judgment on such matters.

     WHERE STOCKHOLDERS CAN FIND MORE INFORMATION

NorStar Group, Inc. has filed, with the Securities and Exchange Commission, Quarterly Reports on Form 10-QSB for the fiscal quarters ended March 31, 2003 and June 30, 2003, and Annual Reports on Form 10-KSB for the fiscal years ended December 31, 2001 and December 31, 2002. Each of the foregoing public filings is included in Appendix B.

The exhibits to the Forms 10-QSB and 10-KSB are available upon payment of charges that approximate our reproduction costs. If you would like to request documents, please do so by December , 2003 to receive them before the special meeting of stockholders.

                             By order of the board of directors,



                             ---------------------------------------------------
                             JAY SANET
                             Chief Executive Officer and Chief Financial Officer


DECEMBER __, 2003

STOCKHOLDERS ARE REQUESTED TO MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED, SELF-ADDRESSED ENVELOPE. ALTERNATIVELY, STOCKHOLDERS MAY FAX THEIR PROXY TO (413) 723-2141.

NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. YOUR PROMPT RESPONSE WILL BE HELPFUL, AND YOUR COOPERATION WILL BE APPRECIATED.

                                PRELIMINARY COPY

                               NORSTAR GROUP, INC.

                                      PROXY

The undersigned appoints Jay Sanet, Chief Executive Officer of NorStar Group, Inc., with power of substitution, to represent and to vote on behalf of the undersigned all of the shares of common stock, par value $.01 per share ("Common Stock"), of NorStar Group, Inc., (the "Company") which the undersigned is entitled to vote at the special meeting of stockholders to be held at the Westin Hotel, 400 Corporate Drive, Fort Lauderdale, Florida 33312, at 10:00 a.m., local time, on December___, 2003, and at any adjournments or postponements thereof, hereby revoking all proxies heretofore given with respect to such stock, upon the following proposals more fully described in the notice of the meeting (receipt whereof is hereby acknowledged).

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" THE PROPOSALS DESCRIBED IN THE PROXY STATEMENT. IF A PROXY IS SIGNED AND DATED BUT NOT MARKED, YOU WILL BE DEEMED TO HAVE VOTED "FOR" THE PROPOSALS DESCRIBED IN THE PROXY STATEMENT.

1. Approval of the proposed amendment to the Amended Articles of Incorporation to effect a reverse stock split at an exchange ratio of 1:24.852732:

         |_| FOR                |_| AGAINST              |_| ABSTAIN

2. Approval of the Agreement and Plan of Reorganization and share exchange with Gaming & Entertainment Group, Inc.:

         |_| FOR                |_| AGAINST              |_| ABSTAIN

3. Approval of the proposed amendment to the Amended Articles of Incorporation to change the name of the Company to Gaming & Entertainment Group, Inc.:

         |_| FOR                |_| AGAINST              |_| ABSTAIN

4. To elect the following directors to our Board of Directors to serve for a period of two years and until their successors shall be elected and qualified:

         Tibor N. Vertes        |_| FOR                  |_| ABSTAIN

         Gregory L. Hrncir      |_| FOR                  |_| ABSTAIN

5. Authority to vote in their discretion on such other business as may properly come before the meeting:

         |_| FOR                |_| AGAINST              |_| ABSTAIN

         This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If you do not sign and return this proxy card or attend the meeting and vote by ballot, your shares cannot be voted. If you wish to vote in accordance with the board of directors' recommendations, just sign where indicated. You need not mark any boxes. You may revoke your proxy at any time prior to the meeting. If you attend the meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the meeting will be counted.

Please sign your name below exactly as it appears hereon. When joint tenants hold shares of common Stock of record, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name as its authorized officer. If a partnership, please sign in partnership name as its authorized person. Dated: December ___, 2003

-----------------------------------    ----------------------------------------
      Print Name                                Signature (Title, if any)

----------------------------------     ----------------------------------------
      Number of Shares                          Signature (if held jointly)

(Please sign exactly as name appears on the certificate or certificates representing shares to be voted by this proxy. When signing as executor, administrator, attorney, trustee or guardian, please give full titles as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized persons).

PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY FAX THIS PROXY TO (413)723-2141. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

                                     ANNEX A

                         Certificate of Amendment to the
                      Amended Articles of Incorporation of
                              NorStar Group, Inc.,
                               a Utah corporation


                                AMENDMENT TO THE
                      AMENDED ARTICLES OF INCORPORATION OF
                               NORSTAR GROUP, INC.

     NorStar Group, Inc., a corporation organized under the laws of the State of Utah on February 16, 1961, hereby adopts the following Amendments to its Amended Articles of Incorporation pursuant to the provisions of the Utah Revised Business Corporation Act, Section 16-10a-1006.

                                        I

     The Amended Articles of Incorporation shall be amended to read as follows:

                           ARTICLE I - CORPORATE NAME

     The name of the corporation shall be: Gaming & Entertainment Group, Inc.

                                       II

     The shareholders approved a reverse split in the ratio of 1:24.852732 of the outstanding common shares of the Corporation. The authorized shares of common stock will remain at 150,000,000, $.01 par value common voting shares and authorized preferred shares shall remain unchanged. There are currently 34,793,825 shares issued and outstanding in the Corporation. Following the reverse split there will be 1,400,000 shares of common stock issued and outstanding.

                                    III

     The date of the adoption of the foregoing amendment and reverse split by the shareholders was December ___, 2003. The number of shares outstanding in the Corporation and entitled to vote, as of the record date, on the amendment was 34,793,825. All issued and outstanding shares of common stock in the Corporation are entitled to one vote per share for each matter coming before a vote of the shareholders.

                                     IV

     The number of shares that voted in favor of the above amendments was _____. The number of shares that voted against the above amendments was_______________.


     Dated this ____ day of December ___, 2003.


                                   NORSTAR GROUP, INC.


                                   By:
                                       --------------------------
                                          Jay Sanet
                                          Chief Executive Officer

STATE OF FLORIDA

COUNTY OF ___________)

On the ____ day of December ___, 2003, Jay Sanet personally appeared before me and duly acknowledged that he is the person who signed the foregoing instrument as Chief Executive Officer and that he has read the foregoing instrument and knows the contents thereof and that the same is true of his own knowledge.


                                   --------------------------------
                                   NOTARY PUBLIC

                                   Residing in: ______________________

My Commission Expires: __________________

-----------------------------------------------------

                                   APPENDIX A

                      AGREEMENT AND PLAN OF REORGANIZATION

         THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") made and entered into as of September 18, 2003, is by and among NorStar Group, Inc., a Utah corporation (hereinafter referred to as the "Company"), Gaming & Entertainment Group, Inc., a Nevada corporation (hereinafter referred to as "G&EG") and each of the holders of shares of Common Stock of G&EG listed on Exhibit A to be attached hereto as hereinafter provided (individually, a "G&EG Stockholder", and collectively, the "G&EG Stockholders").

                                    RECITALS

        WHEREAS, the G&EG Stockholders own a total of not less than 90% of all of the issued and outstanding Common Stock of G & EG; and WHEREAS, the Company desires to acquire all but not less than 90% of the issued and outstanding common stock of G&EG and the G&EG Stockholders desire to exchange all of their shares of Common Stock of G&EG for shares of Common Stock of the Company in a transaction intended to qualify as a so-called "tax-free" reorganization under
Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

                                   AGREEMENT

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and in reliance upon the representations and warranties hereinafter set forth, the parties agree as follows:

         1.       EXCHANGE OF THE SHARES AND CONSIDERATION

              1.1 Shares Being Exchanged. Subject to the terms and conditions of this Agreement, at the closing provided for in Section 2 hereof (the "Closing"), each of the G&EG Stockholders shall sell, assign, transfer and deliver to the Company the number of shares of Common Stock of G&EG set forth opposite each such G&EG Stockholder's name on Exhibit A to be attached hereto prior to the Closing (the shares of Common Stock of G&EG sold, assigned and transferred to the Company hereunder are hereinafter referred to as the "G&EG Shares").

              1.2 Consideration. Subject to the terms and conditions of this Agreement and in consideration of the sale, assignment, transfer and delivery of the G&EG Shares to the Company, at the Closing the Company shall issue, sell and deliver to the G&EG Stockholders a number of shares of Common Stock of the
Company determined by multiplying fourteen million six hundred thousand (14,600,000) times a fraction, the numerator of which is the total number of G&EG Shares sold and delivered to the Company at the Closing and the denominator of which is the total number of shares of Common Stock of G&EG issued and outstanding immediately prior to the Closing (the shares of Common Stock of the Company issued, sold and delivered to the G&EG Stockholders hereunder are hereinafter referred to as the "Company Shares"). The Company Shares shall be issued after the date on which the Company has effected the reverse split of its issued and outstanding Common Stock described in Section 8.4 hereof. Each G&EG Stockholder shall receive, in consideration for the G&EG Shares sold, assigned, transferred and delivered to the Company by such G&EG Stockholder, a pro rata portion of the Company Shares based on the number of G&EG Shares set forth opposite such G&EG Stockholder's name on Exhibit A hereto. In lieu of any fractional Company Share to which a G&EG Stockholder would otherwise be entitled, the Company shall round such fractional share up to a whole Company Share.

         2.       THE CLOSING

              2.1 Time and Place. The Closing of the transactions contemplated by this Agreement shall be held not more than three (3) business days following the later of (a) the date of the special meeting of the stockholders of the Company held to approve the reverse split of the Company's outstanding Common Stock described in Section 8.4 hereof, and (b) satisfaction of all other conditions precedent to the obligations of the parties specified in this Agreement, unless duly waived by the party entitled to satisfaction thereof. In any event, if the Closing has not occurred by December 31, 2003, this Agreement may be terminated as provided in Section 12 below. The date on which the Closing is to be held is referred to herein as the "Closing Date". The Closing shall be held at the offices of Day & Campbell, LLP, 18881 Von Karman, Suite 1500, Irvine, CA 92612, at 10:00 a.m. on such date, or at such other time and place as the parties may agree upon in writing.

              2.2 Deliveries by the G&EG Stockholders. At the Closing, each G&EG Stockholder shall deliver to the Company the following: (a) stock certificates representing the number of G&EG Shares set forth opposite the name of such G&EG Stockholder on Exhibit A hereto, duly endorsed or accompanied by stock powers duly executed in blank and otherwise in form acceptable for transfer on the books of G&EG, and (b) an investment letter in the form attached hereto as Exhibit B executed by such G&EG Stockholders.

              2.3 Deliveries by G&EG. At the Closing, G&EG shall deliver to the Company the documents referred to in Section 9.1 hereof.

              2.4 Deliveries by the Company. At the Closing, in addition to the documents referred to in Section 9.2 hereof, the Company shall deliver to the G&EG Stockholders or their Agent (as defined in Section 14 below) a stock certificate issued in the name of each G&EG Stockholder representing the number of Company Shares each G&EG Stockholder is entitled to receive in accordance with Section 1.2 above, and shall deliver to G&EG the Company's minute book, corporate seal and copies of all corporate and financial books and records.

         2.5      Exchange of Options and Warrants.

                     (a) At the Closing, the Company shall enter into an agreement (an "Option Exchange Agreement") with each holder of an outstanding option to purchase shares of common stock of G&EG (a "G&EG Option") who elects to exchange such holder's G&EG Option for an option to purchase shares of the Company's common stock (a "Company Option", and collectively, the "Company Options"). If a holder of a G&EG Option (a "G&EG Option Holder") elects to enter into an Option Exchange Agreement with the Company, the number of option shares, the exercise price and other material terms and conditions of the Company Option to be granted to such G&EG Option Holder shall be the same as the number of option shares, the exercise price and other material terms and conditions of the G&EG Option, including, without limitation, any vesting requirements with respect to the shares subject to the G&EG Option, except as otherwise agreed to by the G&EG Option Holder and the Company.

                     (b) At the Closing, the Company shall enter into an agreement (a "Warrant Exchange Agreement") with each holder of an outstanding warrant to purchase shares of common stock of G&EG (a "G&EG Warrant") who elects to exchange such holder's G&EG Warrant for a warrant to purchase shares of the Company's common stock (a "Company Warrant", and collectively, the "Company Warrants"). If a holder of a G&EG Warrant (a "G&EG Warrant Holder") elects to enter into a Warrant Exchange Agreement with the Company, the number of warrant shares, the exercise price and other material terms and conditions of the Company Warrant to be granted to such G&EG Warrant Holder shall be the same as the number of warrant shares, the exercise price and other material terms and conditions of the G&EG Warrant, except as otherwise agreed to by the G&EG Warrant Holder and the Company.

         3.       INDIVIDUAL   REPRESENTATIONS   AND   WARRANTIES  OF  THE  G&EG
                  STOCKHOLDERS

              Each  of  the  G&EG  Stockholders,   severally  but  not  jointly,
represents and warrants to the Company as follows:

              3.1 Title. Such G&EG Stockholder owns the number of G&EG Shares set forth opposite such Stockholder's name on Exhibit A to be attached hereto prior to Closing, and shall transfer to the Company at the Closing good and valid title to said number of G&EG Shares, free and clear of all restrictions on transfer (other than any restrictions under federal and state securities laws), liens, claims, options, charges, pledges, security interests, and encumbrances of every kind, character or description. Such G&EG Stockholder is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of G&EG.

              3.2 Valid and Binding Agreement. Such G&EG Stockholder has the full and unrestricted right, power and authority and capacity to execute and deliver this Agreement and consummate the transactions contemplated herein. This Agreement has been duly executed and delivered by such G&EG Stockholder and constitutes the valid and binding obligation of such G&EG Stockholder, enforceable in accordance with its terms.

              3.3 Noncontravention. The execution and delivery of this Agreement and consummation of the transactions contemplated hereby do not violate or conflict with or constitute a default under any contract, commitment, agreement, understanding, arrangement or restriction of any kind to which such G&EG
Stockholder is a party or by which such G&EG Stockholder or such G&EG Stockholder's property is bound, or to the knowledge of such G&EG Stockholder any existing applicable law, rule, regulation, judgment, or court order. Such G&EG Stockholder is not and will not be required to give any notice to or obtain any consent from any Person in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated herein.

              3.4 Investment Representations. Such G&EG Stockholder intends to acquire the Company Shares for investment and not with a view to the public distribution or resale thereof, and such G&EG Stockholder shall confirm such intention to the Company by delivering to the Company at the Closing an investment letter in the form attached as Exhibit B hereto executed by such G&EG Stockholder. Such G&EG Stockholder agrees that the Company may endorse on any stock certificate for the Company Shares to be delivered pursuant to this Agreement an appropriate legend referring to the provisions of the investment letter attached as Exhibit B hereto, and that the Company may instruct its transfer agent not to transfer any Company Shares unless advised by the Company that such provisions have been complied with.

         4.       REPRESENTATIONS AND WARRANTIES OF G&EG

              G&EG represents and warrants to the Company as follows:

              4.1  Authority.   G&EG  has  all  requisite  corporate  power  and
authority to enter into this Agreement and to consummate the transactions contemplated herein. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized and approved by all necessary corporate action on the part of G&EG. This Agreement has been duly executed and delivered by G&EG and constitutes the valid and binding obligation of G&EG, enforceable in accordance with its terms.

         4.2      Organization.

                     (a) G&EG is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. G&EG has the corporate power and authority to carry on its business as presently conducted and is qualified to do business as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a material adverse effect on G&EG or its business.

                     (b) The copies of the Articles of Incorporation of G&EG and all amendments thereto, as certified by the Secretary of State of Nevada, and the Bylaws of G&EG and all amendments thereto, as certified by the Secretary of G&EG, which have heretofore been delivered to the Company, are complete and correct copies of the Articles of Incorporation and Bylaws of G&EG as amended and in effect on the date hereof.

         4.3      Capitalization.

                     (a) The authorized capital stock of G&EG consists of 50,000,000 shares of Common Stock, par value $0.001 per share, and 10,000,000 shares of blank check preferred stock, par value $0.001 per share. As of the date of this Agreement,11,847,872 shares of Common Stock of the Company are issued and outstanding. As of the Closing Date, the number of issued and outstanding shares of Common Stock of the Company shall be the number of shares set forth on Schedule 4.3(a) to be attached hereto prior to the Closing. All of the issued and outstanding shares of Common Stock of G&EG are duly authorized, validly issued, fully paid and nonassessable, and are not subject to preemptive rights created by statute, G&EG's Articles of Incorporation or Bylaws or any agreement to which G&EG is a party or by which it is bound.

                     (b) Except as set forth on Schedule 4.3(b), there are no options, warrants, subscriptions, calls, rights, commitments or agreements of any character to which G&EG is a party or by which it is bound obligating G&EG to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of G&EG or obligating G&EG to grant, extend or enter into any such option, warrant, subscription, call, right, commitment or agreement.

              4.4 Equity Investments. Except as set forth on Schedule 4.4, G&EG has no subsidiaries and does not own any equity interest in any other corporation or in any partnership, limited liability company or other form of business entity.

              4.5 Financial Statements. G&EG has delivered to the Company copies of its audited balance sheet for the fiscal year ended December 31, 2002 and the related audited statements of operations, changes in stockholders' equity and cash flows for the two years ended December 31, 2002 together with appropriate notes to such financial statements, and copies of its unaudited balance sheet as of June 30, 2003 and the related unaudited statements of operations, changes in stockholders' equity and cash flows for the six month period ended June 30, 2003 (collectively, the "G&EG Financial Statements"), copies of which are attached hereto as Schedule 4.5. The G&EG Financial Statements have been prepared in accordance with generally accepted accounting principals consistently applied, and present fairly the financial condition and results of operations of G&EG at the dates and for the periods covered by the G&EG Financial Statements, subject in the case of the unaudited portion of the G&EG Financial Statements to normal year-end audit adjustments, which will not be material, and the absence of certain footnote disclosures.

              4.6 Intellectual Property. G&EG owns or has the right to use pursuant to license, sublicense, agreement or permission all patents, patent applications, trademarks, service marks, trade names, copyrights, computer software (including data and related documentation), trade secrets, Internet Websites, domain names and other proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted. To the best of G&EG's knowledge, the business as conducted and as proposed to be conducted by G&EG does not and will not cause

G&EG to infringe or violate any of the patents, trademarks, service marks, trade names, copyrights, computer software, licenses, trade secrets, domain names or other proprietary rights of any other Person.

              4.7 Litigation. Except as set forth on Schedule 4.7 attached hereto, there is no claim, action, suit or proceeding, at law or in equity, pending against G&EG that might result, either in any case or in the aggregate, in any material adverse change in the business, assets or financial condition of G&EG, nor is there any judgment, decree, injunction, order or writ of any court, governmental authority or arbitrator outstanding against G&EG having, or which insofar as can be reasonably foreseen, in the future may have, any such effect.

              4.8 Compliance with Contracts. G&EG is not in violation or default of any material term or provision of any material agreement, contract, lease, license or instrument to which G&EG is a party or by which it or any of its properties or assets are bound.

              4.9 No Conflict. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein do not and will not conflict with, or result in a breach of any term or provision of, or constitute a default under or result in a violation of, the Articles of Incorporation or Bylaws of G&EG, as amended, or any material agreement, contract, lease, license or instrument to which G&EG is a party or by which it or any of its properties or assets are bound.

              4.10 Compliance with Applicable Law. G&EG has, in all material respects, complied with all laws, regulations and orders applicable to its business, except in any case where the failure to comply would not have a material adverse effect on G&EG or its business, and G&EG has all permits and licenses required by such laws, regulations and orders.

              4.11 Governmental Consent. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority is required by or with respect to G&EG in connection with the execution and delivery of this Agreement or the consummation by G&EG of the transactions contemplated herein.

              4.12 Third Party Consent. G&EG has obtained or prior to Closing will obtain all consents required to be obtained by G&EG from third parties material to the business of G&EG in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated herein, other than such consents which if not obtained would not have a material adverse effect on the Company or its business.

              4.13 Brokers or Finders. G&EG has not incurred, and will not incur, directly or indirectly, as a result of any action taken by G&EG, any liability for any brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated herein.

         5.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY

              The  Company   represents  and  warrants  to  G&EG  and  the  G&EG
Stockholders as follows:

              5.1 Authority.  The Company has all requisite  corporate power and authority to enter into this Agreement and to consummate the transactions contemplated herein. The execution and delivery of this Agreement, the consummation of the transactions contemplated herein, and the issuance of the Company Shares in accordance with the terms hereof, have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms.

         5.2      Organization.

                     (a) The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Utah. The Company has the corporate power and authority to carry on its business as presently conducted and is qualified to do business as a foreign corporation and is in good standing under the laws of each state in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business or financial condition of the Company.

                     (b) The copies of the Articles of Incorporation, and all amendments thereto, of the Company, as certified by the Secretary of State of Utah, and the Bylaws of the Company and all amendments thereto, as certified by the Secretary of the Company, which have heretofore been delivered to G&EG for examination, are complete and correct copies of the Articles of Incorporation and Bylaws of the Company as amended and in effect on the date hereof. All minutes of meetings and actions in writing without a meeting of the Board of Directors and stockholders of the Company are contained in the minute book of the Company heretofore delivered to G&EG for examination, and no minutes or actions in writing without a meeting have been included in such minute book since such delivery to G&EG that have not also been delivered to G&EG. The minute book of the Company contains complete and accurate records of all meetings and other corporate actions of its Board of Directors and stockholders.

         5.3      Capitalization.

                     (a) The authorized capital stock of the Company consists of 150,000,000 shares of Common Stock, par value $.01 per share; 1,000,000 shares of Class A convertible preferred stock, par value $10 per share; and 1,000,000 shares of Class B convertible preferred stock, par value $10 per share. As of the date of this Agreement, 34,793,825 shares of Common Stock of the Company are issued and outstanding and no shares of Class A convertible preferred stock or Class B convertible preferred stock of the Company are issued and outstanding. As of the Closing Date, there will be no more than One Million Four Hundred Thousand (1,400,000) shares of

Common Stock of the Company issued and outstanding, excluding up to One Thousand (1,000) shares of Common Stock which may be issued by the Company in connection with the rounding up of fractional shares resulting from the reverse stock split referred to in Section 8.4 hereof, and there will be no shares of Class A convertible preferred stock or Class B convertible preferred stock of the Company issued and outstanding. All of the issued and outstanding shares of Common Stock of the Company are duly authorized, validly issued, fully paid and nonassessable, are not subject to preemptive rights created by statute, the Company's Articles of Incorporation or Bylaws or any agreement to which the Company is a party or by which it is bound, and were offered and sold in compliance with applicable state and federal securities laws.

                     (b) There are no outstanding options, warrants, subscriptions, calls, rights, demands, commitments, convertible securities or other agreements or arrangements of any character or kind whatsoever to which the Company is a party or by which it is bound obligating the Company to issue, deliver or sell, or cause to be issued, sold or delivered, additional shares of capital stock of the Company or obligating the Company to grant, extend or enter into any such option, warrant, subscription, call, right, demand, commitment, convertible security or other agreement.

                     (c) The Company Shares to be sold to the G&EG Stockholders, when issued and delivered in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable.

         5.4      Equity Investments.

                     (a) As of the date hereof, the Company has no subsidiaries and does not own any capital stock or have any interest in any other corporation or in any partnership, limited liability company or other form of business entity, except as set forth on Schedule 5.4 attached hereto.

                     (b) As of the date of Closing, the Company will not have any subsidiaries and will not own any capital stock or have any interest in any of the entities described on Schedule

              5.4 attached hereto or in any other corporation, partnership or other form of business entity.

         5.5      Financial Statements.

                     (a) The Company has delivered to G&EG copies of its audited balance sheet for the fiscal year ended December 31, 2002 and the related audited statements of operations, changes in stockholders' equity and cash flows for the two years ended December 31, 2002 together with appropriate notes to such financial statements, and copies of its unaudited balance sheet as of June 30, 2003 (the "Company Balance Sheet") and the related unaudited statements of operations, changes in stockholders' equity and cash flows for the six month period ended June 30, 2003 (collectively, the "Company Financial Statements"). A copy of the Company's audited financial statements delivered to G&EG pursuant to this Section 5.5 is included in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002 filed by the Company with the Securities and Exchange Commission ("SEC"), and a copy of the Company's unaudited financial statements delivered to G&EG pursuant to this Section 5.5 is included in the Company's Quarterly Report on Form 10-QSB for the six month period ended June 30, 2003 filed by the Company with the SEC. The Company Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied, and present fairly the financial condition and results of operations of the Company at the dates and for the periods covered by the Company Financial Statements.

                     (b) The books and records, financial and otherwise, of the Company are in all material respects complete and correct and have been maintained in accordance with sound business and bookkeeping practices so as to accurately and fairly reflect, in reasonable detail, the transactions and dispositions of the assets of the Company.

         5.6      Absence of Liabilities.

                     (a) As of the date hereof, the Company does not have any debts, liabilities or obligations of any kind, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that are not set forth on Schedule 5.6(a) attached hereto.

                     (b) As of the Closing Date, the Company will not have any debts, liabilities or obligations of any kind, whether accrued, absolute, contingent or otherwise, and whether due or to become due.

              5.7 Absence of Certain Changes or Events. Since the date of the Company Balance Sheet, the Company has not:

                     (a) Conducted any business or engaged in any activities other than activities related to the negotiation and execution of this Agreement;

                     (b) Declared or made any payment of dividends or other distributions to its stockholders or upon or in respect of any shares of its capital stock or purchased, or obligated itself to purchase, retire or redeem, any shares of its capital stock or other securities;

                     (c) Issued or sold or agreed to issue or sell any shares of its capital stock or other securities, or issued, granted or sold or agreed to issue, grant or sell, any options rights or warrants with respect thereto;

                     (d) Amended its Articles of Incorporation or Bylaws;

                     (e) Entered into or become bound by or agreed to enter into or become bound by any contract, instrument, lease, license, agreement, transaction, commitment or undertaking;

                     (f) Borrowed or agreed to borrow any funds; incurred or agreed to incur or become subject to any debts, liabilities or obligations of any kind whatsoever; subjected or agreed to subject any of the assets or properties of the Company to any lien, security interest, charge, interest or other encumbrance or suffered such to be imposed; or guaranteed or agreed to guarantee the debts or obligations of others; or

                     (g) Paid or made any accrual or arrangement for payment of compensation of any kind to any of its past or present directors, officers or employees.

              5.8 Assets. The Company does not own or have any interest in any assets or properties other than the mineral rights attributable to the gold mining claims described on Schedule 5.8 attached hereto (the "Claims"). Except as set forth on Schedule 5.8 hereto, the Claims and all other assets and properties of the Company are free and clear of all liens, security interests or encumbrances of any kind whatsoever.

              5.9 Mining Operations. The Company is holding the Claims for investment purposes and is not conducting and has never conducted any mining operations on any property which is the subject of any of the Claims. The Company has not received any notice of any investigation, claim or proceeding against the Company relating to Hazardous Materials, and the Company is not aware of any fact or circumstance which could involve the Company in any environmental litigation, proceeding, investigation or claim or impose any environmental liability upon the Company. As used herein, "Hazardous Materials" shall mean any substance regulated or prohibited by any law or designated by any governmental agency to be hazardous, toxic, radioactive or otherwise a danger to health, safety or the environment.

              5.10 Tax Returns. Within the times and in the manner prescribed by law, the Company has filed all federal, state, and local tax returns required by law and has paid in full all taxes, including, without limitation, all net income, gross receipts, sales, use, withholding, payroll, employment, social security, unemployment, excise and property taxes, plus applicable penalties and interest thereon (all such items are collectively referred to as "Taxes") due to, or claimed to be due by, any governmental authority. The Company Balance Sheet fully accrues all current and deferred Taxes. The Company has not been delinquent in the payment of any Taxes and has no tax deficiency or claim outstanding, proposed or assessed against it, and there is no basis for any such deficiency or claim. As of the Closing Date, the Company will not have any liability for Taxes.

              5.11 Litigation. There is no claim, action, suit, proceeding or investigation, at law or in equity, pending or threatened against the Company or involving, affecting or relating to any of its properties or assets, nor is there any judgment, decree, injunction, order or writ of any court, governmental authority or arbitrator outstanding against the Company or any of its property or assets.

              5.12 Compliance with Applicable Law. The Company has complied with all laws, regulations and orders applicable to its business and has all permits and licenses required thereby.

              5.13  Contracts  and  Agreements.  Except as set forth on Schedule
5.13 attached hereto, the Company is not a party to or bound by nor are any of its properties and assets subject to or bound by any contract, instrument, lease, license, agreement, guaranty, commitment or other arrangement.

              5.14 Employees;  Employee  Plans.  Except as set forth on Schedule
5.14 attached hereto, the Company does not have any employees, consultants or advisors and is not a party to or bound by any employment, consulting, or retainer agreement, or any profit-sharing, deferred compensation, bonus,
savings,  stock  option,  stock  bonus,  stock  purchase,   severance,  benefit,
retirement, disability, insurance, vacation or any other similar employee benefit plans, funds, programs, agreements or arrangements which cover, are maintained for the benefit of, or related to any or all current or former employees, officers or directors of the Company.

              5.15 No Conflict. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein do not and will not conflict with or result in a breach of any term or provision of, constitute a default under or result in a violation of, the Articles of Incorporation or Bylaws of the Company, as amended, or any agreement, contract, lease, license, or instrument to which the Company is a party or by which it or any of its properties or assets are bound.

              5.16 Third Party Consent. The Company has obtained or prior to the Closing will obtain all consents required to be obtained by the Company from third parties in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement.

              5.17 Governmental Consent. Except as set forth on Schedule 5.17 attached hereto, the Company is not required to submit any notice, report, statement, or other filing with and no consent, approval, order or authorization by any court, administrative agency or commission or other governmental authority is required to be obtained by the Company in connection with the execution and delivery of this Agreement and the sale and issuance of the Company Shares pursuant hereto, other than (a) the filing of a proxy statement with the SEC in accordance with Section 14 of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations promulgated thereunder, and such other filings as may be required under the Exchange Act in connection with the reverse stock split described in Section 8.4 hereof, (b) such filings as may be required to be made under federal and applicable state securities laws after the issuance of the Company Shares, and (c) the filing of a Certificate of Amendment to its Articles of Incorporation with the Secretary of State of Utah in accordance with applicable provisions of the Utah Corporation Code in order to effect the reverse stock split described in Section 8.4 hereof.

              5.18 Stockholder List. A complete and accurate list of the stockholders of record of the Company as of July 31, 2003, which stockholder list accurately reflects the number of outstanding shares of the Company's stock and the number of such shares which bear a restrictive legend or are subject to stop transfer orders or other restrictions on transfer, has been delivered to G&EG.

              5.19 Registration Rights. No Person has demand or other rights to cause the

Company to file any registration statement under the Securities Act of 1933 relating to any securities of the Company or any right to participate in any such registration statement.

         5.20     Compliance with Securities Laws.

                     (a) All reports required to be filed by the Company with the Securities and Exchange Commission (collectively, the "Reports") have been properly filed and fully comply with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder with respect to such Reports. The information contained in the Reports fairly presents, in all material respects, the financial condition and results of operations of the Company. None of the filed Reports contain any untrue statement of a material fact, or fail to state any material fact required to be stated therein or necessary to make the statements made therein not misleading.

                     (b) No formal or informal investigation or examination by the Securities and Exchange Commission or by the securities administrator of any state is pending or threatened against the Company.

                     (c) The Company has not been convicted of any felony or misdemeanor in connection with the purchase and sale of any security or involving the making of any false filing with the Securities and Exchange Commission.

                     (d) The Company is not subject to any order, judgment or decree of any court of competent jurisdiction, temporarily or preliminarily restraining or enjoining, or subject to any order, judgment or decree of any court of competent jurisdiction, permanently restraining or enjoining, the Company from engaging in or continuing any conduct or practice in connection with the purchase or sale of any security or involving the making of any false filing with the Securities and Exchange Commission.

              5.21 Investment Company. The Company is not required to be registered as an investment company under the Investment Company Act of 1940, as amended, and neither the Company nor its officers or directors are required to be registered as investment advisors under the Investment Advisor Act of 1940, as amended.

         6.       COVENANTS RELATING TO CONDUCT OF BUSINESS OF G&EG

              During the period from the date of this Agreement and continuing until the Closing, G&EG agrees (except to the extent that the Company shall otherwise consent in writing) that:

              6.1 Ordinary Course. G&EG shall carry on its business in the usual and ordinary course, in substantially the same manner as heretofore conducted.

         7.       COVENANTS RELATING TO CONDUCT OF BUSINESS OF THE COMPANY

              During the period from the date of this Agreement and continuing until the Closing, the Company agrees (except as expressly contemplated by this Agreement or to the extent that G&EG shall otherwise consent in writing) that:

              7.1 Ordinary Course. The Company shall not conduct any business or engage in any activities other than activities related to the closing of the transactions contemplated by this Agreement.

              7.2 Dividends or Other Distributions. The Company shall not and shall not propose to (i) declare or pay any dividends on or make other distributions to its stockholders or upon or in respect of any shares of its capital stock, or (ii) purchase or obligate itself to purchase, retire or redeem any shares of its capital stock or other securities.

              7.3 Issuance of Securities. The Company shall not issue, deliver or sell or authorize or agree to issue, deliver or sell any shares of its capital stock or other securities, or issue, grant or sell, or agree to issue, grant or sell, any options, rights or warrants with respect thereto.

              7.4 Governing Documents. The Company shall not amend its Articles of Incorporation, except to effect the reverse stock split referred to in
Section 8.4 of this Agreement, or amend its Bylaws.

              7.5 No Contracts or Undertakings. The Company shall not enter into or become bound by or agree to enter into or become bound by any contract, instrument, lease, license, agreement, transaction, commitment or undertaking.

              7.6 No Obligations or Liabilities. The Company shall not borrow or agree to borrow any funds or incur or agree to incur or become subject to any debts, obligations or liabilities of any kind whatsoever, except obligations for legal fees, accounting fees and other fees, costs and expenses incurred in connection with the negotiation and execution of this Agreement and the consummation of the transactions contemplated herein (the "Permitted Obligations"), provided that all such Permitted Obligations are fully paid or otherwise satisfied or discharged by the Company on or prior to the Closing Date.

              7.7 No Liens or Guarantees. The Company shall not subject or agree to subject any of the assets or properties of the Company to any lien, security interest, charge, interest or other encumbrance of any kind or suffer such to be imposed, or guarantee or agree to guarantee the debts or obligations of others.

              7.8 No Compensation Payments. The Company shall not pay or make any accrual or arrangement for payment of compensation of any kind to any of its past or present directors, officers or employees.

         8.       ADDITIONAL AGREEMENTS

          8.1      Access to Information.

                     (a) G&EG shall afford to the Company and shall cause its independent accountants to afford to the Company, and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Closing to all information concerning G&EG, as the Company may reasonably request, provided that G&EG shall not be required to disclose any information which it is legally required to keep confidential. The Company will not use such information for purposes other than this Agreement and will otherwise hold such information in confidence (and the Company will cause its consultants and advisors also to hold such information in confidence) until such time as such information otherwise becomes publicly available, and in the event of termination of this Agreement for any reason the Company shall promptly return, or cause to be returned, to the disclosing party all documents obtained from G&EG, and any copies made of such documents, extracts and copies thereof.

                     (b) The Company shall afford to G&EG and the G&EG Stockholders and shall cause its independent accountants to afford to G&EG and the G&EG Stockholders, and their accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Closing to all of the Company's properties, books, contracts, commitments and records and to the audit work papers and other records of the Company's independent accountants. During such period, the Company shall use reasonable efforts to furnish promptly to G&EG and the G&EG Stockholders such information concerning the Company as G&EG and the G&EG Stockholders may reasonably request, provided that the Company shall not be required to disclose any information that it is legally required to keep confidential. G&EG and the G&EG Stockholders will not use such information for purposes other than this Agreement and will otherwise hold such information in confidence (and G&EG and the G&EG Stockholders will cause their respective consultants and advisors also to hold such information in confidence) until such time as such information otherwise becomes publicly available, and in the event of termination of this Agreement for any reason G&EG and the G&EG Stockholders shall promptly return, or cause to be returned, to the disclosing party all documents obtained from the Company, and any copies made of such documents, extracts and copies thereof.

              8.2 Communications. Between the date hereof and the Closing Date, neither G&EG nor the Company will, without the prior written approval of the other party, furnish any communication to the public if the subject matter thereof relates to the other party or to the transactions contemplated by this Agreement, except as may be necessary, in the opinion of their respective counsel, to comply with the requirements of any law, governmental order or regulation.

              8.3 Securities Laws. The Company shall take such actions as may be necessary to comply with the federal securities laws and the securities laws of all states which are applicable in connection with the issuance of the Company Shares, the Company Options and the Company Warrants to the G&EG Stockholders, the G&EG Option Holders and the G&EG Warrant Holders, respectively, pursuant to this Agreement.

              8.4 Reverse Stock Split. Prior to the Closing, the Company shall effect a reverse split of its outstanding Common Stock, as a result of which the Company will have not more than one million four hundred thousand (1,400,000) shares of Common Stock outstanding immediately prior to the Closing, excluding up to One Thousand (1,000) shares of Common Stock which may be issued by the Company in connection with rounding up fractional shares resulting from the reverse stock split.

              8.5 Name Change. Prior to the Closing, the Company's Board of Directors and the holders of a majority of the Company's issued and outstanding common stock shall duly and lawfully authorize and approve, subject to and contingent upon consummation of the transactions contemplated by this Agreement, an amendment to the Company's Articles of Incorporation to change the name of the Company to Gaming & Entertainment Group, Inc.

              8.6 Meeting of Stockholders. Prior to the Closing, the Company shall hold a meeting of its stockholders (the "Stockholders Meeting") for the purpose of approving amendments to the Company's Articles of Incorporation which have been authorized and approved by the Company's Board of Directors to (a) effect a reverse split of the Company's outstanding Common Stock as a result of which the Company will have not more than one million four hundred thousand (1,400,000) shares of Common Stock outstanding immediately prior to the Closing, excluding up to One Thousand (1,000) shares of Common Stock which may be issued by the Company in connection with rounding up fractional shares resulting from the reverse stock split, and (b) change the name of the Company to Gaming & Entertainment Group, Inc. after the consummation of the transactions contemplated by this Agreement. All actions taken in connection with the Stockholders Meeting shall be in compliance with all applicable provisions of the Utah Corporations Code and all applicable provisions of the federal securities laws, including, without limitation, Section 14 of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.

              8.7 Change in Board of Directors. The Company shall, not less than 10 days prior to the Closing Date, file with the Securities and Exchange Commission ("SEC") and transmit to all holders of record of the Company's outstanding Common Stock, the information required by Rule 14f-1 of the Securities Exchange Act of 1934 concerning the change in the Company's Board of Directors which will occur upon consummation of the transactions contemplated by this Agreement.

              8.8 Payment of Liabilities. Prior to the Closing, the Company shall pay or otherwise satisfy or discharge all of its debts, obligations and liabilities of any kind whatsoever, including, without limitation, all of the debts, obligations and liabilities set forth on Schedule 5.6(a) attached hereto or reflected on the Company Balance Sheet, and all of the Permitted Obligations referred to in Section 7.6 hereof.

         9.       CONDITIONS PRECEDENT

              9.1 Conditions to Obligations of the Company. The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the satisfaction on or before the date of Closing of the following conditions, unless waived by the Company:

                     (a) List of G&EG Stockholders. G&EG shall have delivered to the Company for attachment as Exhibit A to this Agreement a true and correct copy of a list of the G&EG Stockholders who are parties to this Agreement and the number of G&EG Shares owned by each such Stockholder, and the total number of G&EG Shares set forth opposite the names of all of the Stockholders listed on Exhibit A shall constitute not less than 90% of the total number of issued and outstanding shares of Common Stock of G&EG immediately prior to the Closing, as set forth on Schedule 4.3(a) to be delivered by G&EG to the Company for attachment hereto prior to the Closing.

                     (b) Schedule of Outstanding Shares. G&EG shall have delivered to the Company for attachment to this Agreement a copy of Schedule 4.3(a) which sets forth the total number of issued and outstanding shares of Common Stock of G&EG immediately prior to the Closing.

                     (c) Minimum Number of G&EG Shares. G&EG Stockholders holding at least 90% of the issued and outstanding shares of Common Stock of G&EG shall have executed and delivered a copy of this Agreement and shall have delivered to the Company the stock certificates and investment letters referred to in Section 2.2 above.

                     (d) Representations and Warranties of the G&EG Stockholders. The representations and warranties of the G&EG Stockholders set forth in Article 3 of this Agreement shall be true and correct in all material respects as of the date of this Agreement and on the date of the Closing.

                     (e) Representations and Warranties of G&EG. The representations and warranties of G&EG set forth in Article 4 of this Agreement shall be true and correct in all material respects as of the date of this Agreement and on the date of Closing, and the Company shall have received a certificate to such effect signed by the chief executive officer of G&EG.

                     (f) Additional Closing Documents. The Company shall have received the following documents and instruments:

                     (1) Certified resolutions of the G&EG Board of Directors authorizing the execution and delivery of this Agreement and the performance by G&EG of its obligations hereunder; and

                     (2) Such other documents and instruments as are required to be delivered pursuant to the provisions of this Agreement or otherwise reasonably requested by the Company.

              9.2 Conditions to Obligations of G&EG and the G&EG Stockholders. The obligations of G&EG and the G&EG Stockholders to consummate the transactions contemplated by this Agreement are subject to the satisfaction on or before the Closing Date of the following conditions unless waived by G&EG and the G&EG Stockholders or their Agent:

                     (a) Representations and Warranties of the Company. The representations and warranties of the Company set forth in Article 5 of this Agreement shall be true and correct in all material respects as of the date of this Agreement and on the Closing Date, and G&EG and the G&EG Stockholders shall have received a certificate to such effect signed by the chief executive officer of the Company.

                     (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Closing Date, and G&EG and the G&EG Stockholders shall have received a certificate to such effect signed by the chief executive officer of the Company.

                     (c) Reverse Stock Split. The Board of Directors and stockholders of the Company shall have duly and lawfully approved, in accordance with the Utah Corporations Code and Section 14 of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, a reverse split of the Company's outstanding Common Stock, as a result of which the Company will have not more than one million four hundred thousand (1,400,000) shares of Common Stock outstanding immediately prior to the Closing, excluding up to One Thousand (1,000) shares of Common Stock which may be issued by the Company in connection with rounding up fractional shares resulting from the reverse stock split, and a Certificate of Amendment to the Company's Articles of Incorporation describing such reverse split shall have been duly filed with the Secretary of State of Utah and a certified copy thereof shall have been provided to G&EG.

                     (d) Information Concerning Change in Company's Board of Directors. At least 10 days prior to the Closing Date, the Company shall have filed with the SEC and transmitted to the holders of record of the Company's outstanding Common Stock the information required by Rule 14f-1 of the Securities Exchange Act of 1934 concerning the change in the Company's Board of Directors which will occur at the Closing.

                     (e) Absence of Liabilities. The Company shall have paid or otherwise satisfied or discharged all of its debts, obligations and liabilities of any kind whatsoever, including, without limitation, all of the debts, obligations and liabilities set forth on Schedule 5.6(a) hereto or reflected on the Company Balance Sheet and all of the Permitted Obligations referred to in
Section 7.6 hereof, and G&EG and the G&EG Stockholders shall have received a certificate signed by the chief executive officer of the Company that as of the Closing Date, the Company does not have any debts, obligations or liabilities of any kind whatsoever, whether accrued, absolute, contingent or otherwise, and whether due or to become due.

                     (f) Resignations. The Company shall have received and accepted the written resignations of all of the Company's officers and directors as of the Closing Date, and shall have delivered such resignations to G&EG.

                     (g) Election of Directors and Officers. The Board of Directors of the Company shall have elected persons designated by G&EG to serve as directors and officers of the Company effective as of the Closing Date.

                     (h) Change of Name. The Company's Board of Directors and stockholders shall have duly authorized and approved, in accordance with the Utah Corporations Code and Section 14 of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, an amendment to the Company's Articles of Incorporation to change the name of the Company to Gaming & Entertainment Group, Inc.

                     (i) Option Exchange Agreements. The Company shall have entered into an Option Exchange Agreement with each G&EG Option Holder which provides that (a) such G&EG Option Holder agrees to assign and transfer such holder's G&EG Option to the Company for cancellation in exchange for a Company Option, and (b) the number of shares issuable upon exercise of the Company Option and the exercise price and other material terms and conditions of the Company Option to be granted to such G&EG Option Holder shall be the same as the number of shares issuable upon exercise of the G&EG Option and the exercise price and other material terms and conditions of the G&EG Option, except as otherwise agreed to by such G&EG Option Holder and the Company.

                     (j) Warrant Exchange Agreements. The Company shall have entered into a Warrant Exchange Agreement with each G&EG Warrant Holder which provides that (a) such G&EG Warrant Holder agrees to assign and transfer such holder's G&EG Warrant to the Company for cancellation in exchange for a Company Warrant, and (b) the number of shares issuable upon exercise of the Company Warrant and the exercise price and other material terms and conditions of the Company Warrant to be issued to such G&EG Warrant Holder shall be the same as the number of shares issuable upon exercise of the G&EG Warrant and the exercise price and other material terms and conditions of the G&EG Warrant, except as otherwise agreed to by the G&EG Warrant Holder and the Company.

                     (k) Opinion of Counsel. The Company shall have delivered to G&EG and the G&EG Stockholders an opinion of its counsel dated the Closing Date on the matters set forth on Schedule 9.2(k) attached hereto.

                     (l) Additional Closing Documents. G&EG shall have received the following documents and instruments:

                     (1) Certified resolutions of the Company's Board of Directors (a) authorizing the execution and delivery of this Agreement and the performance by the Company of its obligations hereunder, (b) authorizing the execution and delivery of the Option Exchange Agreements and the Company Options described in Section 9.2(i) above, (c) authorizing the execution and delivery of the Warrant Exchange Agreements and the Company Warrants described in Section 9.2(j) above, (d) electing the persons designated by G&EG as officers and directors of the Company effective as of the Closing Date, (e) authorizing an amendment to the Company's Articles of Incorporation to effect the reverse stock split described in Section 9.2(c) above, and (f) authorizing an amendment to the Company's Articles of Incorporation to change the Company's name in accordance with Section 9.2(h) above;

                     (2) Certified resolutions of the Company's stockholders approving an amendment to the Company's Articles of Incorporation to (i) effect the reverse stock split described in Section 9.2(c) above, and (ii) to change the name of the Company in accordance with Section 9.2(h) above;

                     (3) A certificate of good standing of the Company from the Secretary of State of Utah dated as of the most recent practicable date;

                     (4) A list of the Company's stockholders as of a date within two days of Closing certified by the Company's stock transfer agent; and

                     (5) Such other documents and instruments as are required to be delivered pursuant to the provisions of this Agreement or otherwise reasonably requested by G&EG. (m) Minimum Number of G&EG Shares. G&EG Stockholders holding at least 90% of the issued and outstanding Common Stock of G&EG shall have executed and delivered a copy of this Agreement and shall have delivered to the Company the stock certificates and investment letters referred to in Section 2.2 above.

         10.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES

              10.1   Survival   of   Representations    and   Warranties.    The
representations and warranties contained herein shall survive the Closing, but shall expire on the first anniversary date following the date of Closing, unless a specific claim in writing with respect to these matters shall have been made, or any action at law or in equity shall have been commenced or filed before such anniversary date. Any investigations made by or on behalf of any of the parties prior to the date of Closing shall not affect any of the parties' obligations hereunder. Completion of the transactions contemplated herein shall not be deemed or construed to be a waiver of any right or remedy of any of the parties.

         11.      INDEMNIFICATION

              11.1 Indemnification. The Company agrees to indemnify, defend and hold harmless G&EG and the G&EG Stockholders from and against any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including interest, penalties and reasonable attorneys' fees and expenses (collectively "Damages") asserted against, resulting to, imposed upon or incurred by G&EG or the G&EG Stockholders, directly or indirectly, by reason of or resulting from (i) any breach by the Company of this Agreement, or (ii) any inaccuracy in or breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement.

              11.2  Limitation.  The  liability of the Company  pursuant to this
Section 11 shall be limited to claims for damages made by G&EG or the G&EG Stockholders in writing within one (1) year after the date of this Agreement or, with respect to claims relative to tax liabilities for periods ending on or prior to the date of this Agreement, within the period of any applicable statute of limitations.

              11.3 Claims. In the event that G&EG or the G&EG Stockholders (hereinafter collectively referred to as the "Indemnified Party") shall reasonably believe that it has a claim for Damages ("Claim"), it shall give prompt notice in accordance herewith to the Company (the "Indemnifying Party") of the nature and extent of such Claim and the Damages incurred by it. If the Damages are liquidated in amount, the notice shall so state, and such amount shall be deemed the amount of such Claim of the Indemnified Party against the Indemnifying Party. If the amount is not liquidated, the notice shall so state and, in such event, such Claim shall be deemed asserted against the Indemnifying Party but no payment or satisfaction shall be made on account thereof until the amount of such claim is liquidated.

              If the Indemnifying Party shall not, within thirty (30) days after the giving of such notice by the Indemnified Party, notify the Indemnified Party in accordance herewith that the Indemnifying Party disputes the right of the Indemnified Party to indemnity in respect of such Claim, then any such Claim shall be paid or satisfied as follows: (i) if said Claim is liquidated, then payment of such Claim to the Indemnified Party shall be made by the Indemnifying Party at the end of such period; or (ii) if the amount of such Claim is unliquidated at the time notice is originally given to the Indemnifying Party, the Indemnified Party shall give a second notice to the Indemnifying Party when the liquidated amount of such Claim is known and, unless the

Indemnifying Party shall object in writing to such amount (as opposed to the Claim itself, as to which the right to dispute had expired) within twenty (20) days after the giving of said second notice, payment of such Claim to the Indemnified Party shall be made by the Indemnifying Party. If the Indemnifying Party shall not have made payment to the Indemnified Party of any Claim when said payment is due, then the Indemnified Party shall have the right to take any and all actions required to collect from the Indemnifying Party the amount of such Claim. Any portion of the amount of Damages asserted by the Indemnified Party in connection with a Claim shall, if not objected to by the Indemnifying Party in accordance with the procedures established herein, be considered to be subject to satisfaction without further objection, as may be appropriate.

              If the Indemnifying Party shall notify the Indemnified Party that the Indemnifying Party disputes any Claim or the amount thereof (which notice shall only be given if the Indemnifying Party has a good faith belief that the Indemnified Party is not entitled to indemnity or the full amount of indemnity as claimed) then the parties hereto shall endeavor to settle and compromise such Claim, or may agree to submit the same to arbitration, and, if unable to agree on any settlement or compromise or on submission to arbitration, such claim shall be settled by appropriate litigation, and any liability and the amount of the Damages established by reason of such settlement, compromise, arbitration or litigation, or incurred as a result thereof, shall be paid and satisfied as provided herein.

              11.4 Conditions of Indemnification with Respect to Third Party Claims. The Indemnified Party shall promptly give notice to the Indemnifying Party of any claim of a third party which may reasonably be expected to result in a Claim by the Indemnified Party. The Indemnifying Party shall have the right to participate in and, with respect to a third party Claim as to which the Indemnifying is "wholly at risk," direct the defense, compromise or settlement of such claim with counsel selected by the Indemnifying Party, provided the Indemnifying Party gives written notice to the Indemnified Party of the Indemnifying Party's election to do so within thirty (30) days after receipt of notice in accordance with the preceding sentence. For the purposes of this
Section 11.4, the Indemnifying Party shall be deemed to be "wholly at risk" except as to (i) Claims as to which the Indemnified Party may have any direct monetary risk for which it is not fully indemnified by the terms hereof or (ii) Claims as to which the Indemnified Party in its reasonable judgment has any risk or liability for which compensation by monetary damages would not be adequate. If the Indemnifying Party fails to so notify the Indemnified Party of its election to defend any such third party claim, the Indemnified Party will (upon further notice to the Indemnifying Party) have the right to undertake the defense, compromise or settlement of such claim on behalf of and for the account and expense of the Indemnifying Party, subject to the right of the Indemnifying Party to assume the defense of such claim at any time prior to settlement, compromise or final determination thereof.

              If the proceeding involves matters as to which the Indemnifying Party is not "wholly at risk," then the defense, compromise or settlement of the Claim shall be the responsibility of the Indemnified Party, but such defense, compromise and settlement by the Indemnified Party shall be for the expense and account of the Indemnifying Party. Counsel for the Indemnifying Party shall consult and cooperate at all times with counsel for the Indemnified Party in defending against any such third party claim. The Indemnifying Party shall not under any circumstances, without the written consent of the Indemnified Party, settle or compromise any claim or consent to the entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party a release from all liability in respect of such claim.

         12.      TERMINATION

              12.1 Termination. This Agreement may be terminated at any time prior to the Closing Date:

                     (a) by mutual written consent of the Company, G&EG and the G&EG Stockholders or their Agent;

                     (b) by the Company if there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement by G&EG or the G&EG Stockholders;

                     (c) by G&EG and the G&EG Stockholders or their Agent if there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement by the Company; or

                     (d) by either the Company or G&EG and the G&EG Stockholders or their Agent if the Closing shall not have occurred by December 31, 2003, or such later date as shall have been approved by the Company, G&EG and the G&EG Stockholders or their Agent. 12.2 Effect of Termination. Termination of this Agreement in accordance with Section 12.1 may be effected by written notice from either the Company or G&EG and the G&EG Stockholders or their Agent, as appropriate, specifying the reasons for termination and shall not subject the terminating party to any liability for any valid termination.

         13.      MISCELLANEOUS

              13.1 Tax Treatment. The transaction contemplated herein is intended to qualify as a "tax-free" reorganization under the provisions of
Section 368 of the Internal Revenue Code of 1986, as amended. The Company, G&EG and the G&EG Stockholders acknowledge, however, that no party hereto has made any representation or warranty to the other with respect to the treatment of such transaction or the effect thereof under applicable tax laws, regulations, or interpretations; and that no attorney's opinion or private revenue ruling has been obtained with respect to the effects thereof under the Internal Revenue Code of 1986, as amended.

              13.2 Further Assurances. From time to time, at the other party's request and without further consideration, each of the parties will execute and deliver to the others such documents and take such action as the other party may reasonably request in order to consummate more effectively the transactions contemplated hereby.

              13.3 Attorney's Fees and Expenses. If any legal action or any arbitration or other proceeding is brought for the enforcement of this
Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

              13.4 Parties in Interest. Except as otherwise expressly provided herein, all the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective heirs, beneficiaries, personal and legal representatives, successors and assigns of the parties hereto.

              13.5 Entire Agreement; Amendments. This Agreement, including the Schedules, Exhibits and other documents and writings referred to herein or delivered pursuant hereto, which form a part hereof, contains the entire understanding of the parties with respect to its subject matter. There are no representations, warranties or covenants other than those expressly set forth herein or therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter. This Agreement may be amended only by a written instrument duly executed by the parties or their respective successors or assigns.

              13.6 Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

              13.7 Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require.

              13.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Facsimile transmission of any signed original document and/or retransmissions of any signed facsimile transmission will be deemed the same as delivery of an original. At the request of any party, the parties will confirm facsimile transmission by signing a duplicate original document.

              13.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

              13.10 Person. For purposes of this Agreement, the term "Person" shall mean any individual, corporation, partnership, joint venture or other business enterprise or entity and any governmental agency, federal, state or local.

              13.11   Notices.   Any  and  all   notices,   demands   or   other
communications required or desired to be given hereunder by any party shall be in writing and shall be validly given or made to another party if given by personal delivery, telex, facsimile, telegram or if deposited in the United States mail, certified or registered, postage prepaid, return receipt requested. If such notice, demand or other communication is given by personal delivery, telex, facsimile or telegram, service shall be conclusively deemed made at the time of receipt. If such notice, demand or other communication is given by mail, such notice shall be conclusively deemed given forty-eight (48) hours after the deposit thereof in the United States mail addressed to the party to whom such notice, demand or other communication is to be given as hereinafter set forth:

If to G&EG:                         At the  address  set forth below its name on
                                    the signature page of this Agreement.

If to the G&EG  Stockholders:       At the addresses set forth below their names
                                    on  Exhibit  A  attached  hereto.

If to the Company:                  At the  address  set forth below its name on
                                    the signature page of this Agreement.

         13.12    Payment of Expenses.

                     (a) At or prior to the Closing,  the Company  shall pay and fully satisfy all of its own legal fees, accounting fees and other fees, costs and expenses incurred in connection with the negotiation and execution of this Agreement and the consummation of the transactions contemplated herein, including, without limitation, all Permitted Obligations described in Section
7.6 hereof.

                     (b) G&EG shall pay for all of its own legal fees, accounting fees and all other fees, costs and expenses incurred in connection with the negotiation and execution of this Agreement and the consummation of the transactions contemplated herein.

              13.13 Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.

         14.      APPOINTMENT OF AGENT

              The G&EG Stockholders hereby irrevocably constitute and appoint Gregory L. Hrncir as their true and lawful attorney (the "Agent") with full right and power in their names and stead to take any and all action by and on behalf of them necessary or desirable to consummate the transactions contemplated by this Agreement, including without limitation, the right and power to receive certificates representing the Company Shares on behalf of each of the G&EG Stockholders, to deliver to the Company the certificates representing the G&EG Shares, to waive performance of any of the obligations of the Company or waive satisfaction of any of the conditions to Closing specified in Section 9.2 hereof, to deliver investment letters of the G&EG Stockholders referred to in

Section 2.2(a) hereof, and to amend or terminate this Agreement as herein provided. Any such action taken by the Agent on behalf of a G&EG Stockholder shall be binding upon such G&EG Stockholder. The Company shall not have any responsibility to the G&EG Stockholders or any of them for the distribution by the Agent of the certificates representing the Company Shares to be delivered to the G&EG Stockholders, nor shall the Company be liable in any manner whatsoever to the G&EG Stockholders or any of them by or on account of any act or omission of the Agent.

              IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto as of the date first above written.

                                        COMPANY

                                        NorStar Group, Inc.,
                                        a Utah corporation

                                        By: /s/ Jay Sanet
                                          -----------------
                                                Jay Sanet
                                                President

                                        Address: 4101 Ravenswood Rd., Suite 128
                                                 Ft. Lauderdale, FL 33312

                                        Gaming & Entertainment Group, Inc.,
                                        a Nevada corporation

                                        By: /s/ Gregory L. Hrncir
                                          -------------------------
                                                Gregory L. Hrncir
                                                President

                                        Address: 6094 S. Sandhill Rd., Suite 400
                                                 Las Vegas, NV 89120

                                   APPENDIX B

                               NORSTAR GROUP, INC.


            ANNUAL REPORTS ON FORM 10-KSB FOR THE FISCAL YEARS ENDED
                           DECEMBER 31, 2001 AND 2002

                 QUARTERLY REPORTS FOR THE FISCAL QUARTERS ENDED
                    MARCH 31, JUNE 30 AND SEPTEMBER 30, 2003

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 FORM 10-KSB/A

(MARK ONE)

[X] ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934 FOR THE FISCAL YEAR ENDED DECEMBER 31, 2001 OR

[ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934 FOR THE TRANSITION PERIOD FROM TO

                         COMMISSION FILE NUMBER 0-28399

                               NORSTAR GROUP, INC.

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

--------------------------------------------------------------------------------

       (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION) UTAH

                 (I.R.S. EMPLOYER IDENTIFICATION NO.) 59-1643698


        6365 NW 6TH WAY, SUITE 160, FT. LAUDERDALE FLORIDA          33309

      (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                    (ZIP CODE)

        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (954) 772-0240


          SECURITIES REGISTERED PURSUANT TO SECTION 12 (B) OF THE ACT:

                                      NAME OF EACH EXCHANGE
          TITLE OF EACH CLASS          ON WHICH REGISTERED

                NONE                           N/A


          SECURITIES REGISTERED PURSUANT TO SECTION 12 (G) OF THE ACT:

                    COMMON SHARES, PAR VALUE $0.01 PER SHARE

                                (TITLE OF CLASS)

                           CUMULATIVE PREFERRED SHARES
                                CLASS A PREFERRED
                                CLASS B PREFERRED

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes X No

         Indicate by check mark if disclosure of delinquent files pursuant to
Item 405 of Regulation S-B is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB [X]

         As of March 18, 2002, 20,743,825 shares of NorStar Group, Inc. common stock were outstanding. The approximate aggregate market value of the voting and non-voting common equity held by non-affiliates of the registrant, based upon the last sale price of the Common Stock reported on the Over-the-Counter Bulletin Board was $829,753 as of March 19, 2001.

         Included in this computation are shares held by directors and executive officers of the Company and their associates as a group. Such inclusion does signify that members of this group are "affiliates" of or controlled by the Company.

TABLE OF CONTENTS


PART I..................................................................   3
  Item 1.   Business....................................................   3
            (b) Business of the Company.................................   3
            (i)  Membership.............................................   3
            (ii) Providers..............................................   4
            (iii) Market Overview.......................................   4
            (iv) Summary of Product Research and Development............   5
  Item 2.   Properties..................................................   6
  Item 102  (a) 1. Small Business Issuer engaged in significant mining
            operations:.................................................   6
  Item 3.   Legal Proceedings...........................................   7
  Item 4.   Submission of Matters to a Vote of Security Holders.........   7
PART II.................................................................   8
  Item 5.   Market for Registrant's Common Equity and Related
            Stockholder Matters.........................................   8
  Item 6.   Management's Discussion and Analysis or Plan of Operations..   8
  Item 7.   Financial Statements........................................   9
  Item 8.   Changes in and Disagreements With Accountants on Accounting
            and Financial Disclosure....................................   8
PART III................................................................  10
  Item 9.   Directors and Executive Officers of the Registrant..........  10
  Item 10.  Executive Compensation......................................  11
  Item 11.  Security Ownership of Certain Beneficial Owners and
            Management..................................................  12
  Item 12.  Certain Relationships and Related Transactions..............  12
  Item 13.  Exhibits, Financial Statement Schedules, and Reports on Form
            8-K.........................................................  13
SIGNATURES..............................................................  14

                                     PART I

Item 1. Business

         (a)      General Development of Business

                  NorStar Group, Inc., a Utah Corporation ("NorStar" or the "Company") was originally formed in March 1961 as Florist Accounting Service, Inc. The Company changed its name in 1971 to Luxor Group N.A., Inc. and in 1992 to NorStar Group, Inc. NorStar has not been the subject of any bankruptcy, receivership or similar proceeding. There has been no material reclassification, merger, consolidation, or sale of a significant amount of assets not in the ordinary course of the Company's business. NorStar has made a number of acquisitions over the last few years of businesses and investment opportunities. In January, 1998, NorStar entered into an agreement to acquire in their entirety, the Institute of Metabolic Medicine, Metabolic Treatment Center, Inc., JBA Medical Management, Inc., and Medical Providers of South West Florida, Inc. In April, 1992, NorStar also acquired 680 acres (17 gold mining claims) in Nevada. In March of 1999 NorStar abandoned the medical venture to concentrate on its Internet on-line business. NorStar is seeking a joint venture partner to work its mining claims.

         (b) Business of the Company: The business of NorStar is an Internet online-community of "One Stop Shopping" for products, entertainment, education and business services from a network of providers. NorStar's portal provides the subscriber/member with access to several web browsers, a directory of thousands of stores, an Internet shopping mall, three dimensional virtual reality chat rooms, telephone chat, forums, game rooms, a virtual reality dating service, virtual reality business conference rooms using virtual reality chat room technology, specialty advertising rooms with virtual reality activities, and global e-mail service which can be accessed through the web anywhere in the world.

                  (i) Membership :

                  NorStar offers membership to the 100 million consumers who currently have, or who will have some form of access to the Internet. Consumers subscribing to NorStar's network are offered discounts for products and services through the Company's provider network. NorStar's strategy is to address the trend toward rising out of pocket costs by bringing together a provider network that offers quality products and services at reduced prices. The Company believes that by having access to an extensive multi-service provider network in a region its members will be able to receive quality services and products at less than market prices. As a result, NorStar believes that it can establish a market niche where the discounts obtained by the membership will far outweigh the cost of membership to join the NorStar network. The cost for annual family membership is $120.00. NorStar discounts are designed not to be related in any way to the dollar amount of purchases, volume of buying or products so members will not be subject to any minimum requirements or other restrictions. The member is simply being provided these programs based on the willingness of service and product providers to offer their services and products to customers of the Company at a discount.

                  (ii) Providers :

                  The foundation of the Company's business will be the development and maintenance of a network of providers comprised of manufacturers, wholesalers, retailers and service providers. NorStar intends that providers who participate in the NorStar network will receive some of the following benefits, including but not limited to: elimination of paper order form preparation and supporting documentation, reduction of bad debt, new customers with no additional advertising expense, and more efficient utilization of personnel and equipment. The national and regional marketing planned by the Company should give providers an increased level of exposure. The Company will also contract with reliable suppliers who offer computer network accessible products and services. It is the Company's objective to establish a national network of providers within 3 years through direct contracts, affiliations with national organizations and other regional networks. NorStar anticipates having an appropriate number of providers under contract and available on the net in the near future. The distribution method of these products and services to holders of membership will be via the Internet. No assurances can be given that the Company will be successful in establishing a national network. The failure to establish a national network would have a material adverse effect on the Company's business, financial condition and results of operations.

                  (iii) Market Overview :

                  The market for discount products and services via the Internet is in its infancy. The level of demand and acceptance of discount products and services programs is dependent upon a number of factors, including growth of consumer access to the Internet, the Company's ability to develop and maintain distribution channels to sell memberships to consumers, acceptance of discounted products and services and the willingness of service and product providers to offer their services and products to customers at a discount. The Company believes that competition will intensify and increase in the future. NorStar views its primary direct competitors as AOL, Compuserve, Prodigy, Yahoo, and GeoCities.

                  (iv) Summary of Product Research and Development :

                  NorStar's publicly announced new product and service includes the Cybervisor(TM) which is still in the research and development stage. NorStar filed a Trademark Application for The "Cybervisor(TM)" a head mounted display unit with related hardware and software INT. Class:009 The mark consists of text letters (the Cybervisor) Serial number 75/710459. NorStar announced that its Cybervisor (TM) IPD (Interactive Personal Display) unit will be offered in the marketplace for home, business and school use. NorStar plans to introduce three IPD models: The Cybervisor (TM), The Super Cybervisor (TM), and the Cybervisor Jr.(TM). In addition, NorStar has completed development of a new Web based community called "VeeAreCity.Com". VeeAreCity.Com, Inc., a Delaware corporation and wholly-owned subsidiary of the Company ("VeeAreCity") owns and will operate the Web site. The physical tooling developed for the VeeAreCity Head Mounted Display ("HMD") appearance will be owned by VeeAreCity.

                  The head gear will be manufactured by a third party, at the anticipated volume levels of 100,000 units/year. VeeAreCity estimates that it will be able to manufacture the HMD for at a per unit cost of approximately $200. This price is subject to change up or down based on the final product specifications. NorStar also plans to begin construction of its "Cybernizer" a web pager. In addition, the Cybernizer will be a Internet navigation tool that will include such features as voice chat and instant access to all major search engines. The estimated cost for the development of this project is between $900,000 and $1.1 million. The source for funding the research and development of this project will come from additional equity and/or debt financing. No assurance can be given that the Company will raise the necessary capital to complete this project, or if completed that it will be accepted in the marketplace.

                  NorStar has awarded distributorship agreements totaling $451 million of product to be developed over five years.

                  NorStar has spent approximately $72,000 during the last two fiscal years on research and development activities.

                  NorStar employs five full time employees, four of whom serve as Officers and Directors of NorStar and two clerical personnel.

Item 2. Properties

         NorStar's place of business is located at 6365 N.W. 6th Way, Fort Lauderdale, Florida 33309. The premises is described as a CBS and steel class A building/shared executive suite. NorStar subleases approximately 900 square feet on a month to month tenancy from American Network Realty. Item 102 (a) 1. Small Business Issuer engaged in significant mining operations:

         NorStar acquired 680 acres (17 gold mining claims) in Nevada and is seeking a joint venture partner to work the claims.*

Description of Property pursuant to Guide 7, Section 229.801(g) and Section 229.802(g)

         The seventeen (17) lode claims are located in the Gold Mountain Mining District of Esmeralda County, Nevada. Esmeralda County is noted only for its mining industry. The mines located on the edge of Goldfield, Nevada have continued to operate on a limited basis until the end of March 1992 when the Black Hawk mine closed its underground operations. There continues to be several leach operations in full swing.

Claim Location

         The seventeen (17) unpatented claims are located 180 miles north of Las Vegas, Nevada on state Highway 95 to Lida Junction, south to Gold Point then south by southeast approximately 8 miles. The claims are situated in Township 8S, Range 41, Sections 11, 14, and 22. The Eastern Group (7 claims) is located at the elevation of 6,500 to 7,000 feet and is the most mountainous area. The Western Group (10 claims) is located on a gentle rolling terrain for the most part. In either case walking is the only way to gain access to the greatest portion of the claims.

Geology

         The rock is primarily Tertiary age quartz monzonite. There are several visible fault zones and you find that they contain quartz veins and stringers. Mineralization is easily located on most of the claims and there appear to be several areas that should be excellent prospects for geologic exploration. There exists on the claims one (1) 250 foot adit with mineralization showing and four
(4) shafts. The deepest shaft is located on the Western Group of claims and has been plumbed to 185 feet. Some of the underground workings have been mapped prior to it filling with water.

Climate

         The climate is arid, dry and hot in summertime and windy and cold November through January. However, snowfall is limited and in most cases would not interfere with mining operations.

Ore Dumps

         There is a 2500 ton dump located near the main shaft. Sampling of this dump shows that the ore lends itself to the leaching process for recovery of gold and silver. The gold in this area runs .997 fine. There are also several other smaller ore dumps scattered among the claims. Since ore is not complex it can be easily extracted by the leaching method or can be transported to a mill for crushing and processing. Conclusions

         Over the years estimates of ore reserves have been made by several geologists and mining engineers. Donald R. McGregor stated in his report that by just stripping the mountain on which the main shaft is located would open up approximately three and one-half million (3,500,000) tons of ore with an average grade of .116 ounces gold per ton and .23 ounces of silver per ton. The gross value of this area alone calculates out to over $146,000,000. Using $350.00/oz. gold and $5.00/oz silver.

         This does not take into account the eastern group of claims. The assays from this area range from .43 ounces gold and 2.26 ounces silver per ton to .83 ounces gold and 14.06 ounces silver per ton. An extensive core drilling program in this area could easily produce triple the values calculated for the western group of claims.

         The recovery cost for strip mining and heap leach is about $180 per ounce. Custom milling would run approximately $220 per ounce. A mining operation is deemed feasible particularly since the ore is not complex.


         *The aforementioned investments in gold mining are for investment purposes only and should not be construed as the core business or core business activity of NorStar.


Item 3.  Legal Proceedings

         NorStar is not involved in any legal proceedings.

Item 4.  Submission of Matters to a Vote of Security Holders

         No matters were submitted to a vote of security holders of NorStar Group, Inc. during the fiscal year ended December 31, 2001.

                                     PART II

Item 5.  Market for Registrants Common Equity and Related Stockholder Matters

         NorStar's common stock is currently traded on the Over-The-Counter Bulletin Board("OTCBB") under the symbol "NSTG."

         The following table indicates the high and low bid sales prices for the equity for each full quarterly period within the two most recent fiscal years and any subsequent interim period for which financial statements are included are as follows:

 Year         Quarter    High Bid     Low Bid
 2001          1st        0.240        0.095
 2001          2nd        0.200        0.060
 2001          3rd        0.125        0.042
 2001          4th        0.060        0.031

--------------------------------------------

 2000          1st         0.85         0.43
 2000          2nd        13/16         0.20
 2000          3rd         7/16         0.24
 2000          4th         0.85         0.85

         (b) Holders

         As of March 18, 2002, the approximate number of shareholders of record of NorStar Common Stock is 257. This information was obtained from the Company's transfer agent.

         (c)  Dividend

         NorStar has not paid dividends on its capital stock and does not anticipate that it will do so in the foreseeable future. NorStar intends to retain any future earnings for reinvestment in its business. Payments of dividends in the future will depend upon NorStar's growth, profitability, financial condition and other factors that NorStar's Board of Directors may deem relevant.

ITEM 6. MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

         The following discussion regarding NorStar and its business and operations contains "forward-looking statements" within the meaning of Private Securities Litigation Reform Act of 1995. Such statements consists of any statement other than a recitation of historical fact and can be identified by the use of forward-looking terminology such as "may," "expect," "anticipate," "estimate" or "continue" or the negative thereof of other variations thereon or comparable terminology. The reader is cautioned that all forward-looking statements are necessarily speculative and there are certain risks and uncertainties that could cause actual events or results to differ materially from those referred to in such forward-looking statements. NorStar does not have a policy of updating or revising forward-looking statements and thus it should not be assumed that silence by management of NorStar over time means that actual events are bearing out as estimated in such forward-looking statements.

OVERVIEW

         NorStar Group, Inc. was originally incorporated in the State of Utah in March 1961 as Florist Accounting Services, Inc., a finance company that was primarily engaged in factoring accounts receivables for florists in Utah. The name Florist Accounting Services, Inc. was changed to Luxor Group N.S. Inc. during 1971 and to Norstar Group, Inc during 1992.The Company was unable to develop a profitable operation and became inactive until April 1992. During the period from April 1992 through December 31, 1999 the Company acquired and/or began to develop and dispose of, several businesses and certain other investments. In 1998, the company began the development of its Internet business which involves the creation of a portal to a cyber-city, an on-line community of "One Stop Shopping" for products, entertainment, education and business services. The on-line community is being developed through its two subsidiaries VeeAreCity.com, Inc. and VeeAreCity the Burbs.com, Inc.. The portal is designed to provide subscriber/member with access to several web browsers, a directory to thousands of stores, three dimensional virtual reality ("VR") chat rooms, forums and game rooms, a VR dating service, VR business conference room, specialty advertising rooms with VR activities and global e-mails that can be accessed through the web anywhere in the world. The company intends to generate revenues from this business primarily through usage fees from certain of its activities and the sale of annual memberships to consumers who will be offered discounts on products and services through a provider network to be developed by the company. The Company also holds mineral rights attributable to 17 claims that were acquired for gold mines located in the Gold Mountain mining district of Esmeralda County Nevada. However, management does not expect mining operations to become one of the Company's core businesses. Management is attempting to find a joint venture partner to assist the company in developing these claims.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Use of estimates:

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Web site and development costs:

         The Company accounts for costs incurred in connection with the development of a web site in accordance with Statement of Position 98-1, "Accounting for Costs of Computer Software Developed or Obtained for Internal Use" and Emerging Issues Task Force Issue No. 00-2, "Accounting for Web Site Development Costs." Accordingly, all costs incurred in planning the development of a web site are expensed as incurred. Costs, other than general and administrative and overhead costs, incurred in the web site application and infrastructure development stage, which involves acquiring or developing hardware and software to operate the web site, are capitalized. Fees paid to an Internet service provider for hosting a web site on its server(s) connected to the Internet are expensed over the estimated period of benefit. Other costs incurred during the operating stage, such as training, administration and maintenance costs, are expensed as incurred. Costs incurred during the operating stage for upgrades and enhancements of a web site are capitalized if it is probable that they will result in added functionality. Capitalized web site and development costs are amortized on a straight-line basis over their estimated useful life.

         The Company capitalized costs of approximately $193,000 in 2000 and $45,000 in prior years that were incurred in connection with the acquisition and development of software in the application and infrastructure development stage and the enhancement of its web sites. The Company will begin to amortize capitalized web site and development costs when it begins to generate revenues from sales of memberships to subscribers which management estimates will be in the third quarter of the year ending December 31, 2002.

Impairment of long-lived assets:

         The Company has adopted the provisions of Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" ("SFAS 121"). Under SFAS 121, impairment losses on long-lived assets, such as capitalized web site and development costs, are recognized when events or changes in circumstances indicate that the undiscounted cash flows estimated to be generated by such assets are less than their carrying value and, accordingly, all or a portion of such carrying value may not be recoverable. Impairment losses are then measured by comparing the fair value of assets to their carrying amounts.

Stock based compensation:

         In accordance with the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"), the Company will recognize compensation costs as a result of the issuance of stock options granted to employees based on the excess, if any, of the fair value of the underlying stock at the date of grant or award (or at an appropriate subsequent measurement date) over the amount the employee must pay to acquire the stock. Therefore, the Company will not be required to recognize compensation expense as a result of any grants of stock options to employees at an exercise price that is equivalent to or greater than fair value. The Company will also make pro forma disclosures, as required by Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), of net income or loss as if a fair value based method of accounting for stock options granted to employees had been applied instead if such amounts differ materially from the historical amounts.

         In accordance with SFAS 123, the Company will also recognize the cost of shares, options, warrants and other equity instruments issued to non-employees as consideration for services as expense over the periods in which the related services are rendered by a charge to compensation cost and a corresponding credit to additional paid-in capital. Generally, cost will be determined based on the fair value of the equity instruments at the date of issuance. The fair value of options, warrants and similar equity instruments will be estimated based on the Black-Scholes option-pricing model, which meets the criteria set forth in SFAS 123, and the assumption that all of the options or other equity instruments will ultimately vest. The effect of actual forfeitures will be recognized as they occur.

RESULTS OF OPERATIONS:

         Year ended December 31, 2001 as compared to year ended December 31, 2000.


         The company did not have any revenues during either the year ending December 31, 2001 or 2000. Management estimates that the Company will not begin to generate revenues from sales of memberships to subscribers until the third quarter of the year ending December 31, 2002.

         During the year ended December 31, 2001, the Company's operating expenses decreased by approximately $168,000 to approximately $383,000 from approximately $551,000 for the year ended December 31, 2000. The primary cause of the decrease was non-cash charges in 2001 and 2000, respectively, of approximately $221,000 and $500,000. These non-cash charges related to (i) amortization of unearned compensation which resulted from the issuance of stock options to consultants relating to the agreements described below and (ii) services, compensation and other expenses paid through the issuance of common stock.

         On April 17, 2000, the Company entered into agreements with three consultants. Under these agreements, the consultants will, among other things, assist the Company in finding businesses located primarily in England, other European countries and the Northeastern section of the United States of America that will advertise in and/or link to the Company's on-line community. The three consultants received options to purchase a total of 1,300,000 shares of the Company's common stock that will be exercisable at $.40 per share at any time during the term of the consulting agreements as consideration for their services.

         The aggregate fair value of the options granted to the consultants of $377,000 as of the date of grant, as determined based on the Black-Scholes option-pricing model, was recorded as unearned compensation, which will be amortized to expense over the periods in which the related services are rendered, as required by generally accepted accounting principles in the United States of America. The Company incurred amortization expense associated with these agreements of approximately $141,000 and $236,000 in 2001 and 2000, respectively. In addition, the Company satisfied $80,000 and $264,000 of services compensation and other expenses in 2001 and 2000 ,respectively, through the issuance of common stock. These decreases in non-cash expenses were offset somewhat by an increase of approximately $72,000 in research and development costs which were incurred in 2001.

         As a result of the above, the Company incurred a loss of approximately $383,000 or $.02 per common share for the year ended December 31, 2001 as compared to approximately $551,000 or $.03 per common share for the comparable period ended December 31, 2000. The basic weighted average common shares outstanding were 18,924,647 and 15,777,295 for the year ended December 31, 2001 and 2000, respectively.

Liquidity and Capital Resources

         NorStar's consolidated financial statements have been prepared assuming that the Company will continue as a going concern. However, the Company has not generated any significant revenues on a sustained basis from its current operations. Management estimates that the Company will not begin to generate revenues from sales of memberships to subscribers until the third quarter of the year ending December 31, 2002. As shown in the consolidated financial statements, the Company has continued to incur net losses, approximately $383,000 and $551,000 in 2001 and 2000, respectively, although a substantial portion of the losses was attributable to non-cash charges for the fair value of shares and stock options issued for services, compensation and other expenses. As of December 31, 2001, the Company had a cash balance of only $2,500, a working capital deficiency of approximately $208,000 and an accumulated deficit of $6,397,000. Management believes that the Company will continue to incur net losses through at least December 31, 2002 and that it will need additional equity and/or debt financing of at least $2,000,000 to enable it to fully develop its web services as initially planned and sustain its operations until it can achieve profitability and generate cash flows from its operating activities on a recurring basis. These matters raise substantial doubt about the Company's ability to continue as a going concern.

         Management is attempting to obtain additional financing for the Company through the issuance of equity securities, loans from financial institutions and/or agreements with strategic partners. However, management cannot assure that the Company will be able to sell equity securities, obtain loans from financial institutions and/or form strategic alliances that will generate financing on acceptable terms. If the Company is not able to obtain adequate financing, it may have to curtail or terminate some or all of its operations. During 2001, the Company financed its operations primarily from its existing cash and or the proceeds of approximately $164,000 of notes from its stockholders.

         We do not believe that our business is subject to seasonal trends or inflation. On an ongoing basis we will attempt to minimize any effect of inflation on our operating results by controlling operating costs and whenever possible, seeking to insure that subscription rates and usage fees reflect increases in costs due to inflation.

         The Company believes the following trends, events and uncertainties could have a material impact on their short-term and/or long-term liquidity. The market for Internet discount services and product programs is relatively new and is evolving rapidly. NorStar's future growth is dependent upon its ability to create, develop and distribute programs that are accepted by its clients as an integral part of their business model for communicating with their targeted audiences. Demand and market acceptance of discount products and service programs is dependent upon a number of factors, including the growth in consumer access to and acceptance of these programs, the willingness of service and product providers to offer their services and products to customers of NorStar at a discount, and NorStar's ability to develop and maintain distribution channels to sell memberships to consumers. The failure of providers or consumers to participate in NorStar's programs or substantial increases in the adequacy or availability of other programs could have a material and adverse impact on NorStar's business, operating results and financial condition. In addition, NorStar does not have long-term contracts and needs to establish relationships with new vendors. As a result, providers of discounted services or products to NorStar's members may unilaterally reduce the scope of, or terminate their relationships with NorStar. The termination of NorStar's business relationship or a material reduction in the availability of services or products from any of NorStar's significant providers or networks thereof or NorStar's failure to develop significant new provider relationships would materially and adversely affect its business, operating results and financial condition.

NorStar believes that within the market niche it seeks to develop, the following known trends, events or uncertainties that have had or that are reasonably expected to have a material impact on their net sales or revenues or income from their continuing operations will include the following: (i) The market for discounted products and services is characterized by rapid changes in participating companies, consumers and service provider requirements and preferences, new service and product introductions and evolving industry standards that could render NorStar's existing service practices and methodologies obsolete; (ii) NorStar's success will depend, in large part, on its ability to improve its existing services, develop new services and solutions that address the increasingly sophisticated and varied needs of NorStar's clients, and respond to technological advances, emerging industry standards and practices, and competitive service offerings; and (iii) NorStar may not be successful in responding quickly, cost-effectively and sufficiently to these developments. If NorStar is unable, for technical, financial or other reasons, to adapt in a timely manner in response to changing market conditions or these requirements, its business, results of operations and financial condition would be materially adversely affected.

                      NORSTAR GROUP, INC AND SUBSIDIARIES

                          Index to Financial Statements


                                                                          PAGE
Report of Independent Public Accountants                                   F-2

Consolidated Balance Sheet
     December 31, 2001                                                     F-3

Consolidated Statements of Operations
     Years Ended December 31, 2001 and 2000                                F-4

Consolidated Statements of Stockholders' Equity
     Years Ended December 2001 and 2000                                    F-5

Consolidated Statements of Cash Flows
     Years Ended December 31, 2001 and 2000                                F-6

Notes to Consolidated Financial Statements                               F-7/13

                    Report of Independent Public Accountants

To the Board of Directors and Stockholders
NorStar Group, Inc.

We have audited the accompanying consolidated balance sheet of NorStar Group, Inc. and Subsidiaries as of December 31, 2001, and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended December 31, 2001 and 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of NorStar Group, Inc. and Subsidiaries as of December 31, 2001, and their results of operations and cash flows for the years ended December 31, 2001 and 2000, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As further discussed in Note 2 to the consolidated financial statements, the Company's operations have generated recurring losses, its operating activities have also been using cash and it had a working capital deficiency and an accumulated deficit as of December 31, 2001. Such matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans concerning these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.


                                  J.H. Cohn LLP


Roseland, New Jersey
March 18, 2002

                      NorStar Group, Inc. and Subsidiaries

                           Consolidated Balance Sheet
                                December 31, 2001


                             Assets
Current assets - cash                                                     $      2,486
Equipment, net of accumulated depreciation of $2,097                             2,097
Capitalized web site and development costs                                     238,391
Mineral rights, at estimated net realizable value                                   --
                                                                          ------------

          Total                                                           $    242,974
                                                                          ============

              Liabilities and Stockholders' Equity

Current liabilities:
    Noninterest bearing demand notes payable to stockholders              $    163,944
    Accounts payable and accrued expenses                                       46,493
                                                                          ------------
          Total liabilities                                                    210,437
                                                                          ------------

Commitments and contingencies

Stockholders' equity:
    Class A convertible preferred stock, par value $10 per
       share; 1,000,000 shares authorized; none issued                              --
    Class B preferred stock, par value $10 per share;
       1,000,000 shares authorized; none issued                                     --
    Common stock, par value $.01 per share; 150,000,000
       shares authorized; 20,743,825 shares issued and outstanding             207,438
    Additional paid-in capital                                               6,222,590
    Accumulated deficit                                                     (6,397,491)
                                                                          ------------
          Total stockholders' equity                                            32,537
                                                                          ------------

          Total                                                           $    242,974
                                                                          ============


See Notes to Consolidated Financial Statements.

                      NorStar Group, Inc. and Subsidiaries

                      Consolidated Statements of Operations
                     Years Ended December 31, 2001 and 2000


                                                            2001                 2000
                                                        ------------         ------------
Revenues                                                $         --         $         --
                                                        ------------         ------------

Operating expenses:
    Selling                                                  142,375              289,995
    General and administrative                               168,404              260,693
    Research and development                                  71,799
                                                        ------------         ------------
        Totals                                               382,578              550,688
                                                        ------------         ------------

Net loss                                                $   (382,578)        $   (550,688)
                                                        ============         ============


Basic net loss per common share                         $       (.02)        $       (.03)
                                                        ============         ============


Basic weighted average common shares outstanding          18,924,647           15,777,295
                                                        ============         ============

See Notes to Consolidated Financial Statements

                      NorStar Group, Inc. and Subsidiaries

                 Consolidated Statements of Stockholders' Equity
                     Years Ended December 31, 2001 and 2000

                                            Common Stock
                                      -----------------------     Additional
                                      Number of                     Paid-in      Accumulated      Unearned
                                        Shares        Amount        Capital        Deficit      Compensation        Total
                                      ----------     --------     ----------     -----------    ------------      ---------
Balance, January 1, 2000              15,493,825     $154,938     $5,410,090     $(5,464,225)                      $ 100,803

Issuance of shares for payment
    of professional and other
    services                           2,050,000       20,500        243,500                                        264,000

Effect of issuance of stock
    options to consultants                                           377,000                      $ (377,000)

Amortization of unearned com-
    pensation                                                                                       235,625         235,625

Proceeds from sale of shares           1,200,000       12,000        132,000                                        144,000

Net loss                                                                            (550,688)                      (550,688)
                                      ----------     --------     ----------     -----------    ------------      ---------

Balance, December 31, 2000            18,743,825      187,438      6,162,590      (6,014,913)       (141,375)       193,740

Issuance of shares for payment
    of professional and other
    services                           2,000,000       20,000         60,000                                         80,000

Amortization of unearned com-
    pensation                                                                                       141,375         141,375

Net loss                                                                            (382,578)                      (382,578)
                                      ----------     --------     ----------     -----------    ------------      ---------

Balance, December 31, 2001            20,743,825     $207,438     $6,222,590     $(6,397,491)   $         --      $  32,537
                                      ==========     ========     ==========     ===========    ============      =========



See Notes to Consolidated Financial Statements

                      NorStar Group, Inc. and Subsidiaries

                      Consolidated Statements of Cash Flows
                     Years Ended December 31, 2001 and 2000


                                                                             2001                  2000
                                                                          ------------         ------------
Operating activities:
     Net loss                                                             $   (382,578)        $   (550,688)
     Adjustments to reconcile net loss to net cash
        provided by (used in) operating activities:
        Services, compensation and other expenses
           paid through the issuance of common stock                            80,000              264,000
        Amortization of unearned compensation                                  141,375              235,625
        Depreciation                                                             1,398                  699
        Changes in operating assets and liabilities -
           accounts payable and accrued expenses                               (19,136)              65,629
                                                                          ------------         ------------
               Net cash provided by (used in) operating activities            (178,941)              15,265
                                                                          ------------         ------------

Investing activities:
     Web site and development costs capitalized                                                    (193,455)
     Purchases of equipment                                                                          (4,194)
                                                                                               ------------
               Net cash used in investing activities                                               (197,649)
                                                                                               ------------

Financing activities:
     Proceeds from notes payable to stockholders                               163,944
     Repayments of notes payable to stockholders                                                   (123,309)
     Net proceeds from sale of common stock                                                         144,000
                                                                          ------------         ------------
               Net cash provided by financing activities                       163,944               20,691
                                                                          ------------         ------------

Net decrease in cash                                                           (14,997)            (161,693)

Cash, beginning of year                                                         17,483              179,176
                                                                          ------------         ------------

Cash, end of year                                                         $      2,486         $     17,483
                                                                          ============         ============

Supplemental disclosure of cash flow information:
     Income taxes paid                                                    $         --         $         --
                                                                          ============         ============

     Interest paid                                                        $         --         $         --
                                                                          ============         ============

See Notes to Consolidated Financial Statements

                      NorStar Group, Inc. and Subsidiaries

                   Notes to Consolidated Financial Statements


Note 1 - Business:

         NorStar Group, Inc. ("NorStar") was originally incorporated in the State of Utah during March 1961 as Florist Accounting Services, Inc. (the name Florist Accounting Services, Inc. was changed to Luxor Group N.S. Inc. during 1971 and to NorStar Group, Inc. during 1992). As of December 31, 2001, NorStar had two subsidiaries, VeeAreCity.com, Inc. ("VeeAreCity") and VeeAreCity The Burbs.com, Inc. ("The Burbs"), both of which were wholly-owned. As used herein, the "Company" refers to NorStar or NorStar together with VeeAreCity, The Burbs and/or certain other subsidiaries that had been acquired and disposed of by NorStar prior to December 31, 2001.

         The Company was originally organized as a finance company that was primarily engaged in factoring accounts receivable for florists in Utah. However, the Company was unable to develop profitable financing operations, and it became substantially inactive until April 1992. During the period from April 1992 through December 31, 1999, the Company acquired and/or began to develop, and disposed of, several businesses and certain other investments.

         As of December 31, 2001 and during the years ended December 31, 2001 and 2000, the Company was primarily engaged, through VeeAreCity and The Burbs, in an attempt to develop an Internet business that it started in 1998. The Internet business involves the creation of a portal to a cyber-city, online community of "One Stop Shopping" for products, entertainment, education and business services. The portal is intended to provide the subscriber/member with access to several web browsers, a directory of thousands of stores, three dimensional virtual reality ("VR") chat rooms, forums and game rooms, a VR dating service, VR business conference rooms, specialty advertising rooms with VR activities and global e-mail services that can be accessed through the web anywhere in the world. The Company intends to generate revenues from this business primarily through usage fees from certain of its activities and the sale of annual memberships to consumers who will be offered discounts on products and services through a provider network to be developed by the Company.

                As of December 31, 2001, the Company also held the mineral rights attributable to 17 claims that were acquired on April 29, 1992 for gold mines located in the Gold Mountain mining district of Esmeralda County, Nevada (see Note 3). However, management does not expect mining operations to become one of the Company's core businesses. Management is attempting to find a joint venture partner to assist the Company in developing these claims. If a joint venture partner cannot be found, management expects that the Company will continue to hold the claims as an investment.

                      NorStar Group, Inc. and Subsidiaries

                   Notes to Consolidated Financial Statements


Note 2 - Summary of significant accounting policies:

         Basis of presentation:

                  The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. However, the Company has not generated any significant revenues on a sustained basis from its current operations. Management estimates that the Company will not begin to generate revenues from sales of memberships to subscribers until the third quarter of the year ending December 31, 2002. As shown in the accompanying consolidated financial statements, the Company incurred net losses of approximately $383,000 and $551,000 in 2001 and 2000, respectively, although a substantial portion of the losses was attributable to noncash charges for the fair value of shares and stock options issued for services, compensation and other expenses. As of December 31, 2001, the Company had a cash balance of only $2,500, a working capital deficiency of approximately $208,000 and an accumulated deficit of $6,397,000. Management believes that the Company will continue to incur net losses through at least December 31, 2002 and that it will need additional equity and/or debt financing of at least $2,000,000 to enable it to fully develop its web services as initially planned and sustain its operations until it can achieve profitability and generate cash flows from its operating activities on a recurring basis. These matters raise substantial doubt about the Company's ability to continue as a going concern.

                  Management is attempting to obtain additional financing for the Company through the issuance of equity securities, loans from financial institutions and/or agreements with strategic partners. However, management cannot assure that the Company will be able to sell equity securities, obtain loans from financial institutions and/or form strategic alliances that will generate financing on acceptable terms. If the Company is not able to obtain adequate financing, it may have to curtail or terminate some or all of its operations.

                  The accompanying consolidated financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue its operations as a going concern.

         Principles of consolidation:

                  The accompanying consolidated financial statements include the accounts of NorStar and its subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

         Use of estimates:

                  The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

                      NorStar Group, Inc. and Subsidiaries

                   Notes to Consolidated Financial Statements

Note 2 - Summary of significant accounting policies (concluded):

         Equipment:

                  Equipment is stated at cost, net of accumulated depreciation. Depreciation is provided using the straight-line method over the estimated useful lives of the assets and amounted to $1,398 and $699 in 2001 and 2000, respectively.

         Web site and development costs:

                  The Company accounts for costs incurred in connection with the development of a web site in accordance with Statement of Position 98-1, "Accounting for Costs of Computer Software Developed or Obtained for Internal Use" and Emerging Issues Task Force Issue No. 00-2, "Accounting for Web Site Development Costs." Accordingly, all costs incurred in planning the development of a web site are expensed as incurred. Costs, other than general and administrative and overhead costs, incurred in the web site application and infrastructure development stage, which involves acquiring or developing hardware and software to operate the web site, are capitalized. Fees paid to an Internet service provider for hosting a web site on its server(s) connected to the Internet are expensed over the estimated period of benefit. Other costs incurred during the operating stage, such as training, administration and maintenance costs, are expensed as incurred. Costs incurred during the operating stage for upgrades and enhancements of a web site are capitalized if it is probable that they will result in added functionality. Capitalized web site and development costs are amortized on a straight-line basis over their estimated useful life.

                  The Company capitalized costs of approximately $193,000 in 2000 and $45,000 in prior years that were incurred in connection with the acquisition and development of software in the application and infrastructure development stage and the enhancement of its web sites. The Company will begin to amortize capitalized web site and development costs when it begins to generate revenues from sales of memberships to subscribers which management estimates will be in the third quarter of the year ending December 31, 2002.

         Impairment of long-lived assets:

                  The Company has adopted the provisions of Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" ("SFAS 121"). Under SFAS 121, impairment losses on long-lived assets, such as capitalized web site and development costs, are recognized when events or changes in circumstances indicate that the undiscounted cash flows estimated to be generated by such assets are less than their carrying value and, accordingly, all or a portion of such carrying value may not be recoverable. Impairment losses are then measured by comparing the fair value of assets to their carrying amounts.

         Advertising:

                  The Company expenses the cost of advertising and promotions as incurred. Advertising costs, which are included in selling expenses and charged to operations, were immaterial during 2001 and 2000.

                      NorStar Group, Inc. and Subsidiaries

                   Notes to Consolidated Financial Statements


Note 2 - Summary of significant accounting policies (continued):

         Income taxes:

                  The Company accounts for income taxes pursuant to the asset and liability method which requires deferred income tax assets and liabilities to be computed annually for temporary differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The income tax provision or credit is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

         Net earnings (loss) per share:

                  The Company presents "basic" earnings (loss) per share and, if applicable, "diluted" earnings per share pursuant to the provisions of Statement of Financial Accounting Standards No. 128, "Earnings per Share" ("SFAS 128"). Basic earnings (loss) per share is calculated by dividing net income or loss by the weighted average number of shares outstanding during each period. The calculation of diluted earnings per share is similar to that of basic earnings per share, except that the denominator is increased to include the number of additional common shares that would have been outstanding if all potentially dilutive common shares, such as those issuable upon the exercise of stock options, were issued during the period. Diluted per share amounts have not been presented in the accompanying consolidated statements of operations because the Company had a net loss in 2001 and 2000 and, accordingly, the assumed effects of the exercise of options that were granted to consultants in April 2000 and expired in April 2002 (see Note 8) would have been anti-dilutive.

         Stock based compensation:

                  In accordance with the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"), the Company will recognize compensation costs as a result of the issuance of stock options granted to employees based on the excess, if any, of the fair value of the underlying stock at the date of grant or award (or at an appropriate subsequent measurement date) over the amount the employee must pay to acquire the stock. Therefore, the

                  Company will not be required to recognize compensation expense as a result of any grants of stock options to employees at an exercise price that is equivalent to or greater than fair value. The Company will also make pro forma disclosures, as required by Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), of net income or loss as if a fair value based method of accounting for stock options granted to employees had been applied instead if such amounts differ materially from the historical amounts.

                      NorStar Group, Inc. and Subsidiaries

                   Notes to Consolidated Financial Statements


Note 2 - Summary of significant accounting policies (concluded):

         Stock based compensation (concluded):

                  In accordance with SFAS 123, the Company will also recognize the cost of shares, options, warrants and other equity instruments issued to nonemployees as consideration for services as expense over the periods in which the related services are rendered by a charge to compensation cost and a corresponding credit to additional paid-in capital. Generally, cost will be determined based on the fair value of the equity instruments at the date of issuance. The fair value of options, warrants and similar equity instruments will be estimated based on the Black-Scholes option-pricing model, which meets the criteria set forth in SFAS 123, and the assumption that all of the options or other equity instruments will ultimately vest. The effect of actual forfeitures will be recognized as they occur.

         Recent accounting pronouncements:

                  In August 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"). SFAS 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets. Among other things, SFAS 144 provides guidance on the implementation of SFAS 121 and other previous pronouncements related to when and how to measure impairment losses and how to account for discontinued operations. Management does not believe that the adoption of SFAS 144 will have a material impact on the Company's consolidated financial position or results of operations.

                  The Financial Accounting Standards Board and the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants had issued certain other accounting pronouncements as of December 31, 2001 that will become effective in subsequent periods; however, management of the Company does not believe that any of those pronouncements would have significantly affected the Company's financial accounting measurements or disclosures had they been in effect during 2001 and 2000, and it does not believe that any of those pronouncements will have a significant impact on the Company's consolidated financial statements at the time they become effective.

Note 3 - Investment in mineral rights:

                  The Company acquired the mineral rights attributable to its gold mining claims (see Note 1) on April 29, 1992 for shares of common stock with a fair value of $400,000. Subsequently, the Company also paid total fees of $200,000 to the former owner for consulting services related to the development of the claims. Although, as explained in Note 1, management is still attempting to find a joint venture partner to assist the Company in developing these claims, it has not been able to find one. Based on the inability to find a joint venture partner and the uncertainties related to the Company's ability to generate profitable mining operations, the Company wrote off the carrying value of the investment prior to January 1, 2000.

                      NorStar Group, Inc. and Subsidiaries

                   Notes to Consolidated Financial Statements

Note 4 - Income taxes:

                  As of December 31, 2001, the Company had net operating loss carryforwards of approximately $6,397,000 available to reduce future Federal taxable income which will expire at various dates through 2021. The Company had no other material temporary differences as of that date. Due to the uncertainties related to, among other things, the changes in the ownership of the Company, which could subject those loss carryforwards to substantial annual limitations, and the extent and timing of its future taxable income, the Company offset the deferred tax assets attributable to the potential benefits of approximately $2,559,000 from the utilization of those net operating loss carryforwards by an equivalent valuation allowance as of December 31, 2001.

                  The Company had also offset the potential benefits of approximately $2,406,000 and $2,186,000 from net operating loss carryforwards by equivalent valuation allowances as of December 31, 2000 and 1999, respectively. As a result of the increases in the valuation allowance of $153,000 and $220,000 in 2001 and 2000, respectively, the Company did not recognize any credits for income taxes in the accompanying consolidated statements of operations to offset its pre-tax losses in those years.


Note 5 - Concentrations of credit risk:

                  Financial instruments which subject the Company to concentrations of credit risk consist primarily of cash. The Company maintains cash in bank deposit and other accounts the balances of which, at times, may exceed Federal insurance limits. At December 31, 2001, such cash balances did not exceed Federal insurance limits. Exposure to credit risk is reduced by placing such deposits in major financial institutions and monitoring their credit ratings.


Note 6 - Preferred stock:

                  The Company's Articles of Incorporation authorize the issuance of up to 1,000,000 shares of Class A preferred stock and 1,000,000 shares of Class B preferred stock. No shares of preferred stock had been issued as of December 31, 2001. Each share of Class A and Class B preferred stock is nonvoting; is entitled to an annual dividend, as may be declared by the Company's board of directors, of 10% that is cumulative; has a par value of $10 per share; and has a preference in liquidation equal to its par value plus all declared but unpaid dividends. Each share of Class A preferred stock is convertible at any time into five shares of the Company's common stock.

                      NorStar Group, Inc. and Subsidiaries

                   Notes to Consolidated Financial Statements

Note 7 - Stock option plan:

         On April 17, 2000, the Board of Directors approved a Stock Option Plan (the "Plan"), subject to ratification by the Company's stockholders, whereby up to 2,000,000 shares of the Company's common stock may be granted to key personnel in the form of incentive stock options and nonstatutory stock options, as defined under the Internal Revenue Code. Key personnel eligible for these awards may include all present and future employees of the Company and individuals who are consultants to the Company as well as nonemployee directors of the Company. Under the Plan, the exercise price of options must be at least 100% of the fair market value of the common stock on the date of grant (the exercise price of an incentive stock option for an optionee that holds more than 10% of the combined voting power of all classes of stock of the Company must be at least 110% of the fair market value on the date of grant). The maximum term of any stock option granted may not exceed ten years (or five years of an optionee that holds 10% or more of the Company stock) from the date of grant.

         As of March 18, 2002, no stock options had been awarded under the Plan.

Note 8 - Consulting agreements:

                On April 17, 2000, the Company entered into agreements with three consultants that expired on April 17, 2001. Under these agreements, the consultants were, among other things, assisting the Company in finding businesses located primarily in England, other European countries and the Northeastern section of the United States that would advertise in and/or link to the Company's online community. As of March 18, 2002, management of the Company and the consultants were negotiating, but had not consummated, extensions of these agreements.

As consideration for their services, the three consultants received options to purchase a total of 1,300,000 shares of the Company's common stock that were exercisable at $.40 per share at any time during the terms of the consulting agreements. The options expired on April 17, 2001. The aggregate fair value of the options granted to the consultants of $377,000 as of the date of grant, as determined based on the Black-Scholes option-pricing model, which was recorded as unearned compensation and amortized to expense over the period from April 17, 2000 to April 17, 2001, as required by SFAS 123.

Note 9 - Fair value of financial instruments:

         The Company's material financial instruments at December 31, 2001 for which disclosure of estimated fair value is required by certain accounting standards consisted of cash, accounts payable and notes payable to stockholders. In the opinion of management, cash and accounts payable were carried at fair values because of their liquidity and/or short-term maturities. Because of the relationship of the Company and its stockholders, there is no practical method that can be used to determine the fair value of the notes payable to stockholders.

*     *     *

                                    PART III

Item 9.  Directors and Executive Officers of the Registrant

DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

NAME                     AGE      TITLE            DIRECTORSHIP            FIVE YEARS BUSINESS EXPERIENCE
----                     ---    ----------        ---------------     -----------------------------------------
Harry F. DiFrancesco      75    President         Chairman of Bd*     In 1965 Mr. DiFrancesco was Chairman, CEO
                                                                      and President of DiFrancesco Construction
                                                                      Company. From 1970 to 1975, Mr.
                                                                      DiFrancesco established and operated a
                                                                      shoe manufacturing company in Brazil.
                                                                      From 1979 to 1988, Mr. DiFrancesco was
                                                                      Chairman of the Board of International
                                                                      Jewelry Manufacturing Corp. an importer
                                                                      and wholesaler of diamonds. Mr.
                                                                      DiFrancesco has more than 40 years of
                                                                      business experience in real estate
                                                                      development, importing and jewelry
                                                                      manufacturing and sales

Andrew S. Peck            56    V.P. of Finance   Dir. & Secretary*   Since 1990, Mr. Peck has served as
                                                                      President and Senior Financial Specialist
                                                                      for Financial Support Services, Inc. Mr.
                                                                      Peck has more than 20 years of experience
                                                                      in corporate finance, planning, project
                                                                      analysis and systems development.

Maynard Neil Aboguv       57    VP of Sales Mgmt  Director*           Mr. Aboguv has over 15 years of
                                                                      experience as a sales representative and
                                                                      manager for various companies
                                                                      representing several industries.

Jay Sanet                 52    V.P. Corp Dev.    Director*           Mr. Sanet has served as a Director since
                                                                      December, 1998. From 1996 to 1998, Mr.
                                                                      Sanet was a branch manager for First
                                                                      National Equity Group. In 1995 Mr. Sanet
                                                                      was a branch manager for Vision
                                                                      Investment Group. From 1994 to 1995 Mr.
                                                                      Sanet was a registered representative for
                                                                      Myers, Pollack & Robin. He actively
                                                                      assists the Company in identifying and
                                                                      exploring merger candidates.


         *Each Director shall hold office until the next annual meeting of stockholders and until his successor shall have been elected and qualified.

         The directors of NorStar hold no other directorship in any other reporting company. NorStar does not have anyone that it would classify as a significant employee. There are no family relationships among the directors, executive officers or persons nominated or chosen by the Company to become directors or executive officers.

         The Company intends to file with the Commission a definitive proxy statement for the 2002 Annual Meeting of Stockholders pursuant to Regulation 14A not later than 120 days after December 31, 2001 or a later date to be determined by the Board of Directors of the Company.

Item 10. Executive Compensation

         The following table sets forth certain information concerning the annual and long-term compensation for services as officers to the Company for the fiscal year ended December 31, 2001.

2000        Harry DiFrancesco*        Pres. & Dir               $0.00        1,000,000

            Jay Sanet*                V.P. & Dir.               $0.00          125,000

            Andrew S. Peck*           Sect, Treas. & Dir        $0.00          100,000
                                                                                50,000

            Maynard N. Abguv*         V.P. & Dir.                           $     0.00

                      Name of               Capacity in           Salaries, Fees                Deferred        Shares of
Fiscal Year          Individual             which served          & Commissions     Bonuses    Compensation    Common Stock
-----------       ------------------      ------------------      --------------    -------    ------------    ------------
2001              Harry DiFrancesco*      Pres. & Dir                  $0.00                                     1,500,000

                  Jay Sanet*              V.P. & Dir.                  $0.00                                       225,000

                  Andrew S. Peck*         Sect, Treas. & Dir           $0.00                                       200,000


                  Maynard N. Abguv*       V.P. & Dir.                  $0.00                                        50,000


2002              Harry DiFrancesco*      Pres. & Dir                  $0.00                                          **

                  Jay Sanet*              V.P. & Dir.                  $0.00                                          **

                  Andrew S. Peck*         Sect, Treas. & Dir           $0.00                                          **

                  Maynard N. Abguv*       V.P. & Dir.                  $0.00                                          **


         * The Company has paid no compensation to any of its named executive officers and directors. In lieu of compensation the officers and directors received shares of NorStar Common Stock.

         ** The level of compensation for the Company's named executive officers and directors will be determined following the next shareholders meeting of the Company.


Item 11. Security Ownership of Certain Beneficial Owners and Management

(b) Security Ownership of Management


         --------------------------------------------------------------------------------------------
         Title of          Name and address                 Amount and nature         Percentage of
         class             of beneficial owners             of beneficial ownership   class
         --------------------------------------------------------------------------------------------
         Common Stock      Harry F. DiFrancesco             1,500,000 shares           9.7%
                           6365 N.W. 6th Way, Suite 160
                           Fort Lauderdale, Fl 33309
         --------------------------------------------------------------------------------------------
         Common Stock      Andrew Peck                      200,000                    1.29%
                           6365 N.W. 6th Way, Suite 160
                           Fort Lauderdale, Fl 33309
         --------------------------------------------------------------------------------------------
         Common Stock      Jay Sanet                        225,000                    .8%
                           6365 N.W. 6th Way, Suite 160
                           Fort Lauderdale, Fl 33309
         --------------------------------------------------------------------------------------------
         Common Stock      Maynard Neil Aboguv              50,000                     .3%
                           6365 N.W. 6th Way, Suite 160
                           Fort Lauderdale, Fl 33309
         --------------------------------------------------------------------------------------------

(c)      Change in Control

         There are no arrangements, including any pledge by any person of securities of NorStar or any of its parents, the operation of which may at a subsequent date result in a change in control of the registrant.

Item 12. Certain Relationships and Related Transactions


(a)      Transactions With Management and Others:

         None

(b)      Certain Business Relationships:

         None

Item 13.  Exhibits, Financial Statement Schedules, and Reports on Form 8-K

(a) The exhibits listed below are incorporated by reference as previously filed with the Form 10-SB:

Exhibit
No.        Description

3.1        Articles of Incorporation as filed with the Utah Secretary of State

3.1(i)     By-laws

3.1 (ii)   Specimen Stock Certificate

4(a)       Certificate of Existence and Good Standing Status

4(b) Certificate to do business as a Foreign Corporation in the State of Florida

                                   SIGNATURES


         Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                   NORSTAR GROUP, INC.

                                       (Registrant)

                                   By: /s/ Harry DiFrancesco
                                       ------------------------------------
                                       Harry DiFrancesco, President and
                                       Chairman of the Board

                                        Date April 2, 2002


         Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the 22nd day of March 2001.

             Signature                      Title
      /s/ Harry DiFrancesco
----------------------------------          President and Chairman of the
         Harry DiFrancesco                  Board

      /s/ Andrew S. Peck
----------------------------------          Vice President of Finance, Director
         Andrew S. Peck                     and Secretary

       /s/ Jay Sanet
----------------------------------          Vice President Corporate
           Jay Sanet                        Development, Director

     /s/ Maynard Neil Aboguv
----------------------------------          Vice President Sales Management,
       Maynard Neil Aboguv                  Director

                                   FORM 10-KSB

[X] ANNUAL REPORT PURSUANT TO SECTION 13 OR 15 (D) OF THE SECURITIES EXCHANGE
    ACT OF 1934.

                   FOR THE FISCAL YEAR ENDED DECEMBER 31, 2002

                               NORSTAR GROUP, INC.

        (EXACT NAME OF SMALL BUSINESS ISSUER AS SPECIFIED IN ITS CHARTER)

            UTAH                                                  59-1643698
-------------------------------                               ----------------
(STATE OR OTHER JURISDICTION OF                               (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                              IDENTIFICATION NO.)

         4101 RAVENSWOOD ROAD, SUITE 128, FORT LAUDERDALE, FLORIDA 33312
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICE) (ZIP CODE)

         ISSUER'S TELEPHONE NUMBER, INCLUDING AREA CODE: (954) 772-0240

      SECURITIES REGISTERED UNDER SECTION 12 (B) OF THE EXCHANGE ACT: NONE

         SECURITIES REGISTERED UNDER SECTION 12 (G) OF THE EXCHANGE ACT:

                          COMMON STOCK $ .01 PAR VALUE
                                (TITLE OF CLASS)

                 CHECK WHETHER THE ISSUER (1) FILED ALL REPORTS
               REQUIRED TO BE FILED BY SECTION 13 OR 15 (D) OF THE
                SECURITIES EXCHANGE ACT DURING THE PAST 12 MONTHS
            (OR SUCH SHORTER PERIOD THAT THE REGISTRANT WAS REQUIRED
             TO FILE SUCH REPORTS), AND (2) HAS BEEN SUBJECT TO SUCH
                    FILING REQUIREMENTS FOR THE PAST 90 DAYS.

                                 YES [X] NO [ ]

CHECK IS THERE IS NO DISCLOSURE OF DELINQUENT FILERS IN RESPONSE TO ITEM 405 OF
    REGULATION S-B IS NOT CONTAINED IN THIS FORM, AND NO DISCLOSURE WILL BE CONTAINED TO THE BEST OF REGISTRANT'S KNOWLEDGE, IN DEFINITIVE PROXY OR
INFORMATION STATEMENTS INCORPORATED BY REFERENCE IN PART III OF THIS FORM 10-KSB
                    OR ANY AMENDMENT TO THIS FORM 10-KSB [X]

            STATE ISSUER'S REVENUES FOR ITS MOST RECENT FISCAL YEAR:
                                      NONE

              AT, MARCH 15, 2003 THERE WERE ISSUED AND OUTSTANDING
               25,793,825 SHARES OF COMMON STOCK. THE APPROXIMATE
                    AGGREGATE MARKET VALUE OF THE VOTING AND
             NON-VOTING COMMON EQUITY HELD BY NON-AFFILIATES OF THE
                REGISTRANT, BASED UPON THE LAST SALE PRICE OF THE
                  COMMON STOCK REPORTED ON THE OVER-THE-COUNTER
               BULLETIN BOARD WAS $1,029,593 AS OF MARCH 15, 2002

     INCLUDED IN THIS COMPUTATION ARE SHARES HELD BY DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY AND THEIR ASSOCIATES AS A GROUP. SUCH INCLUSION DOES
   SIGNIFY THAT MEMBERS OF THIS GROUP ARE "AFFILIATES" OF OR CONTROLLED BY THE
                                    COMPANY.

                  TRANSITIONAL SMALL BUSINESS DISCLOSURE FORMAT
                                   YES__ NO X

                                TABLE OF CONTENTS

PART I ...................................................................    3
Item 1. Business .........................................................    3
Item 2. Properties .......................................................    4
Item 102 (a) 1. Small Business Issuer engaged in significant mining
operations: ..............................................................    4
Item 3. Legal Proceedings ................................................    4
Item 4. Submission of Matters to a Vote of Security Holders ..............    4

PART II ..................................................................    5
Item 5. Market for Registrant's Common Equity and Related
Stockholder Matters ......................................................    5
Item 6. Management's Discussion and Analysis or Plan of
Operations................................................................    5
Item 7. Financial Statements .............................................    8
Item 8. Changes in and Disagreements With Accountants on Accounting
and Financial Disclosure .................................................   21

PART III..................................................................   21
Item 9. Directors and Executive Officers of the Registrant ...............   21
Item 10. Executive Compensation ..........................................   21
Item 11. Security Ownership of Certain Beneficial Owners and
Management ...............................................................   21
Item 12. Certain Relationships and Related Transactions ..................   21
Item 13. Exhibits and Financial Statements ...............................   22
Item 14. Controls and Procedures
SIGNATURES ...............................................................   23

PART I

Item 1. Business

We were originally incorporated in the State of Utah in March 1961 as Florist Accounting Services, Inc., a finance company that was primarily engaged in factoring accounts receivables for florists in Utah. The name Florist Accounting Services, Inc. was changed to Luxor Group N.S. during 1971 and to Norstar Group, Inc. during 1992. The Company was unable to develop a profitable operation and became inactive until April 1992. During the period from April 1992 through December 31, 1999, the Company acquired and/or began to develop and dispose of, several businesses and certain other investments. In 1998, the Company began the development of its Internet business which involves the creation of a portal to a cyber-city, an on-line community of "One Stop Shopping" for products, entertainment, education and business services. The on-line community is being developed through its two subsidiaries VeeAreCity.com, Inc. and VeeAre City the Burbs.com, Inc. The portal is designed to provide subscriber/member with access to several web browsers, a directory to thousands of stores, three dimensional virtual reality ("VR") chat rooms, forums and game rooms, a VR dating service, VR business conference room, specialty advertising rooms with VR activities and global e-mails that can be accessed through the web anywhere in the world. The Company also holds mineral rights attributable to 17 claims that were acquired for gold mines located in the Gold Mountain mining district of Esmeralda County Nevada. However, management does not expect mining operations to become one of the Company's core businesses. Management is attempting to find a joint venture partner to assist the Company in developing these claims. Presently management is also evaluating an alternative where it would suspend the operations of the company's Internet technology, at least temporarily, and shall look for another company that has had ongoing commercial operations, that would merge with the company and continue its business operation.

Item 2. Description of Property

NorStar's place of business is located at 4101 Ravenswood Road, Suite 128, Ft. Lauderdale, Florida 33312. The premises is described as a CBS and steel class A building/shared executive suite.

Item 102 (a) 1. Small Business Issuer engaged in significant mining operations:
NorStar acquired 680 acres (17 gold mining claims) in Nevada and is seeking a joint venture partner to work the claims.* Description of Property pursuant to Guide 7, Section 229.801(g) and Section 229.802(g) The seventeen (17) lode claims are located in the Gold Mountain Mining District of Esmeralda County, Nevada. Esmeralda County is noted only for its mining industry. The mines located on the edge of Goldfield, Nevada have continued to operate on a limited basis until the end of March 1992 when the Black Hawk mine closed its underground operations. There continues to be several leach operations in full swing.

Claim Location
The seventeen (17) unpatented claims are located 180 miles north of Las Vegas, Nevada on state Highway 95 to Lida Junction, south to Gold Point then south by southeast approximately 8 miles. The claims are situated in Township 8S, Range 41, Sections 11, 14, and 22. The Eastern Group (7 claims) is located at the elevation of 6,500 to 7,000 feet and is the most mountainous area. The Western Group (10 claims) is located on a gentle rolling terrain for the most part. In either case walking is the only way to gain access to the greatest portion of the claims.

Geology
The rock is primarily Tertiary age quartz monzonite. There are several visible fault zones and you find that they contain quartz veins and stringers. Mineralization is easily located on most of the claims and there appear to be several areas that should be excellent prospects for geologic exploration. There exists on the claims one (1) 250 foot adit with mineralization showing and four
(4) shafts. The deepest shaft is located on the Western Group of claims and has been plumbed to 185 feet. Some of the underground workings have been mapped prior to it filling with water.

Climate
The climate is arid, dry and hot in summertime and windy and cold in November through January. However, snowfall is limited and in most cases would not interfere with mining operations.

Ore Dumps
There is a 2500 ton dump located near the main shaft. Sampling of this dump shows that the ore lends itself to the leaching process for recovery of gold and silver. The gold in this area runs .997 fine. There are also several other smaller ore dumps scattered among the claims. Since ore is not complex it can be easily extracted by the leaching method or can be transported to a mill for crushing and processing. Conclusions

Over the years estimates of ore reserves have been made by several geologists and mining engineers. Donald R. McGregor stated in his report that by just stripping the mountain on which the main shaft is located would open up approximately three and one-half million (3,500,000) tons of ore with an average grade of .116 ounces gold per ton and .23 ounces of silver per ton. The gross value of this area alone calculates out to over $146,000,000. Using $350.00/oz. gold and $5.00/oz silver. This does not take into account the eastern group of claims. The assays from this area range from .43 ounces gold and 2.26 ounces silver per ton to .83 ounces gold and 14.06 ounces silver per ton. An extensive core drilling program in this area could easily produce triple the values calculated for the western group of claims. The recovery cost for strip mining and heap leach is about $180 per ounce. Custom milling would run approximately $220 per ounce. A mining operation is deemed feasible particularly since the ore is not complex.

*The aforementioned investments in gold mining are for investment purposes only and should not be construed as the core business or core business activity of NorStar.

Item 3. Legal Proceedings

NorStar is not involved in any legal proceedings.

Item 4. Submission of Matters to a Vote of Security Holders

No matters were submitted to a vote of security holders of NorStar Group, Inc. during the fiscal year ended December 31, 2002.

PART II

Item 5. Market for Registrants Common Equity and Related Stockholder Matters:

Our common stock is currently trades on the Over-The-Counter Bulletin Board("OTCBB") under the symbol "NSTG." The following table indicates the high and low bid sales prices for the equity for each full quarterly period within the two most recent fiscal years and any subsequent interim period for which financial statements are included are as follows:

Year Quarter High Bid Low Bid
2002 1st 0.240 0.095
2002 2nd 0.200 0.060
2002 3rd 0.125 0.042
2002 4th 0.060 0.031
--------------------------------------------
2001 1st 0.85  0.43
2001 2nd 13/16 0.20
2001 3rd 7/16  0.24
2001 4th 0.85  0.85

(b) Holders
As of December 31,2002, the approximate number of shareholders of record of NorStar Common Stock is 269. This information was obtained from the Company's transfer agent.

(c) Dividend
NorStar has not paid dividends on its capital stock and does not anticipate that it will do so in the foreseeable future. NorStar intends to retain any future earnings for reinvestment in its business. Payments of dividends in the future will depend upon NorStar's growth, profitability, financial condition and other factors that NorStar's Board of Directors may deem relevant.

ITEM 6. MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS
The following discussion regarding NorStar and its business and operations contains "forward-looking statements" within the meaning of Private Securities Litigation Reform Act of 1995. Such statements consists of any statement other than a recitation of historical fact and can be identified by the use of forward-looking terminology such as "may," "expect," "anticipate," "estimate" or "continue" or the negative thereof of other variations thereon or comparable terminology. The reader is cautioned that all forward-looking statements are necessarily speculative and there are certain risks and uncertainties that could cause actual events or results to differ materially from those referred to in such forward-looking statements. NorStar does not have a policy of updating or revising forward-looking statements and thus it should not be assumed that silence by management of NorStar over time means that actual events are bearing out as estimated in such forward-looking statements.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES:

Our consolidated financial statements have been prepared in accordance with accounting principals generally accepted in the United States of America. The preparation of these consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues, and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates. We base our estimates on historical experience and on other assumptions that are believed to be reasonable under the circumstances. Accordingly, actual results could differ from these estimates under different assumptions or conditions. This section summarizes the critical accounting policies and the related judgments involved in their application.

Web site and development costs:
We account for costs incurred in connection with the development of a web site in accordance with Statement of Position 98-1, "Accounting for Costs of Computer Software Developed or Obtained for Internal Use" and Emerging Issues Task Force Issue No. 00-2, "Accounting for Web Site Development Costs." Accordingly, all costs incurred in planning the development of a web site are expensed as incurred. Costs, other than general and administrative and overhead costs, incurred in the web site application and infrastructure development stage, which involves acquiring or developing hardware and software to operate the web site, are capitalized. Fees paid to an Internet service provider for hosting a web site on its server(s) connected to the Internet are expensed over the estimated period of benefit. Other costs incurred during the operating stage, such as training, administration and maintenance costs, are expensed as incurred. Costs incurred during the operating stage for upgrades and enhancements of a web site are capitalized if it is probable that they will result in added functionality. Capitalized web site and development costs are amortized on a straight-line basis over their estimated useful life.

We previously capitalized costs of approximately $238,000 that were incurred prior to 2001 in connection with the acquisition and development of software in the application and infrastructure development stage and the enhancement of our web site. As of December 31, 2002, we had not been able to generate any revenues from our web site and management was uncertain as to whether we would be able to obtain sufficient resources to sustain its operations and fully develop our web services as initially planned. Accordingly, management reviewed the carrying value of our capitalized web site and development costs for impairment as of December 31, 2002 and determined the entire remaining carrying value was impaired. Accordingly, the accompanying 2002 consolidated statement of operations includes a noncash charge of $238,391 for the write-off of the carrying value of the impaired web site and development costs.

Impairment of long-lived assets:
Impairment losses on long-lived assets, such as capitalized web site and development costs, are recognized when events or changes in circumstances indicate that the undiscounted cash flows estimated to be generated by such assets are less than their carrying value and, accordingly, all or a portion of such carrying value may not be recoverable. Impairment losses are then measured by comparing the fair value of assets to their carrying amounts.

Stock-based compensation:
In accordance with the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"), we will recognize compensation costs as a result of the issuance of stock options granted to employees based on the excess, if any, of the fair value of the underlying stock at the date of grant or award (or at an appropriate measurement date) over the amount the employee must pay to acquire the stock. Therefore, we will not be required to recognize compensation expense as a result of any grants of stock options to employees at an exercise price that is equivalent to or greater than fair value. We will also make pro forma disclosures, as required by Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), of net income or loss as if a fair value based method of accounting for stock options granted to employees had been applied instead if such amounts differ materially from the historical amounts.

In accordance with SFAS 123, we will also recognize the cost of shares, options, warrants and other equity instruments issued to non-employees as consideration for services as expense over the periods in which the related services are rendered by a charge to compensation cost or another appropriate expense or prepaid expense, and a corresponding credit to additional paid-in capital. Generally, cost will be determined based on the fair value of the equity instruments at the date of issuance. The fair value of options, warrants and similar equity instruments will be estimated based on the Black-Scholes option-pricing model, which meets the criteria set forth in SFAS 123, and the assumption that all of the options or other equity instruments will ultimately vest. The effect of actual forfeitures will be recognized as they occur. As a result, depending on how the market perceives any news regarding us or our earnings, as well as market conditions in general, it could have a material impact on the volatility we use in computing the value we place on these instruments.

Valuation of deferred tax assets:
We regularly evaluate our ability to recover the reported amount of our deferred income taxes considering several factors, including our estimate of the likelihood that we will generate sufficient taxable income in future years in which temporary differences reverse. Due to the uncertainties related to, among other things, the extent and timing of future taxable income, we offset net deferred tax assets by an equivalent valuation allowance as of December 31, 2002.

RESULTS OF OPERATIONS:
Year ended December 31, 2002 as compared to year ended December 31, 2001.

The Company did not have any revenues during either year ended December 31, 2001 or 2002. Management estimates that the Company will not begin to generate revenues from sales of memberships to subscribers for the near future.

During the year ended December 31, 2002, our operating expenses decreased by approximately $35,000 to approximately $348,000 from approximately $383,000 for 2001. The primary cause of the decrease was non-cash charges of approximately $98,000 relating to (i) amortization of unearned compensation which resulted from the issuance of stock options to consultants relating to the agreements described below and (ii) services, compensation and other expenses paid through the issuance of common stock.

On April 17, 2000, we entered into agreements with three consultants. Under these agreements, the consultants will, among other things, assist us in finding businesses located primarily in England, other European countries and the Northeastern section of the United States of America that will advertise in and/or link to the Company's on-line community. The three consultants received options to purchase a total of 1,300,000 shares of the Company's common stock that will be exercisable at $.40 per share at any time during the term of the consulting agreements as consideration for their services.

The aggregate fair value of the options granted to the consultants of $377,000 as of the date of grant, as determined based on the Black-Scholes option-pricing model, was recorded as unearned compensation, which will be amortized to expense over the periods in which the related services are rendered, as required by generally accepted accounting principles in the United States of America.

On July 25, 2002, we entered into new agreements with certain of these consultants as well as additional agreements with other consultants. Under these agreements, the consultants will be required to, among things, assist the Company in finding businesses located primarily in Europe that would advertise in and/or link to the Company's online community in addition to performing web site development services. These agreements will expire on July 25, 2003. As consideration for their services, the consultants received a total of 5,050,000 shares of common stock with an aggregate fair market value of $101,000. We recorded the aggregate fair market value as unearned compensation, which will amortize to expense over the period from July 25, 2002 to July 25, 2003.

In addition, during 2001, we issued 2,000,000 shares of our common stock for professional and other services having a fair value of $80,000. The decrease in the aforementioned non-cash charges was offset by us writing off approximately $238,000 of previously capitalized web site and development costs.

In addition to the aforementioned non-cash items, our operating expenses also were impacted by a reduction in corporate overhead and research and development costs of approximately $28,000 and $67,000, respectively, due to our cash position.

LIQUIDITY AND CAPITAL RESOURCES:

Our consolidated financial statements have been prepared assuming that we will continue as a going concern. However, we have not generated any significant revenues on a sustained basis from its current operations. As shown in the consolidated financial statements, we have continued to incur net losses, although a substantial portion of the losses was attributable to noncash charges for the fair value of shares and stock options issued for services, compensation and other expenses. As of December 31, 2002, we had a cash balance of only $200, a working capital deficiency of approximately $273,000 and an accumulated deficit of $6,745,000. Management believes that we will continue to incur net losses through at least December 31, 2003 and that the Company will need additional equity and/or debt financing of at least $2,000,000 to enable it to fully develop its web services and development of its proprietary virtual reality products as initially planned and sustain its operations until it can achieve profitability and generate cash flows from its operating activities on a recurring basis. These matters raise substantial doubt about our ability to continue as a going concern. Management is also evaluating an alternative where it would suspend the operations of the Company's Internet technology, at least temporarily, and shall look for another Company that has had ongoing commercial operations, that would merge with the Company and continue its business operation.

Management is attempting to obtain additional financing for us through the issuance of equity securities, loans from financial institutions and/or agreements with strategic partners. Management is also evaluating an alternative where it would suspend the operations of our Internet technology, at least temporarily, and shall look for another company that has had ongoing commercial operations, that would merge with us and continue its business operation.

However, management cannot assure that we will be able to sell equity securities, obtain loans from financial institutions and/or form strategic alliances that will generate financing for the further development of our Internet technology or enter into a merger agreement with an operating company on acceptable terms. If we are not able to obtain adequate financing, it may have to curtail or terminate some or all of its operations. During 2002, we financed our operations from its existing cash reserves and/or the proceeds generated from the sale of notes to its stockholders of approximately $64,500.

We do not believe that our business is subject to seasonal trends or inflation. On an ongoing basis we will attempt to minimize any effect of inflation on our operating results by controlling operating costs and whenever possible, seeking to insure that subscription rates and usage fees reflect increases in costs due to inflation

Item 7. Financial Statements

                      NorStar Group, Inc. and Subsidiaries

                          Index to Financial Statements
                          -----------------------------

                                                                          PAGE
                                                                          ----

Report of Independent Public Accountants                                   F-2

Consolidated Balance Sheet
     December 31, 2002                                                     F-3

Consolidated Statements of Operations
     Years Ended December 31, 2002 and 2001                                F-4

Consolidated Statements of Stockholders' Equity (Deficiency)
     Years Ended December 2002 and 2001                                    F-5

Consolidated Statements of Cash Flows
     Years Ended December 31, 2002 and 2001                                F-6

Notes to Consolidated Financial Statements                                F-7/14

                                      * * *

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    ----------------------------------------

To the Board of Directors and Stockholders
NorStar Group, Inc.

We have audited the accompanying consolidated balance sheet of NorStar Group, Inc. and Subsidiaries as of December 31, 2002, and the related consolidated statements of operations, stockholders' equity (deficiency) and cash flows for the years ended December 31, 2002 and 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of NorStar Group, Inc. and Subsidiaries as of December 31, 2002, and their results of operations and cash flows for the years ended December 31, 2002 and 2001, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As further discussed in Note 2 to the consolidated financial statements, the Company's operations have generated recurring losses and negative net cash flows from operating activities, and it had a working capital deficiency and an accumulated deficit as of December 31, 2002. Such matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans concerning these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

                                         J.H. Cohn LLP

Roseland, New Jersey
April 7, 2003

                      NorStar Group, Inc. and Subsidiaries

                           Consolidated Balance Sheet
                                December 31, 2002

                                     Assets
                                     ------
Current assets - cash                                                       $       222
Equipment, net of accumulated depreciation of $3,495                                699
Capitalized web site and development costs, at estimated
    net realizable value                                                           --
Mineral rights, at estimated net realizable value                                  --
                                                                            -----------
          Total                                                             $       921
                                                                            ===========

                    Liabilities and Stockholders' Deficiency
                    ----------------------------------------


Current liabilities:
    Noninterest bearing demand notes payable to stockholders                $   228,444
    Accounts payable and accrued expenses                                        44,932
                                                                            -----------
          Total                                                                 273,376
                                                                            -----------

Commitments and contingencies

Stockholders' deficiency:
    Class A convertible preferred stock, par value $10 per
       share; 1,000,000 shares authorized; none issued                             --
    Class B preferred stock, par value $10 per share;
       1,000,000 shares authorized; none issued                                    --
    Common stock, par value $.01 per share; 150,000,000
       shares authorized; 25,793,825 shares issued and outstanding              257,938
    Additional paid-in capital                                                6,273,090
    Accumulated deficit                                                      (6,745,355)
    Unearned compensation                                                       (58,128)
                                                                            -----------
          Total stockholders' deficiency                                       (272,455)
                                                                            -----------

          Total                                                             $       921
                                                                            ===========

See Notes to Consolidated Financial Statements.

                      NorStar Group, Inc. and Subsidiaries

                      Consolidated Statements of Operations
                     Years Ended December 31, 2002 and 2001

                                                                   2002            2001
                                                              ------------    ------------
Revenues                                                      $       --      $       --
                                                              ------------    ------------

Operating expenses:
    Selling                                                         42,872         142,375
    General and administrative                                      61,960         168,404
    Research and development                                         4,641          71,799
    Write-off of capitalized web site and development costs        238,391
                                                              ------------    ------------
        Totals                                                     347,864         382,578
                                                              ------------    ------------

Net loss                                                      $   (347,864)   $   (382,578)
                                                              ============    ============

Basic net loss per common share                               $       (.02)   $       (.02)
                                                              ============    ============

Basic weighted average common shares outstanding                22,099,715      18,924,647
                                                              ============    ============

See Notes to Consolidated Financial Statements.

                      NorStar Group, Inc. and Subsidiaries

          Consolidated Statements of Stockholders' Equity (Deficiency)
                     Years Ended December 31, 2002 and 2001

                                           Common Stock
                                    --------------------------      Additional
                                     Number of                        Paid-in       Accumulated       Unearned
                                       Shares         Amount          Capital         Deficit       Compensation        Total
                                    ----------     -----------     -----------     ------------     ------------     -----------
Balance, January 1, 2001            18,743,825     $   187,438     $ 6,162,590     $(6,014,913)     $  (141,375)     $   193,740

Issuance of shares for payment
    of professional and other
    services                         2,000,000          20,000          60,000                                            80,000

Amortization of unearned com-
    pensation                                                                                           141,375          141,375

Net loss                                                                              (382,578)                         (382,578)
                                    ----------     -----------     -----------     -----------      -----------      -----------

Balance, December 31, 2001          20,743,825         207,438       6,222,590      (6,397,491)            --             32,537

Issuance of shares for payment
    of consultants                   5,050,000          50,500          50,500                         (101,000)

Amortization of unearned com-
    pensation                                                                                            42,872           42,872

Net loss                                                                              (347,864)                         (347,864)
                                    ----------     -----------     -----------     -----------      -----------      -----------

Balance, December 31, 2002          25,793,825     $   257,938     $ 6,273,090     $(6,745,355)     $   (58,128)     $  (272,455)
                                    ==========     ===========     ===========     ===========      ===========      ===========

See Notes to Consolidated Financial Statements.

                      NorStar Group, Inc. and Subsidiaries

                      Consolidated Statements of Cash Flows
                     Years Ended December 31, 2002 and 2001

                                                                          2002           2001
                                                                       ---------      ---------
Operating activities:
     Net loss                                                          $(347,864)     $(382,578)
     Adjustments to reconcile net loss to net cash
        used in operating activities:
        Services, compensation and other expenses
           paid through the issuance of common stock                                     80,000
        Amortization of unearned compensation                             42,872        141,375
        Depreciation                                                       1,398          1,398
        Write-off of capitalized web site and development costs          238,391
        Changes in operating liabilities - accounts payable
           and accrued expenses                                           (1,561)       (19,136)
                                                                       ---------      ---------
               Net cash used in operating activities                     (66,764)      (178,941)

Financing activities - proceeds from notes payable to stockholders        64,500        163,944
                                                                       ---------      ---------

Net decrease in cash                                                      (2,264)       (14,997)

Cash, beginning of year                                                    2,486         17,483
                                                                       ---------      ---------

Cash, end of year                                                      $     222      $   2,486
                                                                       =========      =========

Supplemental disclosure of cash flow information:
     Income taxes paid                                                 $    --        $    --
                                                                       =========      =========

     Interest paid                                                     $    --        $    --
                                                                       =========      =========

See Notes to Consolidated Financial Statements.

                      NorStar Group, Inc. and Subsidiaries

                   Notes to Consolidated Financial Statements

Note 1 - Business:

               NorStar Group, Inc. ("NorStar") was originally incorporated in the State of Utah during March 1961 as Florist Accounting Services, Inc. (the name Florist Accounting Services, Inc. was changed to Luxor Group N.S. Inc. during 1971 and to NorStar Group, Inc. during 1992). As of December 31, 2002, NorStar had two subsidiaries, VeeAreCity.com, Inc. ("VeeAreCity") and VeeAreCity The Burbs.com, Inc. ("The Burbs"), both of which were wholly-owned. As used herein, the "Company" refers to NorStar or NorStar together with VeeAreCity, The Burbs and/or certain other subsidiaries that had been acquired and disposed of by NorStar prior to December 31, 2002.

               The Company was originally organized as a finance company that was primarily engaged in factoring accounts receivable for florists in Utah. However, the Company was unable to develop profitable financing operations, and it became substantially inactive until April 1992. During the period from April 1992 through December 31, 1999, the Company acquired and/or began to develop, and disposed of, several businesses and certain other investments.

               As of December 31, 2002 and during the years ended December 31, 2002 and 2001, the Company was primarily engaged, through VeeAreCity and The Burbs, in an attempt to develop an Internet business that it started in 1998. The Internet business involves the creation of a portal to a cyber-city, online community of "One Stop Shopping" for products, entertainment, education and business services. The portal is intended to provide the subscriber/member with access to several web browsers, a directory of thousands of stores, three dimensional virtual reality ("VR") chat rooms, forums and game rooms, a VR dating service, VR business conference rooms, specialty advertising rooms with VR activities and global e-mail services that can be accessed through the web anywhere in the world. The Company intends to generate revenues from this business primarily through usage fees from certain of its activities and the sale of annual memberships to consumers who will be offered discounts on products and services through a provider network to be developed by the Company.

               As of December 31, 2002, the Company also held the mineral rights attributable to 17 claims that were acquired on April 29, 1992 for gold mines located in the Gold Mountain mining district of Esmeralda County, Nevada (see Note 3). However, management does not expect mining operations to become one of the Company's core businesses. Management is attempting to find a joint venture partner to assist the Company in developing these claims. If a joint venture partner cannot be found, management expects that the Company will continue to hold the claims as an investment.

                      NorStar Group, Inc. and Subsidiaries

                   Notes to Consolidated Financial Statements

Note 2 - Summary of significant accounting policies:
           Basis of presentation:

               The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. However, the Company has not generated any significant revenues on a sustained basis from its current operations. As shown in the accompanying consolidated financial statements, the Company incurred net losses of approximately $348,000 and $383,000 and negative net cash flows from operating activities of $67,000 and $179,000 in 2002 and 2001, respectively, although a substantial portion of the losses and negative net cash flows were attributable to noncash charges for the write-off of previously capitalized web site and development costs and the fair value of shares and stock options issued for services, compensation and other expenses. As of December 31, 2002, the Company had a cash balance of only $200, a working capital deficiency of approximately $273,000 and an accumulated deficit of $6,745,000. Management believes that the Company will continue to incur net losses through at least December 31, 2003 and that it will need additional equity and/or debt financing of at least $2,000,000 to enable it to fully develop its web services as initially planned and sustain its operations until it can achieve profitability and generate cash flows from its operating activities on a recurring basis. These matters raise substantial doubt about the Company's ability to continue as a going concern.

               Management is attempting to obtain additional financing for the Company through the issuance of equity securities, loans from financial institutions and/or agreements with strategic partners. However, management cannot assure that the Company will be able to sell equity securities, obtain loans from financial institutions and/or form strategic alliances that will generate financing on acceptable terms. Management is also evaluating an alternative whereby it would suspend the development of the Company's internet technology, at least temporarily, and search for another company that has had ongoing commercial operations that would merge with the Company and continue its business operations. However, management cannot assure that the Company will be able to sell equity securities, obtain loans from financial institutions and/or form strategic alliances that will generate financing for the further development of the Company's internet technology or enter into a merger agreement with an operating company on acceptable terms. If the Company is not able to obtain adequate financing or consummate a merger, it may have to curtail or terminate some or all of its operations.

               The accompanying consolidated financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue its operations as a going concern.

                      NorStar Group, Inc. and Subsidiaries

                   Notes to Consolidated Financial Statements

Note 2 - Summary of significant accounting policies (continued):
          Principles of consolidation:
               The accompanying consolidated financial statements include the accounts of NorStar and its subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

          Use of estimates:
               The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

          Equipment:
               Equipment is stated at cost, net of accumulated depreciation. Depreciation is provided using the straight-line method over the estimated useful lives of the assets and amounted to $1,398 in both 2002 and 2001.

          Web site and development costs:
               The Company accounts for costs incurred in connection with the development of a web site in accordance with Statement of Position 98-1, "Accounting for Costs of Computer Software Developed or Obtained for Internal Use" and Emerging Issues Task Force Issue No. 00-2, "Accounting for Web Site Development Costs." Accordingly, all costs incurred in planning the development of a web site are expensed as incurred. Costs, other than general and administrative and overhead costs, incurred in the web site application and infrastructure development stage, which involves acquiring or developing hardware and software to operate the web site, are capitalized. Fees paid to an Internet service provider for hosting a web site on its server(s) connected to the Internet are expensed over the estimated period of benefit. Other costs incurred during the operating stage, such as training, administration and maintenance costs, are expensed as incurred. Costs incurred during the operating stage for upgrades and enhancements of a web site are capitalized if it is probable that they will result in added functionality. Capitalized web site and development costs are amortized on a straight-line basis over their estimated useful life.

               The Company capitalized costs of approximately $238,000 that were incurred prior to 2001 in connection with the acquisition and development of software in the application and infrastructure development stage and the enhancement of its web sites. As of December 31, 2002, the Company had not been able to generate any revenues from its web site and management was uncertain as to whether the Company would be able to obtain sufficient resources to sustain its operations and fully develop its web services as initially planned. Accordingly, management reviewed the carrying value of the Company's capitalized web site and development costs for impairment as of December 31, 2002 and determined the entire remaining carrying value was impaired. Accordingly, the ac-companying 2002 consolidated statement of operations includes a noncash charge of $238,391 for the write-off of the carrying value of the impaired web site and development costs.

                      NorStar Group, Inc. and Subsidiaries

                   Notes to Consolidated Financial Statements

Note 2 - Summary of significant accounting policies (continued):
          Impairment of long-lived assets:
               Impairment losses on long-lived assets, such as capitalized web site and development costs, are recognized when events or changes in circumstances indicate that the undiscounted cash flows estimated to be generated by such assets are less than their carrying value and, accordingly, all or a portion of such carrying value may not be recoverable. Impairment losses are then measured by comparing the fair value of assets to their carrying amounts.

          Advertising:
               The Company expenses the cost of advertising and promotions as incurred. Advertising costs, which are included in selling expenses and charged to operations, were immaterial during 2002 and 2001.

          Income taxes:
               The Company accounts for income taxes pursuant to the asset and liability method which requires deferred income tax assets and liabilities to be computed annually for temporary differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The income tax provision or credit is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

          Net earnings (loss) per share:
               The Company presents "basic" earnings (loss) per share and, if applicable, "diluted" earnings per share pursuant to the provisions of Statement of Financial Accounting Standards No. 128, "Earnings per Share" ("SFAS 128"). Basic earnings (loss) per share is calculated by dividing net income or loss by the weighted average number of shares outstanding during each period. The calculation of diluted earnings per share is similar to that of basic earnings per share, except that the denominator is increased to include the number of additional common shares that would have been outstanding if all potentially dilutive common shares, such as those issuable upon the exercise of stock options, were issued during the period. Diluted per share amounts have not been presented in the accompanying consolidated statements of operations because the Company had a net loss in 2002 and 2001 and, accordingly, the assumed effects of the exercise of options that were granted to consultants in April 2000 and expired in April 2001 (see Note 8) would have been anti-dilutive.

                      NorStar Group, Inc. and Subsidiaries

                   Notes to Consolidated Financial Statements

Note 2 - Summary of significant accounting policies (continued):
          Stock-based compensation:
               In accordance with the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"), the Company will recognize compensation costs as a result of the issuance of stock options to employees based on the excess, if any, of the fair value of the underlying stock at the date of grant or award (or at an appropriate subsequent measurement date) over the amount the employee must pay to acquire the stock. Therefore, the Company will not be required to recognize compensation expense as a result of any grants of stock options to employees at an exercise price that is equivalent to or greater than fair value. The Company will also make pro forma disclosures, as required by Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), of net income or loss as if a fair value based method of accounting for stock options granted to employees had been applied instead if such amounts differ materially from the historical amounts.

               In accordance with SFAS 123, the Company will also recognize the cost of shares, options, warrants and other equity instruments issued to nonemployees as consideration for services as expense over the periods in which the related services are rendered by a charge to compensation cost (or another appropriate expense or prepaid expense account) and a corresponding credit to additional paid-in capital. Generally, cost will be determined based on the fair value of the equity instruments at the date of issuance. The fair value of options, warrants and similar equity instruments will be estimated based on the Black-Scholes option-pricing model, which meets the criteria set forth in SFAS 123, and the assumption that all of the options or other equity instruments will ultimately vest. The effect of actual forfeitures will be recognized as they occur.

          Recent accounting pronouncements:
               In August 2001, the Financial Accounting Standards Board (the "FASB") issued Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"). SFAS 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets. Among other things, SFAS 144 provides guidance on the implementation of Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" and other previous pronouncements related to when and how to measure impairment losses and how to account for discontinued operations. The adoption of SFAS 144 by the Company as of January 1, 2002 did not have a material impact on the Company's consolidated financial position or results of operations.

                      NorStar Group, Inc. and Subsidiaries

                   Notes to Consolidated Financial Statements

Note 2 - Summary of significant accounting policies (concluded):
          Recent accounting pronouncements (concluded):
               In June 2002, the FASB issued Statement of Financial Accounting Standards No. 146, "Accounting for Costs Associated with Exit or Disposal Activities" ("SFAS 146"). SFAS 146 addresses accounting and reporting costs associated with exit or disposal activities. This statement requires that a liability for a cost associated with an exit or disposal activity shall be recognized and measured initially at its fair value in the period in which the liability is incurred. SFAS 146 is effective for exit or disposal activities that are initiated after December 31, 2002. The Company does not believe that the adoption of SFAS 146 will have a significant impact on its consolidated financial statements.

               The Financial Accounting Standards Board and the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants had issued certain other accounting pronouncements as of December 31, 2002 that will become effective in subsequent periods; however, management of the Company does not believe that any of those pronouncements would have significantly affected the Company's financial accounting measurements or disclosures had they been in effect during 2002 and 2001, and it does not believe that any of those pronouncements will have a significant impact on the Company's consolidated financial statements at the time they become effective.

Note 3 - Investment in mineral rights:
               The Company acquired the mineral rights attributable to its gold mining claims (see Note 1) on April 29, 1992 for shares of common stock with a fair value of $400,000. Subsequently, the Company also paid total fees of $200,000 to the former owner for consulting services related to the development of the claims. Although, as explained in Note 1, management is still attempting to find a joint venture partner to assist the Company in developing these claims, it has not been able to find one. Based on the inability to find a joint venture partner and the uncertainties related to the Company's ability to generate profitable mining operations, the Company wrote off the carrying value of the investment prior to January 1, 2001.

Note 4 - Income taxes:
               As of December 31, 2002, the Company had net operating loss carryforwards of approximately $6,745,000 available to reduce future Federal taxable income which will expire at various dates through 2022. The Company had no other material temporary differences as of that date. Due to the uncertainties related to, among other things, the changes in the ownership of the Company, which could subject those loss carryforwards to substantial annual limitations, and the extent and timing of its future taxable income, the Company offset the deferred tax assets attributable to the potential benefits of approximately $2,698,000 from the utilization of those net operating loss carryforwards by an equivalent valuation allowance as of December 31, 2002.

                      NorStar Group, Inc. and Subsidiaries

                   Notes to Consolidated Financial Statements

Note 4 - Income taxes (concluded):
               The Company had also offset the potential benefits of approximately $2,559,000 and $2,406,000 from net operating loss carryforwards by equivalent valuation allowances as of December 31, 2001 and 2000, respectively. As a result of the increases in the valuation allowance of $139,000 and $153,000 in 2002 and 2001, respectively, the Company did not recognize any credits for income taxes in the accompanying consolidated statements of operations to offset its pre-tax losses in those years.

Note 5 - Concentrations of credit risk:
               Financial instruments which subject the Company to concentrations of credit risk consist primarily of cash. The Company maintains cash in bank deposit and other accounts the balances of which, at times, may exceed Federal insurance limits. At December 31, 2002, such cash balances did not exceed Federal insurance limits. Exposure to credit risk is reduced by placing such deposits in major financial institutions and monitoring their credit ratings.

Note 6 - Preferred stock:
               The Company's Articles of Incorporation authorize the issuance of up to 1,000,000 shares of Class A preferred stock and 1,000,000 shares of Class B preferred stock. No shares of preferred stock had been issued as of December 31, 2002. Each share of Class A and Class B preferred stock is nonvoting; is entitled to an annual dividend, as may be declared by the Company's board of directors, of 10% that is cumulative; has a par value of $10 per share; and has a preference in liquidation equal to its par value plus all declared but unpaid dividends. Each share of Class A preferred stock is convertible at any time into five shares of the Company's common stock.

Note 7 - Stock option plan:
               On April 17, 2000, the Board of Directors approved a Stock Option Plan (the "Plan"), subject to ratification by the Company's stockholders, whereby up to 2,000,000 shares of the Company's common stock may be granted to key personnel in the form of incentive stock options and nonstatutory stock options, as defined under the Internal Revenue Code. Key personnel eligible for these awards may include all present and future employees of the Company and individuals who are consultants to the Company as well as nonemployee directors of the Company. Under the Plan, the exercise price of options must be at least 100% of the fair market value of the common stock on the date of grant (the exercise price of an incentive stock option for an optionee that holds more than 10% of the combined voting power of all classes of stock of the Company must be at least 110% of the fair market value on the date of grant). The maximum term of any stock option granted may not exceed ten years (or five years of an optionee that holds 10% or more of the Company stock) from the date of grant.

               As of April 7, 2003, no stock options had been awarded under the Plan.

                      NorStar Group, Inc. and Subsidiaries

                   Notes to Consolidated Financial Statements

Note 8 - Consulting agreements:
               On April 17, 2000, the Company entered into agreements with three consultants that expired on April 17, 2001. Under these agreements, the consultants were, among other things, assisting the Company in finding businesses located primarily in England, other European countries and the Northeastern section of the United States that would advertise in and/or link to the Company's online community.

               As consideration for their services, the three consultants received options to purchase a total of 1,300,000 shares of the Company's common stock that were exercisable at $.40 per share at any time during the terms of the consulting agreements. The options expired on April 17, 2001. The aggregate fair value of the options granted to the consultants of $377,000 as of the date of grant, as determined based on the Black-Scholes option-pricing model, which was recorded as unearned compensation and amortized to expense over the period from April 17, 2000 to April 17, 2001, as required by SFAS 123.

               On July 25, 2002, the Company entered into new agreements with certain of these consultants as well as additional agreements with other consultants. Under these agreements, the consultants will be required to, among other things, assist the Company in finding businesses located primarily in Europe that would advertise in and/or link to the Company's online community in addition to performing web site development services. These agreements will expire on July 25, 2003. As consideration for their services, the consultants received a total of 5,050,000 shares of common stock with an aggregate fair market value of $101,000. The Company recorded the aggregate fair value as unearned compensation which it is amortizing to expense over the period from July 25, 2002 to July 25, 2003.

Note 9 - Fair value of financial instruments:
               The Company's material financial instruments at December 31, 2002 for which disclosure of estimated fair value is required by certain accounting standards consisted of cash, accounts payable and notes payable to stockholders. In the opinion of management, cash and accounts payable were carried at fair values because of their liquidity and/or short-term maturities. Because of the relationship of the Company and its stockholders, there is no practical method that can be used to determine the fair value of the notes payable to stockholders.

                                      * * *

Item 8. Changes in and disagreements with accountants on accounting and financial disclosure

None

Part III

Item 9. Directors and Executive Officers of the Registrant
DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

NAME                    AGE          TITLE DIRECTORSHIP                           FIVE YEARS BUSINESS EXPERIENCE
--------------------    ---   --------------------------------                    ------------------------------
Harry F. DiFrancesco    76    President Chairman of Bd              *In 1965 Mr. DiFrancesco was Chairman, CEO and President of
                                                                    DiFrancesco Construction Company. From 1970 to 1975,
                                                                    Mr.DiFrancesco established and operated a shoe manufacturing company in Brazil. From 1979 to 1988, Mr. DiFrancesco was
                                                                    Chairman of the Board of International Jewelry Manufacturing
                                                                    Corp. an importer and wholesaler of diamonds. Mr.DiFrancesco has more than 40 years of business experience in real estate development, importing and jewelry manufacturing and sales

Andrew S. Peck          57    V.P. of Finance Dir. & Secretary      *Since 1990, Mr. Peck has served as President and Senior
                                                                    Financial Specialist for Financial Support Services, Inc.
                                                                    Mr. Peck has more than 20 years of experience in corporate finance, planning, project analysis and systems development.

Jay Sanet               53    CEO & Director                        *Mr. Sanet has served as a Director since December, 1998.
                                                                    From 1996 to 1998, Mr. Sanet was a branch manager for First
                                                                    National Equity Group. In 1995 Mr. Sanet was a branch
                                                                    manager for Vision Investment Group. From 1994 to 1995 Mr.
                                                                    Sanet was a registered representative for Myers, Pollack &
                                                                    Robin. He actively assists the Company in identifying and
                                                                    exploring merger candidates.

Maynard Neil Aboguv     58    VP of Sales Mgmt Director*            *Mr. Aboguv has over 15 years of experience as a sales
                                                                    representative and manager for various companies
                                                                    representing several industries.


* Each Director shall hold office until the next annual meeting of stockholders and until his successor shall have been elected and qualified. The directors of NorStar hold no other directorship in any other reporting company. There are no family relationships among the directors, executive officers or persons nominated or chosen by the Company to become directors or executive officers.

Item 10. Executive Compensation.

The following table sets forth certain information concerning the annual and long-term compensation for services as officers to the Company for the fiscal year ended December 31, 2002.


  Fiscal    Name of              Capacity in          Salaries, Fees               Deferred       Shares of
  Year      Individual           which served         & Commissions    Bonuses   Compensation    Common Stock
--------    ------------------   ------------------   --------------   -------   ------------    ------------
2001
            Harry DiFrancesco*   Pres. & Dir              $0.00                                   1,500,000
            Jay Sanet*           V.P. & Dir.              $0.00                                     125,000
            Andrew S. Peck*      Sect, Treas. & Dir       $0.00                                     200,000
            Maynard N. Abguv*    V.P. & Dir.              $0.00                                      50,000
2002
           Harry DiFrancesco*    Pres. & Dir              $0.00                                   1,500,000
           Jay Sanet*            V.P. & Dir.              $0.00                                     125,000
           Andrew S. Peck*       Sect, Treas. & Dir       $0.00                                     200,000
           Maynard N. Abguv*     V.P. & Dir.              $0.00                                      50,000


* The Company has paid no compensation to any of its named executive officers and directors. In lieu of compensation the officers and directors received shares of NorStar Common Stock.

** The level of compensation for the Company's named executive officers and directors will be determined following the next shareholders meeting of the Company.

Item 11. Security Ownership of Certain Beneficial Owners and Management
(b) Security Ownership of Management


Title of class   Name and address                  Amount and nature            Percentage of class
                 of beneficial owners              of beneficial ownership
--------------   ---------------------             -----------------------      -------------------
Common Stock     Harry F. DiFrancesco                  1,500,000 shares         0.05%
                 4101 Ravenswood Road, Suite 128
                 Fort Lauderdale, Fl 33312
---------------------------------------------------------------------------------------------------
Common Stock     Andrew Peck                             200,000 shares         0.01%
                 4101 Ravenswood Road, Suite 128
                 Fort Lauderdale, Fl 33312
---------------------------------------------------------------------------------------------------
Common Stock     Jay Sanet                               125,000 shares         0.00%
                 4101 Ravenswood Road, Suite 128
                 Fort Lauderdale, Fl 33312
---------------------------------------------------------------------------------------------------
Common Stock     Maynard Neil Aboguv                      50,000 shares         0.00%
                 4101 Ravenswood Road, Suite 128
                 Fort Lauderdale, Fl 33312

(c) Change in Control

There are no arrangements, including any pledge by any person of securities of NorStar or any of its parents, the operation of which may at a subsequent date result in a change in control of the registrant.

Item 12. Certain Relationships and Related Transactions

None

Item 13. Exhibits, Financial Statement Schedules, and Reports on Form 8-K

(a) The exhibits listed below are incorporated by reference as previously filed with the Form 10-SB:

Exhibit No.    Description
-----------    -----------
3.1            Articles of Incorporation as filed with the Utah Secretary of State
3.1(i)         By-laws
3.1 (ii)       Specimen Stock Certificate
4(a)           Certificate of Existence and Good Standing Status
4(b)           Certificate to do business as a Foreign Corporation in the State of Florida


Item 14. Control and Procedures

(a) Evaluation of disclosure controls and procedures. We maintain disclosure controls and procedures designed to provide reasonable assurance that information required to be disclosed in the reports filed with the SEC is recorded, processed, summarized and reported within the time periods specified in the rules of the SEC. Within 90 days prior to the filing of this Annual Report on form 10-KSB, we carried out an evaluation, under the supervision and the participation of our management including our Chief Executive Officer of the design and operation of these disclosure controls and procedures pursuant to Exchange Act Rule 13a-14. Based upon that evaluation, our Chief Executive Officer concluded that our disclosure controls and procedures are effective in alerting them on a timely basis to material information relating to the Company required to be in our periodic SEC filings.

(b) Changes in internal controls. There were no significant changes in internal controls or other factors that could significantly affect our internal controls subsequesnt to the date of our evaluation.

                                                                    EXHIBIT 99.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

                                 CERTIFICATIONS

I, Jay Sanet, certify that:

     1. I have reviewed this annual report on Form 10-KSB of Norstar Group, Inc.

     2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact, or omit to state a material fact necessary to make the statements made in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report.

     3. Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report.

     4. The registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and have:

          a) designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this annual report is being prepared;

          b) evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this quarterly report ("Evaluation Date"); and

          c) presented in this quarterly report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

     5. The registrant's other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent functions):

          a) all significant deficiencies in the design or operation of internal codes which could adversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

          b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

     6. The registrant's other certifying officers and I have indicated in this annual report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date: April 15, 2003

/s/ Jay Sanet

-----------------------
    CEO

                                                                    EXHIBIT 99.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

                                 CERTIFICATIONS

I, Andrew S. Peck, certify that:

     1. I have reviewed this annual report on Form 10-KSB of Norstar Group, Inc.

     2. Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact, or omit to state a material fact necessary to make the statements made in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report.

     3. Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this quarterly report.

     4. The registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and have:

          a. designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this annual report is being prepared;

          b. evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this annual report ("Evaluation Date"); and

          c. presented in this quarterly report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

     5. The registrant's other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent functions):

          a. all significant deficiencies in the design or operation of internal codes which could adversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

          b. any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

     6. The registrant's other certifying officers and I have indicated in this annual report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date: April 15, 2003

/s/ Andrew S. Peck
----------------------
   CFO

                                   SIGNATURES

Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NORSTAR GROUP, INC.

(Registrant) By:

Harry DiFrancesco, President and
Chairman of the Board
Date

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the 15 day of April 2003.

Signature                                 Title

/s/ Harry DiFrancesco
----------------------------------        President and Chairman of the
Harry DiFrancesco Board

/s/ Andrew S. Peck
----------------------------------        Vice President of Finance, Director
Andrew S. Peck and Secretary

/s/ Jay Sanet
----------------------------------
Jay Sanet                                 CEO, Director

/s/ Maynard Neil Aboguv
----------------------------------        Vice President Sales Management,

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 10-QSB


                  QUARTERLY REPORT UNDER SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934
                  FOR THE QUARTERLY PERIOD ENDED MARCH 31, 2003

                 TRANSITION REPORT UNDER SECTION 13 OR 15(d) OF
               THE EXCHANGE ACT FOR THE TRANSITION PERIOD FROM TO

                             COMMISSION FILE NUMBER


                               NORSTAR GROUP, INC.

        (EXACT NAME OF SMALL BUSINESS ISSUER AS SPECIFIED IN ITS CHARTER)



                UTAH                                   59-1643698
                ----                                   ----------
       (STATE OR OTHER JURISDICTION OF              (I.R.S. EMPLOYER
      INCORPORATION OR ORGANIZATION)               IDENTIFICATION NO.)

         4101 Ravenswood Road, Suite 128, Ft. Lauderdale, Florida   33312
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICE)            (ZIP CODE)

         ISSUER'S TELEPHONE NUMBER, INCLUDING AREA CODE: (954) 772-0240

 Check whether the issuer (1) filed all reports required to be filed by Section 13 or 15 (d) of the Securities Exchange Act during the past 12 months (or such shorter period that the registrant was required to file such reports), and (2)
       has been subject to such filing requirements for the past 90 days.

                                 Yes [X] No [ ]

At March 31, 2003 there were issued and outstanding 25,793,825 shares of Common
                                     Stock.

    Transitional Small Business Disclosure Format (check one): Yes [ ] No [X]

                      NorStar Group, Inc. and Subsidiaries
                                Table of Contents


Part I- Financial Information

Item 1.     Financial Statements
Item 2.     Management's Discussion and Analysis or Plan of Operation
Item 3.     Controls and Procedures


Part II - Other Information

Item 1.       Legal proceedings
Item 2.       Changes in Securities
Item 3.       Defaults Upon Senior Securities
Item 4.       Submission of Matters to a Vote of Security Holders
Item 5.       Other Information
Item 6.       Exhibits and Reports on Form 8-K

Signatures
Certifications

Part  I- Financial Information:

Item 1. Financial Statements


                Index to Unaudited Condensed Financial Statements
                -------------------------------------------------

                                                                            PAGE
                                                                            ----

Part I - Financial Information

Item 1.  Financial Statements

         Condensed Consolidated Balance Sheet at March 31, 2003
         (Unaudited)                                                         F-2

         Condensed Consolidated Statements of Operations
         Three Months Ended March 31, 2003 and 2002 (Unaudited)              F-3

         Condensed Statement of Changes in Stockholders' Deficiency
         Three Months Ended March 31, 2003 (Unaudited)                       F-4

         Condensed Consolidated Statements of Cash Flows
         Three Months Ended March 31, 2003 and 2002 (Unaudited)              F-5

         Notes to Condensed Consolidated Financial Statements (Unaudited)  F-6/8

                      NorStar Group, Inc. and Subsidiaries

                      Condensed Consolidated Balance Sheet
                           March 31, 2003 (Unaudited)

                                               Assets

Current assets - cash                                                                                         $       5,489
Equipment, net of accumulated depreciation of $3,845                                                                    349
Capitalized web site development costs, at estimated net realizable value                                        -
Mineral rights, at estimated net realizable value                                                                -
                                                                                                             --------------

          Total                                                                                              $        5,838
                                                                                                             ==============


                              Liabilities and Stockholders' Deficiency

Current liabilities:
    Noninterest bearing demand notes payable to stockholders                                                   $    237,444
    Accounts payable and accrued expenses                                                                            49,838
                                                                                                             --------------
          Total                                                                                                     287,282
                                                                                                             --------------

Commitments and contingencies

Stockholders' deficiency:
    Class A convertible preferred stock, par value $10 per
       share; 1,000,000 shares authorized; none issued                                                            -
    Class B preferred stock, par value $10 per share;
       1,000,000 shares authorized; none issued                                                                   -
    Common stock, par value $.01 per share; 150,000,000
       shares authorized; 25,793,825 shares issued and outstanding                                                  257,938
    Additional paid-in capital                                                                                    6,273,090
    Accumulated deficit                                                                                          (6,779,594)
    Unearned compensation                                                                                           (32,878)
                                                                                                             --------------
          Total stockholders' deficiency                                                                           (281,444)
                                                                                                             --------------

          Total                                                                                              $        5,838
                                                                                                             ==============







See Notes to Condensed Consolidated Financial Statements.

                      NorStar Group, Inc. and Subsidiaries

                 Condensed Consolidated Statements of Operations
                   Three Months Ended March 31, 2003 and 2002
                                   (Unaudited)


                                               2003              2002
                                           -------------     -------------
Revenues                                   $     -           $    -
                                           -------------     -------------

Operating expenses:
    Selling                                       25,250
    General and administrative                     8,989            21,240
    Research and development                                         4,000
                                           -------------     -------------
        Totals                                    34,239            25,240
                                           -------------     -------------

Net loss                                        $(34,239)         $(25,240)
                                           =============     =============

Basic net loss per common share                   $( - )            $( - )
                                           =============     =============


Basic weighted average common
    shares outstanding                        25,793,825        20,743,825
                                           =============     =============



See Notes to Condensed Consolidated Financial Statements.

                      NorStar Group, Inc. and Subsidiaries

     Condensed Consolidated Statement of Changes in Stockholders' Deficiency
                        Three Months Ended March 31, 2003
                                   (Unaudited)


                                              Common Stock
                                       -------------------------     Additional                        Unearned
                                         Number of                    Paid-in       Accumulated        Compen-
                                          Shares       Amount         Capital          Deficit         sation        Total
                                       ------------   ---------    -------------- --------------    -----------   ----------
Balance, January 1, 2003                 25,793,825     $257,938      $6,273,090    $(6,745,355)      $(58,128)   $(272,455)

Amortization of unearned
     compensation                                                                                       25,250       25,250

Net loss                                                                                (34,239)                    (34,239)
                                         ----------     --------      ----------    -----------       --------    ---------

Balance, March 31, 2003                  25,793,825     $257,938      $6,273,090    $(6,779,594)      $(32,878)   $(281,444)
                                         ==========     ========      ==========    ===========       ========    =========



See Notes to Condensed Consolidated Financial Statements.

                      NorStar Group, Inc. and Subsidiaries

                 Condensed Consolidated Statements of Cash Flows
                   Three Months Ended March 31, 2003 and 2002
                                   (Unaudited)


                                                                                                 2003                2002
                                                                                              ----------         ----------
Operating activities:
     Net loss                                                                                   $(34,239)          $(25,240)
     Adjustments to reconcile net loss to net cash
        used in operating activities:
        Amortization of unearned compensation                                                     25,250
        Depreciation                                                                                 350                350
        Changes in operating liabilities - accounts payable
           and accrued expenses                                                                    4,906             (2,233)
                                                                                              ----------         ----------
               Net cash used in operating activities                                              (3,733)           (27,123)

Financing activities - proceeds from issuance of notes
     payable to stockholders                                                                       9,000             28,000
                                                                                              ----------          ---------

Net increase in cash                                                                               5,267                877

Cash, beginning of period                                                                            222              2,486
                                                                                             -----------         ----------

Cash, end of period                                                                            $   5,489          $   3,363
                                                                                               =========          =========


See Notes to Condensed Consolidated Financial Statements.

                      NorStar Group, Inc. and Subsidiaries
              Notes to Condensed Consolidated Financial Statements
                                   (Unaudited)

Note 1 - Business and basis of presentation:

            In the opinion of management, the accompanying unaudited condensed consolidated financial statements reflect all adjustments, consisting of normal recurring accruals, necessary to present fairly the financial position of NorStar Group, Inc. and its subsidiaries (the "Company") as of March 31, 2003, and the Company's results of operations and cash flows for the three months ended March 31, 2003 and 2002 and changes in stockholders' deficiency for the three months ended March 31, 2003. Pursuant to the rules and regulations of the United States Securities and Exchange Commission (the "SEC"), certain information and disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed in or omitted from these consolidated financial statements unless significant changes have taken place since the end of the most recent fiscal year. Accordingly, these unaudited condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements as of December 31, 2002 and for the years ended December 31, 2002 and 2001 and the notes thereto (the "Audited Financial Statements") and the other information included in the Company's Annual Report on Form 10-KSB (the "Form 10-KSB") for the year ended December 31, 2002.

            The results of operations for the three months ended March 31, 2003 are not necessarily indicative of the results to be expected for the full year ending December 31, 2003.

            The accompanying condensed consolidated financial statements have been prepared assuming that the Company will continue as a going concern. However, the Company has not generated any significant revenues on a sustained basis from its current operations. As shown in the accompanying condensed consolidated financial statements, the Company incurred net losses of approximately $34,000 and $25,000 for the three months ended March 31, 2003 and 2002, respectively, although a substantial portion of the loss in 2003 was attributable to the amortization of noncash charges for the fair value of shares and stock options previously issued for services, compensation and other expenses. As of March 31, 2003, the Company had a cash balance of only $5,000, a working capital deficiency of $282,000 and an accumulated deficit of $6,780,000. Management believes that the Company will continue to incur net losses through at least March 31, 2004 and that it will need additional equity and/or debt financing of at least $2,000,000 to enable it to fully develop its web services as initially planned and sustain its operations until it can achieve profitability and generate cash flows from its operating activities on a recurring basis. These matters raise substantial doubt about the Company's ability to continue as a going concern.

                      NorStar Group, Inc. and Subsidiaries

              Notes to Condensed Consolidated Financial Statements
                                   (Unaudited)


Note 1 - Business and basis of presentation (concluded):

            Management is attempting to obtain additional financing for the Company through the issuance of equity securities, loans from financial institutions and/or agreements with strategic partners. However, management is also evaluating an alternative whereby it would suspend the development of the Company's internet technology, at least temporarily, and search for another company that has had ongoing commercial operations that would merge with the Company and continue its business operations. Management cannot assure that the Company will be able to sell equity securities, obtain loans from financial institutions and/or form strategic alliances that will generate financing for the further development of the Company's internet technology or enter into a merger agreement with an operating company on acceptable terms. If the Company is not able to obtain adequate financing or consummate a merger, it may have to curtail or terminate some or all of its operations.

            The accompanying condensed consolidated financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue its operations as a going concern.


Note 2 - Earnings (loss) per common share:

            As further explained in Note 2 of the notes to the Audited Financial Statements, the Company presents basic earnings (loss) and, if appropriate, diluted earnings per share in accordance with the provisions of Statement of Financial Accounting Standards No. 128, "Earnings per Share". Diluted per share amounts have not been presented in the accompanying unaudited condensed consolidated statements of operations because the Company did not have any potentially dilutive common shares outstanding during the three months ended March 31, 2003 and 2002.


Note 3 - Income taxes:

            As of March 31, 2003, the Company had net operating loss carryforwards of approximately $6,780,000 available to reduce future Federal taxable income which, if not used, will expire at various dates through 2023. The Company had no other material temporary differences as of that date. Due to the uncertainties related to, among other things, the changes in the ownership of the Company, which could subject those loss carryforwards to substantial annual limitations, and the extent and timing of its future taxable income, the Company offset the deferred tax assets attributable to the potential benefits of approximately $2,712,000 from the utilization of those net operating loss carryforwards by an equivalent valuation allowance as of March 31, 2003.

                      NorStar Group, Inc. and Subsidiaries

              Notes to Condensed Consolidated Financial Statements
                                   (Unaudited)


Note 3 - Income taxes (concluded):

            The Company had also offset the potential benefits from net operating loss carryforwards by equivalent valuation allowances during 2002. As a result of the increases in the valuation allowance of $14,000 and $10,000 during the three months ended March 31, 2003 and 2002, respectively, the Company did not recognize any credits for income taxes in the accompanying condensed consolidated statements of operations to offset its pre-tax losses in any of those periods.


Note 4 - Stock option plan:

            On April 17, 2000, the Board of Directors approved a Stock Option Plan (the "Plan"), subject to ratification by the Company's stockholders, whereby up to 2,000,000 shares of the Company's common stock may be granted to key personnel in the form of incentive stock options and nonstatutory stock options, as defined under the Internal Revenue Code. Key personnel eligible for these awards may include all present and future employees of the Company and individuals who are consultants to the Company as well as nonemployee directors of the Company. Under the Plan, the exercise price of options must be at least 100% of the fair market value of the common stock on the date of grant (the exercise price of an incentive stock option for an optionee that holds more than 10% of the combined voting power of all classes of stock of the Company must be at least 110% of the fair market value on the date of grant). The maximum term of any stock option granted may not exceed ten years (or five years for an optionee that holds 10% or more of the Company's stock) from the date of grant.

            As of May 13, 2003, no stock options had been awarded under the Plan.



                                      * * *

Item 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion regarding our business and operations contains "forward-looking statements" within the meaning of Private Securities Litigation Reform Act of 1995. Such statements consists of any statement other than a recitation of historical fact and can be identified by the use of forward-looking terminology such as "may," "expect," "anticipate," "estimate" or "continue" or the negative thereof of other variations thereon or comparable terminology. The reader is cautioned that all forward-looking statements are necessarily speculative and there are certain risks and uncertainties that could cause actual events or results to differ materially from those referred to in such forward-looking statements. We do not have a policy of updating or revising forward-looking statements and thus it should not be assumed that silence by management, over time, means that actual events are bearing out as estimated in such forward-looking statements


CRITICAL ACCOUNTING POLICIES AND ESTIMATES:

Our condensed consolidated financial statements have been prepared in accordance with accounting principals generally accepted in the United States of America. The preparation of these condensed consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues, and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates. We base our estimates on historical experience and on other assumptions that are believed to be reasonable under the circumstances. Accordingly, actual results could differ from these estimates under different assumptions or conditions. No events have occurred during the current period, which in our judgment would impact, either positively or negatively, our critical accounting policies and estimates that were detailed in our Annual Report previously filed with The Securities and Exchange Commission on Form 10-KSB.

RESULTS OF OPERATIONS:

Three months ended March 31, 2003 as compared to the Three months ended March 31, 2002.

The Company did not have any revenues during either period. Management estimates that the Company will not begin to generate revenues from sales of memberships to subscribers for the near future.

During the three months ended March 31, 2003, our operating expenses increased by approximately $9,000 to approximately $34,000 from approximately $25,000 for three months ended March 31, 2002. The primary cause of the increase was non-cash charges of approximately $25,000 relating to amortization of unearned compensation which resulted from the issuance of shares of common stock to consultants relating to the agreements described below.

On July 25, 2002, we entered into various agreements with certain consultants. Under these agreements, the consultants will be required to, among things, assist us in finding businesses located primarily in Europe that would advertise in and/or link to the our online community in addition to performing website development services. These agreements will expire on July 25, 2003. As consideration for their services, the consultants received a total of 5,050,000 shares of common stock with an aggregate fair market value of $101,000. We recorded the aggregate fair market value as unearned compensation, which is being amortized to expense over the period from July 25, 2002 to July 25, 2003.



LIQUIDITY AND CAPITAL RESOURCES:

Our condensed consolidated financial statements have been prepared assuming that we will continue as a going concern. However, we have not generated any significant revenues on a sustained basis from our current operations. As shown in the condensed consolidated financial statements, we have continued to incur net losses of approximately $34,000 and $25,000 for the three months ended March 31, 2003 and 2002, respectively, although a substantial portion of the loss in 2003 was attributable to the amortization of non-cash charges for the fair value of shares and stock options previously issued for services, compensation and other expenses. As of March 31, 2003, we had a cash balance of only $5,000, a working capital deficiency of approximately $282,000 and an accumulated deficit of $6,780,000. We believe that we will continue to incur net losses through at least March 31, 2004 and that we will need additional equity and/or debt financing of at least $2,000,000 to enable it to fully develop our web services as initially planned and sustain our operations until we can achieve profitability and generate cash flows from our operating activities on a recurring basis. These matters raise substantial doubt about our ability to continue as a going concern.

We are is attempting to obtain additional financing for us through the issuance of equity securities, loans from financial institutions and/or agreements with strategic partners. However, we are is also evaluating an alternative where we would suspend the operations of our Internet technology, at least temporarily, and look for another company that has had ongoing commercial operations, that would merge with us and continue its business operation. We cannot assure that we will be able to sell equity securities, obtain loans from financial institutions and/or form strategic alliances that will generate financing for the further development of our

Internet technology or enter into a merger agreement with an operating company on acceptable terms. If we are not able to obtain adequate financing, we may have to curtail or terminate some or all of its operations.

During the three months ended March 31, 2003 and 2002, we financed our operations from our existing cash reserves and/or the proceeds generated from the sale of notes to our stockholders of approximately $9,000 and $28,000, respectively.

We do not believe that our business is subject to seasonal trends or inflation. On an ongoing basis we will attempt to minimize any effect of inflation on our operating results by controlling operating costs and whenever possible, seeking to insure that subscription rates and usage fees reflect increases in costs due to inflation

Item 3. Control and Procedures

(a) Evaluation of disclosure controls and procedures. We maintain disclosure controls and procedures designed to provide reasonable assurance that information required to be disclosed in the reports filed with the SEC is recorded, processed, summarized and reported within the time periods specified in the rules of the SEC. Within 90 days prior to the filing of this Quarterly Report on Form 10-QSB, we carried out an evaluation, under the supervision and the participation of our management including our Chief Executive Officer of the design and operation of these disclosure controls and procedures pursuant to Exchange Act Rule 13a-14. Based upon that evaluation, our Chief Executive Officer concluded that our disclosure controls and procedures are effective in alerting them on a timely basis to material information relating to the Company required to be in our periodic SEC filings.

(b) Changes in internal controls. There were no significant changes in internal controls or other factors that could significantly affect our internal controls subsequent to the date of our evaluation.



PART II - OTHER INFORMATION

         Item 1.  Legal proceedings

                   None.

         Item 2.   Changes in Securities

                   None.

         Item 3.   Default in Senior Securities

                   None.

         Item 4.   Submission of Matters to a Vote of Security Holders

                   None.

         Item 5.   Other Information

                   On May 4, 2003, our Chairman, Harry DiFrancesco, passed away. Our Board of Directors has appointed Jay Sanet , its Chief Executive Officer, as its new Chairman.

         Item 6.   Exhibits and Reports on Form 8-K



                  (a)     Exhibits

                  Exhibit
                  Number                Description
                  -------               -----------

                  99.1 Certification of the Chief Executive Officer of Norstar Group, Inc. Pursuant to 18 U.S.C. Section 1350, As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

                  99.2 Certification of the Chief Financial Officer of Norstar Group, Inc. Pursuant to 18 U.S.C. Section 1350, As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.


                  (b) There were no Current Reports on Form 8-K filed by the registrant during the quarter ended March 31, 2003

SIGNATURES


In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                    NORSTAR GROUP, INC.
                                                --------------------------------
                                                        (Registrant)

                                                       By: /s/ Jay Sanet

                                                             Jay Sanet
                                                                 CEO

                                                      Date: May 15, 2003

EXHIBIT 99.1

Certification pursuant to 18 U.S.C. Section 1350, As Adopted Pursuant to Section 906 of The Sarbanes-Oxley Act of 2002


                                 Certifications


I, Jay Sanet, Chief Executive Officer for Norstar Group, Inc. certify that:

1. I have reviewed this quarterly report on Form 10-QSB of Norstar Group, Inc.

2. Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact, or omit to state a material fact necessary to make the statements made in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report.

3. Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this quarterly report.

4. The registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and have:

         a) designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this quarterly report is being prepared;

         b) evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this quarterly report ("Evaluation Date"); and

         c) presented in this quarterly report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5. The registrant's other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent functions):

         a) all significant deficiencies in the design or operation of internal codes which could adversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

         b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

6. The registrant's other certifying officers and I have indicated in this quarterly report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.


Date:  May 15, 2003




/s/ Jay Sanet
-----------------------
    Jay Sanet

EXHIBIT 99.2

Certification pursuant to 18 U.S.C. Section 1350, As Adopted Pursuant to Section 906 of The Sarbanes-Oxley Act of 2002


                                 Certifications


I, Andrew S. Peck, Chief Financial Officer for Norstar Group, Inc. certify that:

1. I have reviewed this quarterly report on Form 10QSB of Norstar Group, Inc.

2. Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact, or omit to state a material fact necessary to make the statements made in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report.

3. Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this quarterly report.

4. The registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and have:

         a. designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this quarterly report is being prepared;

         b. evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this quarterly report ("Evaluation Date"); and

         c. presented in this quarterly report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5. The registrant's other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent functions):

         a. all significant deficiencies in the design or operation of internal codes which could adversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

         b. any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

6. The registrant's other certifying officers and I have indicated in this quarterly report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.


Date: May 15, 2003



/s/ Andrew S. Peck
-----------------------
     Andrew S. Peck

Exhibit 99.3


Certification pursuant to 18 U.S.C. Section 1350, As Adopted Pursuant to Section 906 of The Sarbanes-Oxley Act of 2002


In connection with the Quarterly Report of Norstar Group Inc (the "Company") of Form 10-QSB for the fiscal period ending March 31, 2003 as filed with the Securities and Exchange Commission on the May 15, 2003 (the "Report"), I, Jay Sanet, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. ss 1350, as adopted pursuant to ss 906 of the Sarbanes-Oxley Act of 2002, that:

      (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



/s/ Jay Sanet
-----------------------
Jay Sanet
Chief Executive Officer,
Norstar Group, Inc.
May 15, 2003

Exhibit 99.4


Certification pursuant to 18 U.S.C. Section 1350, As Adopted Pursuant to Section 906 of The Sarbanes-Oxley Act of 2002


In connection with the Quarterly Report of Norstar Group Inc (the "Company") of Form 10-QSB for the fiscal period ending March 31, 2003 as filed with the Securities and Exchange Commission on the May 15, 2003 (the "Report"), I, Andrew
S. Peck, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. ss 1350, as adopted pursuant to ss 906 of the Sarbanes-Oxley Act of 2002, that:

      (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



/s/ Andrew S. Peck
-----------------------
Andrew S. Peck
Chief Financial Officer,
Norstar Group, Inc.
May 15, 2003

                                  FORM 10-QSB

                  FOR THE QUARTERLY PERIOD ENDED JUNE 30, 2003

                 TRANSITION REPORT UNDER SECTION 13 OR 15(d) OF
               THE EXCHANGE ACT FOR THE TRANSITION PERIOD FROM TO

                             COMMISSION FILE NUMBER
                                    000-28399

                               NORSTAR GROUP, INC.

        (EXACT NAME OF SMALL BUSINESS ISSUER AS SPECIFIED IN ITS CHARTER)



                      UTAH                        59-1643698
                      ----                        ----------
       (STATE OR OTHER JURISDICTION OF         (I.R.S. EMPLOYER
        INCORPORATION OR ORGANIZATION)         IDENTIFICATION NO.)

         4101 Ravenswood Road, Suite 128, Ft. Lauderdale, Florida 33312
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICE) (ZIP CODE)

         ISSUER'S TELEPHONE NUMBER, INCLUDING AREA CODE: (954) 772-0240

     Check whether the issuer (1) filed all reports required to be filed by

  Section 13 or 15 (d) of the Securities Exchange Act during the past 12 months (or such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                                 Yes [X] No [ ]

     At June 30, 2003 there were issued and outstanding 34,793,825 shares of
                                 Common Stock.

    Transitional Small Business Disclosure Format (check one): Yes [ ] No [X]


Item 1     Financial Statements
Item 2     Managements discussion and analysis of Plans of Operation
Item 3     Controls and Procedures

Part II - Other Information

Item 1.    Legal proceedings
Item 2.    Changes in Securities
Item 3.    Default in Senior Securities
Item 4.    Submission of Matters to a Vote of Security Holders
Item 5.    Other Information
Item 6.    Exhibits and Reports on Form 8-K

                      NorStar Group, Inc. and Subsidiaries

                Index to Unaudited Condensed Financial Statements


                                                                            PAGE
                                                                            ----

Part I - Financial Information

Item 1.  Financial Statements

         Condensed Consolidated Balance Sheet at June 30, 2003
         (Unaudited)                                                         F-2

         Condensed Consolidated Statements of Operations
         Six and Three Months Ended June 30, 2003 and 2002 (Unaudited)       F-3

         Condensed Statement of Changes in Stockholders' Deficiency
         Six and Three Months Ended June 30, 2003 (Unaudited)                F-4

         Condensed Consolidated Statements of Cash Flows
         Six Months Ended June 30, 2003 and 2002 (Unaudited)                 F-5

         Notes to Condensed Consolidated Financial Statements (Unaudited)  F-6/8

                      NorStar Group, Inc. and Subsidiaries

                      Condensed Consolidated Balance Sheet
                            June 30, 2003 (Unaudited)

                                     Assets
Equipment, net of accumulated depreciation of $4,194                               $        --
Capitalized web site development costs, at estimated net realizable value                   --
Mineral rights, at estimated net realizable value                                           --
                                                                                   -----------
          Total                                                                    $        --
                                                                                   ===========


                    Liabilities and Stockholders' Deficiency

Current liabilities - accounts payable and accrued expenses                        $    28,938
                                                                                   -----------

Commitments and contingencies

Stockholders' deficiency:
    Class A convertible preferred stock, par value $10 per
       share; 1,000,000 shares authorized; none issued                                      --
    Class B preferred stock, par value $10 per share;
       1,000,000 shares authorized; none issued                                             --
    Common stock, par value $.01 per share; 150,000,000
       shares authorized; 34,793,825 shares issued and outstanding                     347,938
    Additional paid-in capital                                                       6,510,534
    Accumulated deficit                                                             (6,887,410)
                                                                                   -----------
          Total stockholders' deficiency                                               (28,938)
                                                                                   -----------
          Total                                                                    $        --
                                                                                   ===========

See Notes to Condensed Consolidated Financial Statements.

                      NorStar Group, Inc. and Subsidiaries

                 Condensed Consolidated Statements of Operations
                Six and Three Months Ended June 30, 2003 and 2002
                                   (Unaudited)

                                                   Six Months                     Three Months
                                                 Ended June 30,                  Ended June 30,
                                         ----------------------------    ----------------------------
                                              2003            2002            2003            2002
                                         ------------    ------------    ------------    ------------
Revenues                                 $         --    $         --    $         --    $         --
                                         ------------    ------------    ------------    ------------

Operating expenses:
    Selling                                    58,128                          32,878
    General and administrative                104,668          28,804          95,679           7,564
    Research and development                                    4,641                             641
                                         ------------    ------------    ------------    ------------
        Totals                                162,796          33,445         128,557           8,205
                                         ------------    ------------    ------------    ------------

Operating loss                               (162,796)        (33,445)       (128,557)         (8,205)

Gain on settlement of accounts payable         20,741                          20,741
                                         ------------    ------------    ------------    ------------

Net loss                                 $   (142,055)   $    (33,445)   $   (107,816)   $     (8,205)
                                         ============    ============    ============    ============

Basic net loss per common share          $       (.01)   $       ( - )   $       ( - )   $       ( - )
                                         ============    ============    ============    ============


Basic weighted average common
    shares outstanding                     27,782,235      20,743,825      29,749,329      20,743,825
                                         ============    ============    ============    ============

See Notes to Condensed Consolidated Financial Statements.

                      NorStar Group, Inc. and Subsidiaries

     Condensed Consolidated Statement of Changes in Stockholders' Deficiency
                         Six Months Ended June 30, 2003
                                   (Unaudited)

                                              Common Stock
                                         -----------------------       Additional                     Unearned
                                         Number of                      Paid-in     Accumulated       Compen-
                                          Shares         Amount         Capital       Deficit         sation        Total
                                         ----------     --------      ----------    ------------      ---------   ----------
Balance, January 1, 2003                 25,793,825     $257,938      $6,273,090    $(6,745,355)      $(58,128)   $(272,455)

Amortization of unearned
     compensation                                                                                       58,128       58,128

Shares issued for services                9,000,000       90,000                                                     90,000

Contribution to capital of notes
     payable to stockholders                                             237,444                                    237,444

Net loss                                                                               (142,055)                   (142,055)
                                         ----------     --------      ----------    ------------    ----------   ----------
Balance, June 30, 2003                   34,793,825     $347,938      $6,510,534    $(6,887,410)    $       --   $  (28,938)
                                         ==========     ========      ==========    ============    ==========   ==========

See Notes to Condensed Consolidated Financial Statements.

                      NorStar Group, Inc. and Subsidiaries

                 Condensed Consolidated Statements of Cash Flows
                     Six Months Ended June 30, 2003 and 2002
                                   (Unaudited)

                                                            2003         2002
                                                         ---------    ---------

Operating activities:
     Net loss                                            $(142,055)   $ (33,445)
     Adjustments to reconcile net loss to net cash
        used in operating activities:
        Shares of common stock issued for services          90,000
        Amortization of unearned compensation               58,128
        Depreciation                                           699          700
        Gain on settlement of accounts payable             (20,741)
        Changes in operating liabilities - increase
           (decrease) in accounts payable and
           accrued expenses                                  4,747       (8,597)
                                                         ---------    ---------
               Net cash used in operating activities        (9,222)     (41,342)

Financing activities - proceeds from issuance of notes
     payable to stockholders                                 9,000       41,000
                                                         ---------    ---------

Net decrease in cash                                          (222)        (342)

Cash, beginning of period                                      222        2,486
                                                         ---------    ---------

Cash, end of period                                      $      --    $   2,144
                                                         =========    =========

See Notes to Condensed Consolidated Financial Statements.

                      NorStar Group, Inc. and Subsidiaries

              Notes to Condensed Consolidated Financial Statements
                                   (Unaudited)

Note 1 - Business and basis of presentation:

          In the opinion of management, the accompanying unaudited condensed consolidated financial statements reflect all adjustments, consisting of normal recurring accruals, necessary to present fairly the financial position of NorStar Group, Inc. and its subsidiaries (the "Company") as of June 30, 2003, and the Company's results of operations for the six and three months ended June 30, 2003 and 2002, changes in stockholders' deficiency for the six months ended June 30, 2003 and cash flows for the six months ended June 30, 2003 and 2002. Pursuant to the rules and regulations of the United States Securities and Exchange Commission (the "SEC"), certain information and disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed in or omitted from these consolidated financial statements unless significant changes have taken place since the end of the most recent fiscal year. Accordingly, these unaudited condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements as of December 31, 2002 and for the years ended December 31, 2002 and 2001 and the notes thereto (the "Audited Financial Statements") and the other information included in the Company's Annual Report on Form 10-KSB (the "Form 10-KSB") for the year ended December 31, 2002.

          The results of operations for the six and three months ended June 30, 2003 are not necessarily indicative of the results to be expected for the full year ending December 31, 2003.

          The accompanying condensed consolidated financial statements have been prepared assuming that the Company will continue as a going concern. However, the Company has not generated any significant revenues on a sustained basis from its current operations. As shown in the accompanying condensed consolidated financial statements, the Company incurred net losses of approximately $142,000 and $33,000 for the six months ended June 30, 2003 and 2002, respectively, although a substantial portion of the loss in 2003 was attributable to noncash charges for the fair value of shares and stock options issued for services, compensation and other expenses. As of June 30, 2003, the Company had no cash, a working capital deficiency of $29,000 and an accumulated deficit of $6,887,000. Management believes that the Company will continue to incur net losses through at least June 30, 2004 and that it will need additional equity and/or debt financing of at least $2,000,000 to enable it to fully develop its web services as initially planned and sustain its operations until it can achieve profitability and generate cash flows from its operating activities on a recurring basis. These matters raise substantial doubt about the Company's ability to continue as a going concern.

                      NorStar Group, Inc. and Subsidiaries

              Notes to Condensed Consolidated Financial Statements
                                   (Unaudited)


Note 1 - Business and basis of presentation (concluded):

          Management is attempting to obtain additional financing for the Company through the issuance of equity securities, loans from financial institutions and/or agreements with strategic partners. However, management is also evaluating an alternative whereby it would suspend the development of the Company's internet technology, at least temporarily, and search for another company that has had ongoing commercial operations that would merge with the Company and continue its business operations. Management cannot assure that the Company will be able to sell equity securities, obtain loans from financial institutions and/or form strategic alliances that will generate financing for the further development of the Company's internet technology or enter into a merger agreement with an operating company on acceptable terms. If the Company is not able to obtain adequate financing or consummate a merger, it may have to curtail or terminate some or all of its operations.

          The accompanying condensed consolidated financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue its operations as a going concern.


Note 2 - Earnings (loss) per common share:

          As further explained in Note 2 of the notes to the Audited Financial Statements, the Company presents basic earnings (loss) and, if appropriate, diluted earnings per share in accordance with the provisions of Statement of Financial Accounting Standards No. 128, "Earnings per Share". Diluted per share amounts have not been presented in the accompanying unaudited condensed consolidated statements of operations because the Company did not have any potentially dilutive common shares outstanding during the six and three months ended June 30, 2003 and 2002.


Note 3 - Income taxes:

          As of June 30, 2003, the Company had net operating loss carryforwards of approximately $6,887,000 available to reduce future Federal taxable income which, if not used, will expire at various dates through 2023. The Company had no other material temporary differences as of that date. Due to the uncertainties related to, among other things, the changes in the ownership of the Company, which could subject those loss carryforwards to substantial annual limitations, and the extent and timing of its future taxable income, the Company offset the deferred tax assets attributable to the potential benefits of approximately $2,755,000 from the utilization of those net operating loss carryforwards by an equivalent valuation allowance as of June 30, 2003.

                      NorStar Group, Inc. and Subsidiaries

              Notes to Condensed Consolidated Financial Statements
                                   (Unaudited)


Note 3 - Income taxes (concluded):

          The Company had also offset the potential benefits from net operating loss carryforwards by equivalent valuation allowances during 2002. As a result of the increases in the valuation allowance of $56,000 and $13,000 during the six months ended June 30, 2003 and 2002, respectively, and $43,000 and $3,000 during the three months ended June 30, 2003 and 2002, respectively, the Company did not recognize any credits for income taxes in the accompanying condensed consolidated statements of operations to offset its pre-tax losses in any of those periods.


Note 4 - Gain on settlement of accounts payable:

          During the six months ended June 30, 2003, the Company agreed to settle certain of its accounts payable with a carrying value of $25,741 for $5,000 and, as a result, it recorded a gain of $20,741.


Note 5 - Contribution to capital:

          During the six months ended June 30, 2003, the Company's principal stockholders (i) made additional loans to the Company totaling $9,000, which increased the balance of the Company's noninterest bearing demand notes payable to stockholders to $237,444 and (ii) made a contribution in that amount by canceling the notes payable. The contribution to capital was a noncash transaction that is not reflected in the accompanying 2003 condensed consolidated statement of cash flows.


Note 6 - Common stock issued for services:

          On May 21, 2003, the Board of Directors authorized the issuance of 9,000,000 shares of common stock to certain members of the Board and the Company's general counsel for services rendered. The Shares had a fair value of approximately $90,000 which was charged to general and administrative expenses. This was a noncash transaction that is not reflected in the accompanying 2003 condensed consolidated statement of cash flows.

                                      * * *

OVERVIEW


Item 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

The following discussion regarding NorStar and its business and operations contains "forward-looking statements" within the meaning of Private Securities Litigation Reform Act of 1995. Such statements consists of any statement other than a recitation of historical fact and can be identified by the use of forward-looking terminology such as "may," "expect," "anticipate," "estimate" or "continue" or the negative thereof of other variations thereon or comparable terminology. The reader is cautioned that all forward-looking statements are necessarily speculative and there are certain risks and uncertainties that could cause actual events or results to differ materially from those referred to in such forward-looking statements. NorStar does not have a policy of updating or revising forward-looking statements and thus it should not be assumed that silence by management of NorStar over time means that actual events are bearing out as estimated in such forward-looking statements


CRITICAL ACCOUNTING POLICIES AND ESTIMATES:

Our condensed consolidated financial statements have been prepared in accordance with accounting principals generally accepted in the United States of America. The preparation of these condensed consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues, and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates. We base our estimates on historical experience and on other assumptions that are believed to be reasonable under the circumstances. Accordingly, actual results could differ from these estimates under different assumptions or conditions. Our critical accounting polices and estimates have not changed from those described in our annual report filed on Form 10-KSB.

RESULTS OF OPERATIONS:

Six and Three months ended June 30, 2003 as compared to Six and Three months ended June 30, 2002.

We did not have any revenues during either period ending June 30, 2003 or 2002. Management estimates that we will not begin to generate revenues from sales of memberships to subscribers for the near future.

During the six and three months ended June 30, 2003, our operating expenses increased by approximately $129,000 and $120,000, respectively, to approximately $163,000 and $128,000 from approximately $33,000 and $8,000 for the six and three months ended June 30,2002. The primary cause of the increase were non-cash charges of approximately $58,000 and $33,000 relating to amortization of unearned compensation which resulted from the issuance of shares of common stock to consultants for services rendered relating to the agreement described below:

On July 25, 2002, we entered into agreements with certain consultants. Under these agreements, the consultants will be required to, among things, assist the Company in finding businesses located primarily in Europe that would advertise in and/or link to the Company's online community in addition to performing web site development services. These agreements will expire on July 25, 2003. As consideration for their services, the consultants received a total of 5,050,000 shares of common stock with an aggregate fair market value of $101,000. We recorded the aggregate fair market value as unearned compensation, which will amortize to expense over the period from July 25, 2002 to July 25, 2003.

Additionally, we issued 9,000,000 shares of our common stock to certain members of The Board and The Company's General Counsel for services rendered and recording a non-cash charge of $90,000, the approximate fair value of the shares issued.

In addition to the aforementioned non-cash items, our operating expenses also were impacted by a reduction in corporate overhead and research and development costs of approximately $19,000 and $3,000 for the six and three months ended June 30, 2003, respectively, due to our cash position.

During the six months ended June 30, 2003, we agreed to settle certain of our accounts payable with a carrying value of $25,741 for $5,000 and, as a result, recorded a gain of $20,741.

As a result of the aforementioned, we incurred a net loss of approximately $142,000 and $108,000 for the six and three months ended June 30, 2003, respectively, as compared to $33,000 and $8,000 for comparable prior periods.

LIQUIDITY AND CAPITAL RESOURCES:

Our condensed consolidated financial statements have been prepared assuming that we will continue as a going concern. However, we have not generated any significant revenues on a sustained basis from our current operations. As shown in the condensed consolidated financial statements, we have incurred net losses of approximately $142,000 and $33,000 for the six months ended June 30,2003 and 2002, respectively, although a substantial portion of the loss in 2003 was attributable to noncash charges for the fair value of shares and stock options previously issued for services, compensation and other expenses. As of June 30, 2003, we had no cash, a working capital deficiency of approximately $29,000 and an accumulated deficit of $6,887,000. Management believes that we will continue to incur net losses through at least June 30, 2004 and that the Company will need additional equity and/or debt financing of at least $2,000,000 to enable it to fully develop its web services as initially planned and sustain its operations until it can achieve profitability and generate cash flows from its operating activities on a recurring basis. These matters raise substantial doubt about our ability to continue as a going concern.

Management is attempting to obtain additional financing for us through the issuance of equity securities, loans from financial institutions and/or agreements with strategic partners. However, management is also evaluating an alternative where by it would suspend the development of our Internet technology, at least temporarily, and search for another company that has had ongoing commercial operations that would merge with us and continue its business operations.

However, management cannot assure that we will be able to sell equity securities, obtain loans from financial institutions and/or form strategic alliances that will generate financing for the further development of our Internet technology or enter into a merger agreement with an operating company on acceptable terms. If we are not able to obtain adequate financing or consummate a merger,, it may have to curtail or terminate some or all of its operations.

During the six months ended June 30, 2003, we financed our operations with $9,000 of advances from our principal stockholders, which increased the balance to $237,444 such amount was then contributed to capital.

Item 3. Control and Procedures

As of the end of the period covered by this report, management, including our principal executive officer and principal financial officer, evaluated the effectiveness of the design and operation of our disclosure controls and procedures. Based upon, and as of the date of that evaluation, our principal executive officer and principal financial officer concluded that our disclosure controls and procedures effectively provided reasonable assurance that information required to be disclosed in the reports that we file or submit under the Securities Exchange Act of 1934 are recorded, processed and summarized and reported within the time specified by the Securities and Exchange Commission's rules and forms. There was no change in our internal controls over financial reporting during the quarter ended June 30, 2003 that has materially affected, or that is reasonably likely to materially affect, our internal control over financial reporting.


PART II - OTHER INFORMATION

         Item 1.  Legal proceedings

                   None.

         Item 2.   Changes in Securities

                   None.

         Item 3.   Default in Senior Securities

                   None.

         Item 4.   Submission of Matters to a Vote of Security Holders

                   None.

         Item 5.   Other Information

                   None.

         Item 6.   Exhibits and Reports on Form 8-K

                  (a)     Exhibits

           Exhibit
           Number                       Description
           -------                      -----------

           31 Certification pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

           32 Certification pursuant to Section 906 of the Sarbanes- Oxley Act of 2002

           (b) There were no Current Reports on Form 8-K filed by the registrant during the quarter ended June 30, 2003


SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                   NORSTAR GROUP, INC.
                                            ----------------------------------
                                                      (Registrant)

                                                    By: /s/ Jay Sanet

                                                         Jay Sanet
                                                            CEO

                                                  Date: August 18, 2003

EXHIBIT 31

Certification pursuant to 18 U.S.C. Section 1350, As Adopted Pursuant to Section 906 of The Sarbanes-Oxley Act of 2002


                                 Certifications

I, Jay Sanet,  certify that:

1.   I have reviewed this quarterly report on Form 10-QSB of Norstar Group, Inc.

2. Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact, or omit to state a material fact necessary to make the statements made in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report.

3. Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this quarterly report.

4. I am responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act rules 13a-15e and 15d-15e) for the registrant and have:

     a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under my supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to me by others within those entities, particularly during the period in which this quarterly report is being prepared;

     b) evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this quarterly report my conclusions about the effectiveness of the disclosure controls and procedures as of the end of the period covered by this report based on such evaluation; and

     c) Disclosed in this report any changes in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

5. I have disclosed, based on my most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors ( or persons performing the equivalent functions):

     a) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information and

     b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls over financial reporting.


Date:  August 18, 2003


S/Jay Sanet
-----------------------
     Jay Sanet
Chief Executive Officer
Chief Financial Officer

Exhibit 32

                           CERTIFICATION PURSUANT TO
                           18 U.S.C. SECTION 1350,
                           AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES_OXLEY ACT OF 2002

In connection with the Quarterly Report of Nostar Group inc. (the "Company") on form 10-QSB for the fiscal period ended June 30, 2003, as filed with the Securities and Exchange Commission on August 19,2003 (the "Report"), I, Jay Sanet, Chief Executive Officer and Chief Financial Officer of the Company, hereby certify pursuant to 18 U. S. C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge: (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Act of 1934; and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


August 18, 2003

/s/ Jay Sanet
-----------------------
Chief Executive officer
Chief Financial Officer

                                   APPENDIX C

                       GAMING & ENTERTAINMENT GROUP, INC.

                AUDITED FINANCIAL STATEMENTS FOR THE FISCAL YEARS
                     ENDED DECEMBER 31, 2000, 2001 AND 2002

                                  GET USA, INC.

                        DECEMBER 31, 2002, 2001, AND 2000

                                  GET USA, INC.
                       DECEMBER 31, 2002, 2001, and 2000

                                TABLE OF CONTENTS
                                                                        Page No.

INDEPENDENT AUDITOR'S REPORT                                             1

FINANCIAL STATEMENTS
Consolidated Balance Sheets                                              2
Consolidated and Combined Statements of Operations                       3
Consolidated and Combined Statements of Stockholders' Equity             4
Consolidated and Combined Statements of Cash Flows                       5
Notes to Consolidated and Combined Financial Statements                 6-11

SUPPLEMENTAL SCHEDULES
Consolidated and Combined
Schedule of General and Administrative Expenses                          12

                          INDEPENDENT AUDITOR'S REPORT

To the Stockholders of GET USA, Inc.

         We have audited the accompanying consolidated balance sheets of GET USA, Inc. and subsidiaries as of December 31, 2002 and 2001 and the related consolidated and combined statements of operations, stockholders' equity and cash flows for the years ended December 31, 2002, 2001, and 2000. These consolidated and combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated and combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated and combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the consolidated and combined financial statements referred to above present fairly, in all material respects, the financial position of GET USA, Inc. and subsidiaries as of December 31, 2002 and 2001 and the results of their operations and their cash flows for the years ended December 31, 2002, 2001, and 2000, in conformity with accounting principles generally accepted in the United States of America.

         Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule on page 12 for the years ended December 31, 2002, 2001, and 2000 is presented for the purpose of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.



Reno, Nevada
August 20, 2003

                                  GET USA, INC.
                           CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 2002 AND 2001

                                     ASSETS

                                                            2002               2001
                                                         -----------       -----------
CURRENT ASSETS
  Cash                                                   $   281,992       $     2,037
  Short term investment                                           --         1,575,328
  Accounts receivable                                        281,275                --
  Note receivable                                            374,970           158,000
  Employee advances                                               --             9,988
                                                         -----------       -----------

      Total current assets                                   938,237         1,745,353

PROPERTY PLANT AND EQUIPMENT, NET                             90,313           116,940

OTHER ASSETS
  Intellectual property                                       23,585            21,747
                                                         -----------       -----------

      Total assets                                       $ 1,052,135       $ 1,884,040
                                                         ===========       ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

                              CURRENT LIABILITIES
  Accounts payable                                       $   130,268       $    61,856
  Accrued expenses                                            82,383           135,367
  Related party payable                                           --           689,470
  Accrued income taxes                                       117,698            78,376
  Deposit                                                     20,000                --
  Short-term loan from stockholders                               --            16,523
                                                         -----------       -----------

      Total liabilities                                      350,349           981,592
                                                         -----------       -----------

STOCKHOLDERS' EQUITY
  Common stock; authorized 50,000,000 shares;
    issued and outstanding 2002, 10,827,707 shares;
    2001, 9,548,053 shares                                    10,828             9,578
  Preferred stock; authorized 10,000,000 shares;
    issued and outstanding 2002, 0 shares;
    2001, 130 shares                                              --               284
  Additional paid-in capital                               2,061,009         1,668,656
  Accumulated other comprehensive income                     115,311            39,091
  Accumulated deficit                                     (1,485,362)         (815,161)
                                                         -----------       -----------

      Total stockholders' equity                             701,786           902,448
                                                         -----------       -----------

      Total liabilities and stockholders' equity         $ 1,052,135       $ 1,884,040
                                                         ===========       ===========

                            See accompanying notes.
                                        2

                                  GET USA, INC.
               CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS
              FOR THE YEARS ENDED DECEMBER 31, 2002, 2001, AND 2000

                                                   Consolidated      Consolidated         Combined
                                                       2002              2001              2000
                                                   ------------      ------------      ------------
REVENUES
  Site development and license fees                $  1,820,265      $  1,474,068      $  1,288,346
  Sales, less returns and allowances                         --            71,558           346,300
                                                   ------------      ------------      ------------
                                                      1,820,265         1,545,626         1,634,646
                                                   ------------      ------------      ------------

COSTS OF SALES
  Purchases                                                  --            61,866           285,587
  Wages and benefits                                    982,646         1,043,845           705,345
                                                   ------------      ------------      ------------
                                                        982,646         1,105,711           990,932
                                                   ------------      ------------      ------------

      Gross Profit                                      837,619           439,915           643,714
                                                   ------------      ------------      ------------

GENERAL AND ADMINISTRATIVE EXPENSES                   1,619,634         1,156,706           976,565
                                                   ------------      ------------      ------------

      Operating (loss)                                 (782,015)         (716,791)         (332,851)
                                                   ------------      ------------      ------------

OTHER INCOME (EXPENSE)
  Gain (loss) on foreign currency exchange               48,685           (60,316)             (408)
  Interest income/dividends                              35,646            90,119            27,822
  Loss on disposal of assets                                 --           (34,164)               --
  Miscellaneous income (expense)                          3,394            (2,060)           44,615
                                                   ------------      ------------      ------------

      Total other income (expense), net                  87,725            (6,421)           72,029
                                                   ------------      ------------      ------------

(LOSS) BEFORE PROVISION FOR INCOME TAXES               (694,290)         (723,212)         (260,822)
PROVISION FOR INCOME TAXES                               24,224            79,938             3,836
                                                   ------------      ------------      ------------

      Net (loss)                                       (718,514)         (803,150)         (264,658)

OTHER COMPREHENSIVE INCOME (LOSS)
  Foreign currency translation adjustment                77,072            40,049           (21,195)
                                                   ------------      ------------      ------------

      Total comprehensive net (loss)               $   (641,442)     $   (763,101)     $   (285,853)
                                                   ============      ============      ============

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING         9,748,295            56,344             2,345
                                                   ============      ============      ============

(LOSS) PER SHARE                                   $      (0.07)     $     (13.54)     $    (121.90)
                                                   ============      ============      ============

                            See accompanying notes.
                                        3

                                  GET USA, INC.
          CONSOLIDATED AND COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 2002, 2001, AND 2000


                                                           Common Stock              Preferred Stock
                                                      -----------------------     -----------------------
                                                        Shares        Amount        Shares       Amount
                                                      -----------------------     -----------------------
BALANCE AT DECEMBER 31, 1999, COMBINED                    1,230   $     2,983            --   $        --
  GET HOLDINGS
    Sale/issue of common stock; par value $2.31           1,230         2,838            --            --
    Other comprehensive (loss)                               --            --            --            --
    Net income                                               --            --            --            --
  GET AU
    Sale/issue of common stock; par value $.56            1,000           560            --            --
    Contributed assets                                       --            --            --            --
    Other comprehensive (loss)                               --            --            --            --
    Net (loss)                                               --            --            --            --
                                                     ----------   -----------   -----------   -----------
BALANCE AT DECEMBER 31, 2000, COMBINED                    3,460         6,381            --            --
  GET USA
    Sale/issue of common stock; par value $.001       9,548,000         9,548            --            --
    Other comprehensive income                               --            --            --            --
    Net (loss)                                               --            --            --            --
  GET HOLDINGS
    Sale/issue of common stock; par value $2.19             288           631            --            --
    Sale/issue of preferred stock; par value $2.18           --            --           130           284
    Consolidation to GET USA                             (2,748)       (6,452)           --            --
    Other comprehensive income                               --            --            --            --
    Net (loss)                                               --            --            --            --
  GET AU
    Sale/issue of common stock; par value $.56              170            95            --            --
    Consolidation to GET USA                             (1,117)         (625)           --            --
    Other comprehensive income                               --            --            --            --
    Net (loss)                                               --            --            --            --
                                                     ----------   -----------   -----------   -----------
BALANCE AT DECEMBER 31, 2001, CONSOLIDATED            9,548,053         9,578           130           284
  GET USA
    Sale/issue of common stock; par value $.001       1,279,707         1,280            --            --
    Other comprehensive income                               --            --            --            --
    Net (loss)                                               --            --            --            --
  GET HOLDINGS
    Consolidation to GET USA                                 --            --          (130)         (284)
  GET AU
    Consolidation to GET USA                                (53)          (30)           --            --
                                                     ----------   -----------   -----------   -----------
BALANCE AT DECEMBER 31, 2002, CONSOLIDATED           10,827,707   $    10,828            --   $        --
                                                     ----------   -----------   -----------   -----------
                                                     ==========   ===========   ===========   ===========
                                                                       Other        Retained
                                                      Additional   Comprehensive   Earnings
                                                       Paid-in         Income     (Accumulated    Total
                                                        Capital        (Loss)      Deficit)
                                                     ------------  ------------  -------------  -----------
BALANCE AT DECEMBER 31, 1999, COMBINED               $        --   $        --   $    (1,065)   $     1,918
  GET HOLDINGS
    Sale/issue of common stock; par value $2.31               --            --            --          2,838
    Other comprehensive (loss)                                --        (2,616)           --         (2,616)
    Net income                                                --            --        11,749         11,749
  GET AU
    Sale/issue of common stock; par value $.56                --            --            --            560
    Contributed assets                                    44,792            --            --         44,792
    Other comprehensive (loss)                                --       (18,579)           --        (18,579)
    Net (loss)                                                --            --      (276,407)      (276,407)
                                                     -----------   -----------   -----------    -----------
BALANCE AT DECEMBER 31, 2000, COMBINED                    44,792       (21,195)     (265,723)      (235,745)
  GET USA
    Sale/issue of common stock; par value $.001          718,496            --            --        728,044
    Other comprehensive income                                --        38,239            --         38,239
    Net (loss)                                                --            --      (766,848)      (766,848)
  GET HOLDINGS
    Sale/issue of common stock; par value $2.19          950,189            --            --        950,820
    Sale/issue of preferred stock; par value $2.18       950,190            --            --        950,474
    Consolidation to GET USA                            (950,189)        2,498       (10,201)      (964,344)
    Other comprehensive income                                --           431            --            431
    Net (loss)                                                --            --        (4,924)        (4,924)
  GET AU
    Sale/issue of common stock; par value $.56               (95)           --            --             --
    Consolidation to GET USA                             (44,727)       17,739       263,913        236,300
    Other comprehensive income                                --         1,379            --          1,379
    Net (loss)                                                --            --       (31,378)       (31,378)
                                                     -----------   -----------   -----------    -----------
BALANCE AT DECEMBER 31, 2001, CONSOLIDATED             1,668,656        39,091      (815,161)       902,448
  GET USA
    Sale/issue of common stock; par value $.001        1,342,513            --            --      1,343,793
    Other comprehensive income                                --        77,072            --         77,072
    Net (loss)                                                --            --      (718,514)      (718,514)
  GET HOLDINGS
    Consolidation to GET USA                            (950,190)         (313)        4,441       (946,346)
  GET AU
    Consolidation to GET USA                                  30          (539)       43,872         43,333
                                                     -----------   -----------   -----------    -----------
BALANCE AT DECEMBER 31, 2002, CONSOLIDATED           $ 2,061,009   $   115,311   $(1,485,362)   $   701,786
                                                     ===========   ===========   ===========    ===========

                            See accompanying notes.
                                        4

                                  GET USA, INC.
               CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 2002, 2001, AND 2000

                                                                 Consolidated   Consolidated    Combined
                                                                     2002           2001          2000
                                                                 ------------   ------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net (Loss)                                                     $   (718,514)  $   (803,150)  $   (264,658)
  Adjustments to reconcile net (loss) to cash
    provided (used) by operating activities:
      Depreciation expense                                             49,955         34,959         21,710
      Expenses paid with issuance of debt                              42,375             --             --
      Expenses paid with issuance of equity                            45,000             --             --
      Loss on disposal of assets                                           --         34,164             --
      (Increase) decrease in:
          Accounts receivable                                        (281,275)            --             --
          Note receivable                                            (216,970)      (158,000)            --
          Receivable from related party                                    --            325           (325)
          Employee advances                                             9,988         (9,988)            --
          Prepaid assets                                                   --         22,082        (22,082)
          Unbilled receivables                                             --             --      1,307,380
      Increase (decrease) in:
          Accounts payable                                             68,412         20,169         38,083
          Accrued expenses                                            (52,984)        (3,114)       138,481
          Related party payable                                      (406,220)       339,532        349,938
          Accrued income taxes                                         39,322         74,526          3,850
          Deferred revenue                                                 --             --     (1,304,289)
          Deposits                                                     20,000     (1,013,675)     1,013,675
                                                                 ------------   ------------   ------------

              Net cash provided (used) by operating activities     (1,400,911)    (1,462,170)     1,281,763
                                                                 ------------   ------------   ------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Acquisition of property, plant and equipment                        (22,611)       (79,730)       (83,494)
  Payments for intellectual property                                       --        (20,156)        (1,591)
                                                                 ------------   ------------   ------------

              Net cash used for investing activities                  (22,611)       (99,886)       (85,085)
                                                                 ------------   ------------   ------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Advances from stockholder                                                --             --         16,766
  Repayment of advances from stockholder                                   --             --           (606)
  Proceeds from issuance of common stock                               37,500        950,820          3,398
  Proceeds from issuance of preferred stock                                --        950,474             --
                                                                 ------------   ------------   ------------

              Net cash provided by financing activities                37,500      1,901,294         19,558
                                                                 ------------   ------------   ------------

              Effect of exchange rate changes on cash                  90,649         40,049        (21,195)
                                                                 ------------   ------------   ------------

              Net increase (decrease) in cash                      (1,295,373)       379,287      1,195,041

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                      1,577,365      1,198,078          3,037
                                                                 ------------   ------------   ------------

CASH AND CASH EQUIVALENTS, END OF PERIOD                         $    281,992   $  1,577,365   $  1,198,078
                                                                 ============   ============   ============


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
  Noncash investing and financing activities:
    Conversion of shareholder debt to equity                     $    358,280
                                                                 ============
    Contributed assets disposed                                                 $     41,120
                                                                                ============
    Contributed assets received                                                                $     44,792
                                                                                               ============

                            See accompanying notes.
                                        5

                                  GET USA, INC.
             NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS


 NOTE 1 - Summary of Significant Accounting Policies:

  COMPANY ACTIVITIES:

               GET USA Inc. ("GET USA") was incorporated in the State of Nevada on December 5, 2000. GET USA, through its wholly-owned and consolidated subsidiaries Gaming and Entertainment Technology Pty Ltd ("GET AU"), an Australian corporation, and GET Holdings, Ltd., a Malta corporation ("GET Holdings"), develop state-of-the-art Internet gaming systems for utilization in regulated jurisdictions around the world. GET USA and its subsidiaries have developed comprehensive networked entertainment in the Internet and land-based gaming environment.

  PRINCIPLES OF CONSOLIDATION:

               On December 28, 2001, GET USA acquired 95% of the outstanding shares of GET AU and GET Holdings. On January 11, 2002 GET USA acquired the remaining 5% of the outstanding shares of GET AU and GET Holdings. The consolidated and combined financial statements include the accounts of GET USA and its wholly-owned subsidiaries, GET AU and GET Holdings hereinafter referred to as ("the Companies"). All significant intercompany accounts and transactions have been eliminated.

  CASH AND CASH EQUIVALENTS:

               The Companies consider all financial instruments that are highly liquid and have original maturities of three months or less to be cash equivalents and for purposes of cash flow presentation this includes short-term investments.

   ACCOUNTS RECEIVABLE:

               The Companies extend credit to customers in the normal course of business and perform ongoing credit evaluations of customers, maintaining allowances for potential credit losses which, when realized, have been within management's expectations.

  PROPERTY AND EQUIPMENT:

               Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the asset, which vary from 3 to 5 years. Costs of major improvements are capitalized; costs of normal repairs and maintenance are charged to expense as incurred.

  REVENUE RECOGNITION:

               Revenue is recorded on the accrual basis at the time when the Companies have the contractual right to bill.

                                  GET USA, INC.
             NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

 ADVERTISING COSTS:

               The Companies policies are to expense advertising costs as incurred. No future benefit costs have been capitalized. Advertising costs were $35,609, $178,139 and $169,615 for the years ended December 31, 2002, 2001, and 2000, respectively.

 PROVISION FOR INCOME TAXES:

               The Companies have produced no operating income in the United States of America. To date, the primary activities of the Companies relate to foreign operations. All related tax liabilities have been included in the consolidated and combined financial statements. Based on the overall consolidated and combined operations, no significant book to tax differences were noted that might result in any material deferred tax calculation. As such, no provision for deferred taxes have been included in the financial statements for any year presented.

 CONCENTRATION OF RISK:

               Financial instruments that potentially subject the Companies to significant concentrations of credit risk consist principally of cash and cash equivalents. The Companies deposit cash in two financial institutions. At times, such amounts may be in excess of insurance coverage.

               Sales to one of the Companies largest customers were approximately 31% of revenues in 2002. Accounts receivable for that customer at December 31, 2002 were $280,000.

 FOREIGN CURRENCY TRANSACTIONS:

               The functional currencies of the foreign subsidiaries are their respective local currencies. Accordingly, gains and losses from the translation of the financial statements of the foreign subsidiaries are reported as a separate component of accumulated other comprehensive income. Foreign currency transaction gains and losses are included in operations.

 ESTIMATES:

               The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates based on management's knowledge and experience. Due to their prospective nature, actual results could differ from those estimates.

 SOFTWARE DEVELOPMENT COSTS:

               In accordance with Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed," initial costs are charged to operations

                                  GET USA, INC.
             NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

        as research prior to the development of a detailed program design or a working model. Costs incurred subsequent to the product release and research development performed under contract are charged to operations.

 ISSUANCE OF STOCK:

                Stock of the Companies is deemed to be issued once value is received for the stock; the stock subscription agreement has been signed by the purchaser and signed as accepted by the Companies. Any value received prior to the acceptance of the agreement is considered a liability of the Companies.

NOTE 2 - Note Receivable:

                On December 18, 2001, GET USA entered into a Bridge Loan Agreement with Innovative Gaming Corporation of America, a Nevada corporation ("IGCA"). This loan agreement is for six months at an annual rate of 10%. GET USA has the irrevocable right to convert all or any portion of the principal balance into shares of common stock. As of December 31, 2001, GET USA had advanced $158,000 against this loan agreement. In 2002, an additional $216,970 was loaned as part of this agreement. At December 31, 2002 the outstanding receivable is $374,970. As described in Note 7 a settlement agreement was signed by both parties.

NOTE 3 - Related Party Transactions:

                The subsidiary, GET AU received assets totaling $44,792 in 2000 at the start up of operations from a company commonly owned who dissolved at the start up of GET AU.

                In August 2000, Entertainment Media Ventures, LLC, a California limited liability company ("EMV"), purchased a 5% equity interest in GET AU and GET Holdings for $1,000,000. The equity securities were not issued until 2001. As such, the proceeds received were reported at December 31, 2000 as a deposit. As detailed in Note 6, EMV transferred its equity ownership in GET AU and GET Holdings for shares of common stock in GET USA Inc.

                Related party payables of $689,470 as of December 31, 2001, have been accrued for consulting services provided by a stockholder to the Companies. Related party payables in the amount of $339,000 were converted into equity at December 31, 2002 as described in Note 6.

                Short-term loans outstanding from certain stockholders were $16,523 as of December 31, 2001. The loans were converted to equity at December 31, 2002 as described in Note 6.

                                  GET USA, INC.
             NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

NOTE 4 - Foreign Translation Adjustment:

                As discussed in Note 1, the two subsidiaries have previously and/or currently conduct business in foreign countries. GET AU currently undertakes all research and development for GET USA in Sydney, Australia, while GET Holdings is scheduled to be legally dissolved in 2003 and currently has no business operations. Both companies use their local currency as their functional currency. Assets and liabilities denominated in foreign currencies are translated using the exchange rate on the balance sheet date. Revenues and expenses are translated using average exchange rates prevailing during the year. The translation adjustment resulting from this process is reflected in the balance sheet as a direct increase to stockholders' equity entitled "accumulated other comprehensive income." For the years ended December 31, 2002, and 2001, the foreign currency translation gain amounted to $77,072 and $40,049, respectively.

NOTE 5 - Property, Plant and Equipment:

                Property at December 31, 2002 and 2001 consisted of the following:

                                            2002             2001
                                         ---------        ---------
Building improvements                    $   1,796        $   1,626
Equipment                                  165,183          144,202
Furniture and fixtures                      23,003           20,826
                                         ---------        ---------
                                           189,982          166,654

Less: Accumulated depreciation             (99,669)         (49,714)
                                         ---------        ---------

Property, plant and equipment, net       $  90,313        $ 116,940
                                         =========        =========

                Depreciation of property, plant and equipment was $49,955, $34,959 and $21,710 in 2002, 2001 and 2000, respectively.

NOTE 6 -  Stockholders' Equity:

                On December 28, 2001, GET USA entered into share transfer agreements with the shareholders of GET AU and GET Holdings whereby GET USA issued 9,548,000 fully paid, duly authorized and non-assessable shares of common stock to the shareholders in exchange for 95% or 1,117 fully paid, duly authorized and non-assessable ordinary shares of GET AU and 2,748 fully paid, duly authorized and non-assessable ordinary shares of GET Holdings.

                On January 11, 2002, GET USA entered into share transfer agreements with the minority shareholder of GET AU and GET Holdings whereby GET USA issued 452,000 fully paid, duly authorized and non-assessable shares of common stock to the minority shareholder in

                                  GET USA, INC.
            NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS


        exchange for all 53 fully paid, duly authorized and non-assessable ordinary shares of GET AU and all 130 fully paid, duly authorized and non-assessable A Preference shares of GET Holdings.

                On September 6, 2002, GET USA entered into a consulting agreement for merchant banking services. The agreement provides that 500,000 shares of common stock of GET USA will be issued to the consultant in consideration for the services provided. The share price on that date was valued at $0.15 per share. On September 6, 2002, 100,000 shares of common stock were issued in accordance with the terms of the consulting agreement; another 200,000 shares were issued on December 6, 2002 and another 200,000 shares were issued on March 6, 2003.

                GET USA issued a private placement memorandum (the "Memorandum") in October 2002. The Memorandum relates to the offer (the "Offering") by GET USA of up to 200 units ("Units") in an amount not to exceed $1,500,000, exclusive of GET USA's ten percent (10%) over-allotment ("the Over-Allotment"). Each unit is priced at $7,500 and consists of 10,000 shares of common stock, par value $.001 per share and a warrant to purchase 10,000 shares of common stock exercisable at $1.50 per share for a period of two years from the date of issuance, or the termination date of the Offering. GET USA has sole discretion to exercise the Over-Allotment of up to 20 units, or $150,000. The Offering will terminate on the earlier of the sale of all units offered or September 1, 2003, subject to GET USA's right to extend the Offering. A total of 115 units have been issued subsequent to December 31, 2002, totaling $860,000.

                On December 1, 2002, GET USA entered into a consulting agreement for strategic gaming advice, terminating on December 31, 2003. The terms of the agreement state that GET USA shall issue to the consultant an option to purchase 50,000 shares of common stock, at an exercise price of $0.75 per share. In addition, in consideration for certain matters of the agreement being met, the consultant shall be entitled to receive an option to purchase 25 shares of common stock for each gaming machine placed in service as a result of introductions made by the consultant. The options are to be issued the last day of each fiscal quarter in which gaming machine placements are made, at an exercise price equal to 120% of the average closing bid price for each trading day of such fiscal quarter. All options are exercisable for a period of three years from the date of issuance.

                At December 31, 2002 all related party debt with a stockholder, was converted to shares of common stock and warrants. Short-term loans from stockholders and related party payables in the amount of $19,281 and $339,000, respectively, were converted to equity under the same terms as the private placement memorandum dated October 2002. As a result of the conversion, 477,707 shares of common stock were issued to a related party. In addition, GET USA issued a warrant, to purchase 477,707 shares of common stock exercisable at $1.50 per share for a period of two years from the date of issuance, or the termination date of the Offering.

                                  GET USA, INC.
             NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

NOTE 7 - Subsequent Events:

                On February 15, 2002, the Companies entered into an Agreement and Plan of Merger (the "GET Merger Agreement") with IGCA. In August 2002, the GET Merger Agreement was unilaterally terminated by IGCA. A settlement agreement with an effective date of February 25, 2003 was signed by both parties. The agreement provides consideration to the Companies for the outstanding bridge loan in the original principal amount of $374,970, and effectively ends the outstanding litigation in Clark County, Nevada, commenced by the Companies against IGCA. In addition, a license agreement has been entered into between IGCA and GET USA in full consideration for the outstanding development work and out-of-pocket expenses incurred by the Companies during the period prior to the termination of the merger. Specifically, the Companies received a non-exclusive, worldwide, perpetual, irrevocable license to IGCA's software, hardware, hardware tools, mathematics and pay tables relating to three titles and a multiplayer poker game.

                On February 24, 2003, a member of management assigned a promissory note, previously issued to him by IGCA in conjunction with a loan in the original principal amount of $125,000, to the Companies in the amount of $133,657 in consideration for the issuance by the Companies of a non-interest bearing promissory note to the member of management in a like amount, maturing on April 24, 2003.

                In June 2003, GET USA changed its name to Gaming and Entertainment Group, Inc.

SUPPLEMENTAL SCHEDULE

                                  GET USA, INC.
                            CONSOLIDATED AND COMBINED
                SCHEDULE OF GENERAL AND ADMINISTRATIVE EXPENSES
              FOR THE YEARS ENDED DECEMBER 31, 2002, 2001, AND 2000

                                   Consolidated    Consolidated      Combined
                                       2002            2001            2000
                                   ------------    ------------    ------------
Bad Debt expense                   $    390,364    $         --    $         --
Contract work                           215,853         249,072         410,175
Overseas traveling expenses             197,158         136,153          38,612
Legal costs                             164,155         104,657          36,950
Consulting fees                         135,237          46,758          48,813
Superannuation contributions             95,796          77,848          50,111
Payroll taxes                            59,791              --              --
Fees and permits                         52,913          74,012           1,444
Depreciation expense                     49,955          34,959          21,710
Rent                                     45,920          38,915          38,531
Audit fees                               35,612          23,421          22,259
Advertising                              35,609         178,139         169,615
Miscellaneous expenses                   26,233          24,234          26,802
Trade Show and expo expenses             21,959          56,779           6,760
Computer expenses                        17,741          29,370          23,325
Printing and stationery                  14,891           3,660           8,592
Bookkeeping                              13,837              --              --
Traveling expenses                       10,757          31,887          51,765
Telephone                                 8,705           7,761           9,123
Vehicle expense                           7,927              --              --
Insurance                                 7,862           7,899           8,010
General expenses                          5,879              --             322
Recruitment expenses                      5,480          31,182           3,646
TOTAL GENERAL AND ADMINISTRATIVE   $  1,619,634    $  1,156,706    $    976,565
                                   ============    ============    ============

                                   APPENDIX D

                               NORSTAR GROUP, INC.

                          PRO FORMA CONDENSED COMBINED
                         SELECTED FINANCIAL DATA FOR THE
                     SIX MONTHS ENDED JUNE 30, 2003 AND THE
                  FISCAL YEARS ENDED DECEMBER 31, 2001 AND 2002

                              NORSTAR GROUP, INC.

                          PRO FORMA CONDENSED COMBINED
                        SELECTED FINANCIAL DATA FOR THE
           SIX MONTHS ENDED JUNE 30, 2003 AND THE FISCAL YEARS ENDED
                           DECEMBER 31, 2001 AND 2002

        The following pro forma selected financial data, insofar as it relates to the six months ended June 30, 2003, has been derived from the reviewed financial statements of NorStar and the unaudited financial statements of G&EG. With respect to the fiscal years ended December 31, 2002 and 2001, the pro forma selected financial data has been derived from the audited financial statements of NorStar and G&EG. The pro forma selected financial does not purport to represent what the combined companies financial position or results of operations would actually have been had the proposed reverse split and share exchange occurred on such date or as of the beginning of the period indicated, or to project the combined companies financial position or results of operation for any future period.

                                                 6 Months Ended
                                                  June 30, 2003         FY2002          FY2001
                                                   (UNAUDITED)       (UNAUDITED)       (UNAUDITED)
                                                   -----------       -----------       -----------
Statement of Operations Data:
Revenue:
Sales                                              $ 1,110,996       $ 1,820,265       $ 1,545,626
Cost of sales                                          684,554           982,646         1,105,711
Selling general and administrative                     913,886         1,674,511         1,432,526
Research and development                                    --             4,641            71,799
Write-off of capitalized web site development               --           238,391                --
Depreciation                                                --            49,955            34,959
                                                   -----------       -----------       -----------
Loss from operations                                  (487,444)       (1,129,879)       (1,099,369)
                                                   -----------       -----------       -----------
Other income (expense):
Gain (loss) on foreign currency exchange                    --            48,685           (60,316)
Interest income/dividends                                4,018            35,646            90,119
Loss on disposal of assets                                  --                --           (34,164)
Miscellaneous income (expense)                              --             3,394            (2,060)
                                                   -----------       -----------       -----------
Total other income (expense), net                        4,018            87,725            (6,421)
                                                   -----------       -----------       -----------
Income (loss) before provisions (benefit)
for income taxes                                      (483,426)       (1,042,154)       (1,105,790)
Provision (benefit) for income taxes                        --            24,224            79,938
                                                   -----------       -----------       -----------
Net loss                                           $  (483,426)      $(1,066,378)      $(1,185,728)
Other comprehensive income (loss)
Foreign currency translation adjustment                     --            77,072            40,049
                                                   -----------       -----------       -----------
Total comprehensive net income (loss)              $  (483,426)      $  (989,306)      $(1,145,679)

Balance Sheet Data:
Cash (including equivalents) and
short-term investments                             $   169,176       $   282,214       $ 1,579,851
Total assets                                         1,059,396         1,053,056         2,127,014
Total liabilities                                      454,267           623,725         1,192,029
Total stockholders equity                          $   605,129       $   429,331       $   934,985
                                                   ===========       ===========       ===========

                                   APPENDIX E

                          PRO FORMA CONDENSED COMBINED
                          FINANCIAL STATEMENTS FOR THE
                     SIX MONTHS ENDED JUNE 30, 2003 AND THE
                  FISCAL YEARS ENDED DECEMBER 31, 2001 AND 2002

                               NorStar Group, Inc.
                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                          YEAR ENDED DECEMBER 31, 2001
                                   (UNAUDITED)

                                     ASSETS

                                                      HISTORICAL
                                              -----------------------------
                                                                 GAMING &
                                              NORSTAR          ENTERTAINMENT                        PRO FORMA         PRO FORMA
                                              GROUP, INC.       GROUP, INC.        COMBINED        ADJUSTMENTS        COMBINED
                                              -----------       -----------       -----------       ---------        -----------
Cash                                          $     2,486       $     2,037       $     4,523       $        --      $     4,523
Short term investment                                  --         1,575,328         1,575,328                --        1,575,328
Accounts receivable                                    --                --                --                --               --
Note receivable                                        --           158,000           158,000                --          158,000
Capitalized web site development 238,391               --           238,391           238,391
Employee advances                                      --             9,988             9,988                --            9,988
                                              -----------       -----------       -----------       -----------      -----------

    Total Current Assets                          240,877         1,745,353         1,986,230                --        1,986,230
                                              -----------       -----------       -----------       -----------      -----------

PROPERTY & EQUIPMENT
NET                                                 2,097           116,940           119,037                --          119,037
                                              -----------       -----------       -----------       -----------      -----------

OTHER ASSETS
  Intellectual property                                --            21,747            21,747                --           21,747
                                              -----------       -----------       -----------       -----------      -----------

TOTAL ASSETS                                      242,974         1,884,040         2,127,014                --        2,127,014
                                              -----------       -----------       -----------       -----------      -----------


                       LIABILITIES & STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable                                   46,493            61,856           108,349                --          108,349
Accrued expenses                                       --           135,367           135,367                --          135,367
Related party payable                                  --           689,470           689,470                --          689,470
Accrued income taxes                                   --            78,376            78,376                --           78,376
Deposit                                                --                --                --                --               --
Short-term loan from shareholders-                 16,523            16,523                --            16,523
Non interest bearing demand notes                      --                --                --                --
  payable to stockholders                         163,944                --           163,944                --          163,944
                                              -----------       -----------       -----------       -----------      -----------

    Total Current Liabilities                     210,437           981,592         1,192,029                --        1,192,029
                                              -----------       -----------       -----------       -----------      -----------

STOCKHOLDERS' EQUITY
  Preferred stock                                      --               284               284                --              284
  Common stock                                    207,438             9,578           217,016                --          217,016
  Additional paid-in capital                    6,222,590         1,668,656         7,891,246                --        7,891,246
  Accumulated other comprehensive
    income                                             --            39,091            39,091                --           39,091
  Retained earnings                            (6,397,491)         (815,161)       (7,212,652)               --       (7,212,652)
                                              -----------       -----------       -----------       -----------      -----------

    Total Stockholders' Equity                     32,537           902,448           934,985                --          934,985
                                              -----------       -----------       -----------       -----------      -----------

TOTAL LIABILITIES &
STOCKHOLDERS EQUITY                               242,974         1,884,040         2,127,014                --        2,127,014
                                              -----------       -----------       -----------       -----------      -----------

                               NorStar Group, Inc.
              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 2001
                                   (UNAUDITED)

                                                   HISTORICAL
                                         -------------------------------
                                                              GAMING &
                                          NORSTAR           ENTERTAINMENT                           PRO FORMA        PRO FORMA
                                          GROUP, INC.        GROUP, INC.         COMBINED          ADJUSTMENTS        COMBINED
                                         ------------       ------------       ------------       ------------      ------------
Sales                                    $         --       $  1,545,626       $  1,545,626       $         --      $  1,545,626
Cost of Sales                                      --          1,105,711          1,105,711                 --         1,105,711
                                                   --            439,915            439,915                 --           439,915
Gross profit
COSTS AND EXPENSES
  Selling, general &
    administrative                            310,779          1,121,747          1,432,526                 --         1,432,526
  Depreciation & Amortization                      --             34,959             34,959                 --            34,959
  Research and development                     71,799                 --             71,799                 --            71,799
  Write-off of capitalized web
    site development costs                         --                 --                 --                 --                --
                                         ------------       ------------       ------------       ------------      ------------

      Total Costs and Expenses                382,578          1,156,706          1,539,284                 --         1,539,284
                                         ------------       ------------       ------------       ------------      ------------

INCOME (LOSS) FROM
OPERATION                                    (382,578)          (716,791)        (1,099,369)                --        (1,099,369)
                                         ------------       ------------       ------------       ------------      ------------

OTHER INCOME (EXPENSES)
  Gain (loss) on foreign currency
    exchange                                       --            (60,316)           (60,316)                --           (60,316)
  Interest income/dividends                        --             90,119             90,119                 --            90,119
  Loss on disposal of assets                       --            (34,164)           (34,164)                --           (34,164)
  Miscellaneous income (expense)                   --             (2,060)            (2,060)                --            (2,060)
                                         ------------       ------------       ------------       ------------      ------------

      Total Other (Expense)                        --             (6,421)            (6,421)                --            (6,421)
                                         ------------       ------------       ------------       ------------      ------------

  (Loss) before provision for
    income taxes                             (382,578)          (723,212)        (1,105,790)                --        (1,105,790)
  Provision for Income taxes                       --             79,938             79,938                 --            79,938
                                         ------------       ------------       ------------       ------------      ------------

NET (LOSS)                                   (382,578)          (803,150)        (1,185,728)                --        (1,185,728)

  Other comprehensive income (loss)
    Foreign currency translation
    adjustment                                     --             40,049             40,049                 --            40,049
                                         ------------       ------------       ------------       ------------      ------------

TOTAL COMPREHENSIVE NET (LOSS)               (382,578)          (763,101)        (1,145,679)                --        (1,145,679)

LOSS PER SHARE                                  (0.02)                                                                     (0.07)
                                         ------------                                                               ------------

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING                  16,000,000
                                         ------------

                               NorStar Group, Inc.
                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                          YEAR ENDED DECEMBER 31, 2002
                                   (UNAUDITED)

                                     ASSETS

                                                 HISTORICAL
                                        -----------------------------
                                                           GAMING &
                                          NORSTAR        ENTERTAINMENT                         PRO FORMA      PRO FORMA
                                        GROUP, INC.       GROUP, INC.         COMBINED        ADJUSTMENTS     COMBINED
                                        -----------       -----------       -----------       -----------    -----------
Cash                                    $       222       $   281,992       $   282,214       $        --    $   282,214
Short term investment                            --                --                --                --             --
Accounts receivable                              --           281,275           281,275                --        281,275
Note receivable                                  --           374,970           374,970                --        374,970
Employee advances                                --                --                --                --             --
                                        -----------       -----------       -----------       -----------    -----------

  Total Current Assets                          222           938,237           938,459                --        938,459

PROPERTY & EQUIPMENT
  NET                                           699            90,313            91,012                --         91,012
                                        -----------       -----------       -----------       -----------    -----------

OTHER ASSETS
  Intellectual property                          --            23,585            23,585                --         23,585
                                        -----------       -----------       -----------       -----------    -----------

TOTAL ASSETS                                    921         1,052,135         1,053,056                --      1,053,056
                                        -----------       -----------       -----------       -----------    -----------

                       LIABILITIES & STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable                             44,932           130,268           175,200                --        175,200
Accrued expenses                                 --            82,383            82,383                --         82,383
Related party payable                            --                --                --                --             --
Accrued income taxes                             --           117,698           117,698                --        117,698
Deposit                                          --            20,000            20,000                --         20,000
Short-term loan from shareholders                --                --                --                --             --
Non interest bearing demand notes                --                --                --
payable to stockholders                     228,444                --           228,444                --        228,444
                                        -----------       -----------       -----------       -----------    -----------

  Total Current Liabilities                 273,376           350,349           623,725                --        623,725
                                        -----------       -----------       -----------       -----------    -----------

STOCKHOLDERS' EQUITY
Preferred stock                                  --                --                --                --             --
Common stock                                257,938            10,828           268,766                --        268,766
Additional paid-in capital                6,273,090         2,061,009         8,334,099                --      8,334,099
Accumulated other comprehensive
  income                                         --           115,311           115,311                --        115,311
Retained earnings                        (6,745,355)       (1,485,362)       (8,230,717)               --     (8,230,717)
Unearned compensation                       (58,128)               --           (58,128)               --        (58,128)
                                        -----------       -----------       -----------       -----------    -----------

  Total Stockholders' Equity               (272,455)          701,786           429,331                --        429,331
                                        -----------       -----------       -----------       -----------    -----------

TOTAL LIABILITIES &
  STOCKHOLDERS EQUITY                           921         1,052,135         1,053,056                --      1,053,056
                                        -----------       -----------       -----------       -----------    -----------

                               NorStar Group, Inc.
              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 2002
                                   (UNAUDITED)

                                                  HISTORICAL
                                       -------------------------------
                                                            GAMING &
                                         NORSTAR         ENTERTAINMENT                       PRO FORMA               PRO FORMA
                                        GROUP, INC.        GROUP, INC.      COMBINED           ADJUSTMENTS             COMBINED
                                       ------------       ------------       ------------       ------------      ------------
Sales                                  $         --       $  1,820,265       $  1,820,265       $         --      $  1,820,265
Cost of Sales                                    --            982,646            982,646                 --           982,646
                                                 --            837,619            837,619                 --           837,619
Gross profit
COSTS AND EXPENSES
  Selling, general &
    administrative                          104,832          1,569,679          1,674,511                 --         1,674,511
  Depreciation & Amortization                    --             49,955             49,955                 --            49,955
  Research and development                    4,641                 --              4,641                 --             4,641
  Write-off of capitalized web
    site development costs                  238,391                 --            238,391                 --           238,391
                                       ------------       ------------       ------------       ------------      ------------

    Total Costs and Expenses                347,864          1,619,634          1,967,498                 --         1,967,498
                                       ------------       ------------       ------------       ------------      ------------

INCOME (LOSS) FROM
OPERATION                                  (347,864)          (782,015)        (1,129,879)                --        (1,129,879)
                                       ------------       ------------       ------------       ------------      ------------

OTHER INCOME (EXPENSES)
  Gain (loss) on foreign currency
    exchange                                     --             48,685             48,685                 --            48,685
  Interest income/dividends                      --             35,646             35,646                 --            35,646
  Loss on disposal of assets                     --                 --                 --                 --                --
  Miscellaneous income (expense)                 --              3,394              3,394                 --             3,394
                                       ------------       ------------       ------------       ------------      ------------

    Total Other (Expense)                        --             87,725             87,725                 --            87,725
                                       ------------       ------------       ------------       ------------      ------------

(Loss) before provision for
  income taxes                             (347,864)          (694,290)        (1,042,154)                --        (1,042,154)
Provision for Income taxes                       --             24,224             24,224                 --            24,224
                                       ------------       ------------       ------------       ------------      ------------

NET (LOSS)                                 (347,864)          (718,514)        (1,066,378)                --        (1,066,378)

Other comprehensive income (loss)
  Foreign currency translation                   --             77,072             77,072                 --            77,072
    adjustment
                                       ------------       ------------       ------------       ------------      ------------

TOTAL COMPREHENSIVE NET (LOSS)             (347,864)          (641,442)          (989,306)                --          (989,306)

LOSS PER SHARE                                (0.02)                                                                     (0.06)
                                       ------------                                                               ------------

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING                16,000,000
                                       ------------

                               NorStar Group, Inc.
                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                         SIX MONTHS ENDED JUNE 30, 2003
                                   (UNAUDITED)

                                     ASSETS

                                                HISTORICAL
                                        -----------------------------
                                                          GAMING &
                                        NORSTAR          ENTERTAINMENT                         PRO FORMA       PRO FORMA
                                        GROUP, INC.       GROUP, INC.         COMBINED        ADJUSTMENTS      COMBINED
                                        -----------       -----------       -----------       -----------     -----------
Cash                                    $        --       $   169,177       $   169,177       $        --     $   169,177
Short term investment                            --                --                --                --              --
Accounts receivable                              --           261,693           261,693                --         261,693
Note receivable                                  --           498,627           498,627                --         498,627
Capitalized web site                             --                --                --                                --
development
Employee advances                                --                --                --                --              --
                                        -----------       -----------       -----------       -----------     -----------

    Total Current Assets                         --           929,497           929,497                --         929,497
                                        -----------       -----------       -----------       -----------     -----------

PROPERTY & EQUIPMENT
  NET                                            --           129,243           129,243                --         129,243
                                        -----------       -----------       -----------       -----------     -----------

OTHER ASSETS
  Intellectual property                          --               657               657                --             657
                                        -----------       -----------       -----------       -----------     -----------

TOTAL ASSETS                                     --         1,059,397         1,059,397                --       1,059,397
                                        -----------       -----------       -----------       -----------     -----------

                       LIABILITIES & STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable                             28,938            48,669            77,607                --          77,607
Accrued expenses                                 --           125,305           125,305                --         125,305
Related party note payable                       --           133,657           133,657                --         133,657
Accrued income taxes                             --           117,698           117,698                --         117,698
Deposit                                          --                --                --                --              --
Short-term loan from                             --                --                --                --              --
shareholders
Non interest bearing demand                      --                --                --                                --
notes
  payable to stockholders                        --                --                --                --              --
                                        -----------       -----------       -----------       -----------     -----------

    Total Current Liabilities                28,938           425,329           454,267                --         454,267
                                        -----------       -----------       -----------       -----------     -----------

STOCKHOLDERS' EQUITY
  Preferred stock                                --                --                --                --              --
  Common stock                              347,938            11,140           359,078                --         359,078
  Additional paid-in capital              6,510,534         2,418,519         8,929,053                --       8,929,053
  Accumulated other comprehensive
    income                                       --            88,802            88,802                --          88,802
  Retained earnings                      (6,887,410)       (1,884,394)       (8,771,804)               --      (8,771,804)
                                        -----------       -----------       -----------       -----------     -----------

    Total Stockholders' Equity              (28,938)          634,067           605,129                --         605,129
                                        -----------       -----------       -----------       -----------     -----------

TOTAL LIABILITIES &
STOCKHOLDERS EQUITY                              --         1,059,397         1,059,397                --       1,059,397
                                        -----------       -----------       -----------       -----------     -----------

                               NorStar Group, Inc.
              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 2003
                                   (UNAUDITED)

                                                    HISTORICAL
                                         -------------------------------
                                                              GAMING &
                                          NORSTAR           ENTERTAINMENT                           PRO FORMA        PRO FORMA
                                          GROUP, INC.        GROUP, INC.         COMBINED          ADJUSTMENTS        COMBINED
                                         ------------       ------------       ------------       ------------      ------------
Sales                                    $         --       $  1,110,996       $  1,110,996       $         --      $  1,110,996
Cost of Sales                                      --            684,554            684,554                 --           684,554
                                                   --            426,442            426,442                 --           426,442
Gross profit
COSTS AND EXPENSES
  Selling, general &
    administrative                            162,796            771,831            934,627                 --           934,627
  Depreciation & Amortization                      --                 --                 --                 --                --
  Research and development                         --                 --                 --                 --                --
    site development costs                         --                 --                 --                 --                --
                                         ------------       ------------       ------------       ------------      ------------

      Total Costs and Expenses                162,796            771,831            934,627                 --           934,627
                                         ------------       ------------       ------------       ------------      ------------

  Gain on settlement of accounts               20,741                 --             20,741                 --            20,741
    payable

INCOME (LOSS) FROM
OPERATION                                    (142,055)          (345,389)          (487,444)                --          (487,444)
                                         ------------       ------------       ------------       ------------      ------------

OTHER INCOME (EXPENSES)
  Gain (loss) on foreign currency                  --
    exchange                                       --                 --                 --                 --                --
  Interest income/dividends                        --              4,018              4,018                 --             4,018
  Loss on disposal of assets                       --                 --                 --                 --                --
  Miscellaneous income (expense)                   --                 --                 --                 --                --

      Total Other (Expense)                        --              4,018              4,018                 --             4,018
                                         ------------       ------------       ------------       ------------      ------------

  (Loss) before provision for
    income taxes                             (142,055)          (341,371)          (483,426)                --          (483,426)
  Provision for Income taxes                       --                 --                 --                 --                --
                                         ------------       ------------       ------------       ------------      ------------

NET (LOSS)                                   (142,055)          (341,371)          (483,426)                --          (483,426)

  Other comprehensive income (loss)
    Foreign currency translation                   --                 --                 --                 --                --
      adjustment
                                         ------------       ------------       ------------       ------------      ------------

TOTAL COMPREHENSIVE NET (LOSS)               (142,055)          (341,371)          (483,426)                --          (483,426)
                                         ------------       ------------       ------------       ------------      ------------

LOSS PER SHARE                                  (0.01)                                                                     (0.03)
                                         ------------                                                               ------------

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING                  16,000,000
                                         ------------

                                   APPENDIX F

                       GAMING & ENTERTAINMENT GROUP, INC.

                       UNAUDITED FINANCIAL STATEMENTS FOR
                       THE SIX MONTHS ENDED JUNE 30, 2003

                      GAMING AND ENTERTAINMENT GROUP, INC.
                           CONSOLIDATED BALANCE SHEET
                      FOR THE 6 MONTHS ENDED JUNE 30 2003

                                     ASSETS

                                                                        2003
                                                                    -----------
CURRENT ASSETS
  Cash                                                              $   169,177
  Short term investment
  Accounts receivable                                                   261,693
  Note receivable                                                       498,627

     Total current assets                                               929,497
                                                                    -----------

PROPERTY PLANT AND EQUIPMENT, NET                                       129,243

OTHER ASSETS
  Intellectual property                                                     657
                                                                    -----------

      Total assets                                                  $ 1,059,397
                                                                    ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable                                                  $    48,669
  Accrued expenses                                                      125,305
  Related party note payable                                            133,657
  Accrued income taxes                                                  117,698
  Deposit
  Short-term loan from stockholders
                                                                    -----------

      Total liabilities                                                 425,329
                                                                    -----------

STOCKHOLDERS' EQUITY
  Common stock; authorized 50,000,000                                    11,140
  Additional paid in capital                                          2,418,519
  Accumulated other comprehensive income                                 88,802
  Retained deficit                                                   (1,884,394)
                                                                    -----------

                                                                    -----------
    Total stockholders' equity                                          634,067
                                                                    -----------

      Total liabilities and stockholders' equity                    $ 1,059,397
                                                                    ===========

                      GAMING AND ENTERTAINMENT GROUP, INC.
                 FORECAST CONSOLIDATED STATEMENTS OF OPERATIONS
                      FOR THE 6 MONTHS ENDED JUNE 30, 2003

                                                                   Consolidated
                                                                        2003
                                                                   ------------
REVENUES
                                                                   $
    Worldwide internet gaming development and license fees              444,268
    Other fees                                                          351,693
    Interest                                                              4,018
    Hardware                                                            315,035
                                                                   ------------
                                                                      1,115,014
                                                                   ------------

COSTS OF SALES
    Hardware expense                                                    255,879
                                                                   ------------

                                                                        255,879
                                                                   ------------
        Gross Profit                                                    859,136
                                                                   ------------

GENERAL AND ADMINISTRATIVE EXPENSES                                   1,258,167
                                                                   ------------

        OPERATING PROFIT                                               (341,371)
                                                                   ------------

GAMING & ENTERTAINMENT GROUP INC.
STATEMENT OF CASH FLOWS FOR THE SIX MONTHS ENDED 30 JUNE 2003

                                                                   Consolidated
                                                                       2003
                                                                   ------------
CASH FLOWS FROM OPERATING ACTIVITIES                               $

Cash received from customers
  Online fees                                                           201,637
  Other fees                                                            230,768
  Research & development tax concession                                 182,738
Payments to suppliers and employees
  Staff expenses                                                       (645,409)
  Marketing expenses                                                   (181,744)
  General Office expenses                                               (76,768)
  Professional Services                                                (171,707)
Interest received                                                         4,005
                                                                   ------------
Net cash (used) in operating activities                                (456,481)

CASH FLOWS FROM INVESTING ACTIVITIES

  Payments for investments                                                   --
  Payments for plant & equipment                                             --
  Proceeds on disposal of plant & equipment                                  --
                                                                   ------------
Net cash generated by/(used) in investing activities                          0

CASH FLOWS FROM FINANCING ACTIVITIES

  Proceeds from issuance of common stock                                424,647
                                                                   ------------
Net cash generated by financing activities                              424,647
                                                                   ------------
Net increase/(decrease) in cash held                                    (31,834)

Add cash at the beginning of the financial year                         181,157

Exchange rate adjustments                                                19,853
                                                                   ------------
Cash at the end of the financial year                                   169,177
                                                                   ============